Exhibit 10.1
CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS (I) NOT MATERIAL AND (II) OF THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

FIRST AMENDMENT TO CREDIT AGREEMENT
AND PLEDGE AND SECURITY AGREEMENT
This FIRST AMENDMENT TO CREDIT AGREEMENT AND PLEDGE AND SECURITY AGREEMENT, dated as of April 24, 2025 (this “Amendment”), is made by and among SYNCHRONOSS TECHNOLOGIES, INC., a Delaware corporation (the “Borrower”), the other Loan Parties party hereto, the First Amendment Lenders (as defined below), the other Lenders party hereto and BGC LENDER REP LLC, as Administrative Agent (in such capacity, the “Administrative Agent”).
PRELIMINARY STATEMENTS
A.    Reference is made to that certain Credit Agreement, dated as of June 28, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement” and as amended by this Amendment, the “Credit Agreement”), among the Borrower, the Lenders from time to time party thereto and the Administrative Agent.
B.    Reference is made to that certain Pledge and Security Agreement, dated as of June 28, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Security Agreement” and as amended by this Amendment, the “Security Agreement”), among the Loan Parties and the Administrative Agent.
C.    The Borrower has requested that the First Amendment Lenders (as defined below) provide commitments to fund the First Amendment Loans (as defined below) in the aggregate principal amount of $200,000,000 on the date hereof in the amounts set forth on Annex E attached hereto.
D.    The First Amendment Lenders are willing to provide commitments to fund the First Amendment Loans to the Borrower on the terms and conditions as more fully set forth herein.
E.    In accordance with Section 10.2 of the Existing Credit Agreement, the Borrower has requested and the Lenders have agreed to amend the Existing Credit Agreement on the terms and subject to the conditions as more fully set forth herein.
F.    Birch Grove LP has agreed to act as sole lead arranger and sole bookrunner in respect of this Amendment.
In consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

1.Definitions. Unless otherwise specifically defined herein, each capitalized term used herein has the meaning assigned to such term in the Existing Credit Agreement. The rules of construction and other interpretive provisions specified in Article 1 of the Existing Credit Agreement shall apply to this Amendment, including terms defined in the preamble and recitals hereto.
2.Amendment. Subject to the satisfaction of the conditions to effectiveness set forth in Section 4 below, the parties hereto agree as follows:
(a)Existing Credit Agreement. The Existing Credit Agreement is hereby amended, as set forth in Annex A attached hereto, to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~), to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text), and to move from its location the stricken text in green (indicated textually in the same manner as the following example: ~~moved from text~~) and to move into its new location the double-underlined text in green (indicated textually in the same manner as the following example: moved to text).
(b)Amendments to Existing Credit Agreement Schedules. All of the existing schedules to the Existing Credit Agreement are hereby deleted in their entirety and replaced with the corresponding schedules to the Credit Agreement set forth in Annex B attached to this Amendment.
(c)Amendments to Existing Credit Agreement Exhibits. All of the existing exhibits to the Existing Credit Agreement are hereby deleted in their entirety and replaced with the corresponding exhibits to the Credit Agreement set forth in Annex C attached to this Amendment.
(d)Amendments to Existing Security Agreement Schedules. All of the existing schedules to the Existing Security Agreement are hereby deleted in their entirety and replaced with the corresponding schedules to the Security Agreement set forth in Annex D attached to this Amendment.
3.First Amendment Loans.
(a)Subject to the satisfaction of the conditions set forth in Section 4 below, on the terms set forth herein and in the Credit Agreement, each Lender set forth as a “First Amendment Lender” in Annex E attached hereto (each such Lender, a “First Amendment Lender”) agrees, severally and not jointly, to make a Loan in an amount equal to the amount set forth opposite such First Amendment Lender’s name on Annex E attached hereto (each such Loan, a “First Amendment Loan”) on the First Amendment Effective Date (all such First Amendment Lenders’ commitments, in the aggregate, the “First Amendment Loan Commitments”).
(b)From and after the First Amendment Effective Date, (i) each First Amendment Lender shall be a “Lender” for all purposes under the Credit Agreement and the other Loan Documents and perform all the obligations of, and have all the rights of, a Lender thereunder, (ii) the First Amendment Loan Commitment of each First Amendment Lender shall be “Commitments” for all purposes under the Credit Agreement and the other Loan Documents, and (iii) the First Amendment Loan of each First Amendment Lender shall be a “Loan”, in the case of each of the foregoing clauses (i) through (iii), subject to terms and provisions set forth in the Credit Agreement (after giving effect to this Amendment). For the avoidance of doubt, it is hereby acknowledged and agreed that (x) each Lender with a First Amendment Loan Commitment that is a Lender as of immediately prior to the effectiveness of this Amendment (each such Lender, a “Prior Lender” and collectively, the “Prior Lenders”) shall be deemed to
2

fund its First Amendment Loans (up to the principal amount of the Loans held by such Prior Lender immediately prior to the First Amendment Effective Date (such Loans, its “Existing Loans”)) in accordance with the terms of this Amendment and the Credit Agreement pursuant to a cashless settlement of such Lender’s Existing Loans pursuant to Section 1.10 of the Credit Agreement (the “Cashless Roll”) and (y) the Prepayment Premium shall be payable with respect to the Existing Loans outstanding immediately prior to the Fourth Amendment Effective Date, whether prepaid in cash or subject to the Cashless Roll.
(c)Unless previously terminated, the commitments of the First Amendment Lenders pursuant to Section 3(a) shall terminate upon the making of the First Amendment Loans on the First Amendment Effective Date.
(d)Each First Amendment Lender: (i) confirms that a copy of the Credit Agreement and the other applicable Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and make a First Amendment Loan, have been made available to such First Amendment Lender; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or the other applicable Loan Documents, including this Amendment; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent, by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) acknowledges and agrees that, upon the First Amendment Effective Date, such First Amendment Lender shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.
(e)The Borrower agrees that the proceeds of the First Amendment Loans shall be used solely (i) on the First Amendment Effective Date to (x) prepay the Initial Loans (or, in the case of each Prior Lender, to cashlessly continue such Prior Lender’s Initial Loans as First Amendment Loans) and (y) pay transaction fees and expenses associated with the closing of the transactions contemplated by this Amendment and (ii) on or around May 12, 2025, to redeem and/or repurchase all outstanding Senior Notes in cash (and pay accrued interest and premium thereon) in accordance with the Senior Notes Indenture. To the extent any proceeds of the Loans remain after the payments described in clauses (i) and (ii) above, the Borrower may use any excess proceeds after the First Amendment Effective Date for working capital and other general corporate purposes.
4.Conditions of Effectiveness. This Amendment, the agreements set forth in Section 3 and each First Amendment Lender’s obligation to provide the First Amendment Loans pursuant to this Amendment shall become effective as of the first date on which all of the following conditions precedent are satisfied (or waived by the First Amendment Lenders and the Lenders in accordance with Section 10.2 of the Credit Agreement):
(a)receipt by each party hereto of a copy of this Amendment executed by the Borrower, each other Loan Party party hereto, each First Amendment Lender, each Prior Lender and the Administrative Agent;
(b)receipt by the Administrative Agent (or its counsel) of the following, each in form and substance reasonably satisfactory to the Administrative Agent and the Lenders:
(i)a First Amendment Fee Letter, duly executed by the Borrower and the Administrative Agent;
3

(ii)a Perfection Certificate, dated as of the date hereof, duly executed by each Loan Party in favor of the Administrative Agent and the Lenders;
(iii)results of customary lien and judgment searches with respect to each Loan Party;
(iv)a completed Committed Loan Notice, duly executed by a Responsible Officer of the Borrower with respect to the Credit Extension to be made on the First Amendment Effective Date;
(v)a certificate of a Responsible Officer of each Domestic Loan Party attaching (a) its articles or certificate of incorporation, certificate of formation, articles of organization or certificate of partnership, as applicable, or equivalent thereof as in effect on the date hereof (including any amendments thereto), certified (as of a date reasonably near the First Amendment Effective Date) as being a true and correct copy thereof by the secretary of state or other applicable Governmental Authority of the jurisdiction in which such Domestic Loan Party is organized, (b) its bylaws, limited liability company agreement, declaration of sole member or partnership agreement, as applicable, or equivalent thereof as in effect on the date hereof (including any amendments thereto), (c) the resolutions of its board of directors, board of managers, sole member or comparable body, as applicable, authorizing the execution, delivery and performance of the Loan Documents to which it is a party or any other document delivered in connection herewith on the First Amendment Effective Date and certifying that such resolutions have not been modified, rescinded or amended and are in full force and effect, (d) certifying the name, title and true signature of each officer of such Domestic Loan Party with authority to execute this Amendment and any other Loan Documents and (e) certificates of good standing, existence, or similar, as applicable, certified as of a recent date by the secretary of state or equivalent of the jurisdiction of such Domestic Loan Party’s jurisdiction of organization;
(vi)a corporate certificate of a director of each Loan Party that is an Irish Subsidiary in form, scope and substance customary for transactions of this type and reasonably satisfactory to the Administrative Agent;
(vii)written opinions of (i) Kirkland & Ellis LLP, as counsel to the Loan Parties, (ii) Matheson LLP, Irish counsel to the Administrative Agent, and (iii) Walkers (Ireland) LLP, Irish counsel to the Loan Parties, in each case, addressed to the Administrative Agent, the First Amendment Lenders and the other Lenders and in form, scope and substance customary for transactions of this type and reasonably satisfactory to the Administrative Agent;
(viii)a certificate, dated as of the date hereof, and signed by a Responsible Officer of the Borrower, certifying that (A) no Default or Event of Default has occurred immediately before or will occur
4

immediately after giving effect to the Amendment and the transactions contemplated thereby, (B) each of the representations and warranties of the Loan Parties set forth in the Credit Agreement and the other Loan Documents is true and correct in all material respects, in each case on and as of such date as if made on and as of such date; provided that to the extent that such representations and warranties specifically refer to an earlier date, they were true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language is true and correct (after giving effect to any qualification therein) in all respects on such respective dates and (C) since December 31, 2024, there has not occurred a Material Adverse Effect or any event or circumstance that would reasonably be expected to result in a Material Adverse Effect;
(ix)a Solvency Certificate attesting to the Solvency of the Borrower and its Subsidiaries (taken as a whole) on the First Amendment Effective Date immediately before and after giving effect to the transactions contemplated hereby, from the chief financial officer or an authorized person performing similar functions of the Borrower;
(x)an Irish law governed deed of confirmation executed by Synchronoss Technologies Holdings Limited and Synchronoss Software Ireland Limited in form and substance reasonably satisfactory to the Administrative Agent;
(xi)a certificate, dated the First Amendment Effective Date and signed by a Financial Officer of the Borrower, certifying that on a Pro Forma Basis, immediately after giving effect to this Amendment and the transactions contemplated hereby occurring on the First Amendment Effective Date the Loan Parties shall have Liquidity in excess of $5,000,000; and
(xii)evidence that the Borrower shall have delivered to the trustee under the Senior Notes Indenture an irrevocable notice of redemption providing for the redemption in full by the Borrower of all outstanding Senior Notes in accordance with the Senior Notes Indenture; provided that, for the avoidance of doubt, such notice of redemption may be conditioned on the funding of the First Amendment Loans.
(c)The Lenders shall have received, no later than three (3) Business Days prior to the First Amendment Effective Date, (i) all documentation and other information requested by them and required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to the Borrower.
(d)the Loan Parties shall have paid (i) all reasonable and documented out-of-pocket costs and expenses of the Lenders and the Administrative Agent to the extent required to be paid under Section 10.3 of the Credit Agreement and unpaid on the date hereof, (ii) to the Administrative Agent all accrued and unpaid interest on the Initial Loans to, but excluding, the
5

First Amendment Effective Date and (iii) to the Administrative Agent (for the ratable benefit of the Lenders as of immediately prior to the First Amendment Effective Date) the Prepayment Premium (as defined in the Existing Credit Agreement) in respect of the Initial Loans.
5.Representations and Warranties. In order to induce Lenders to enter into this Amendment, the Borrower hereby represents and warrants as follows:
(a)The execution, delivery and performance by each Loan Party of this Amendment and the Credit Agreement, and the consummation of the transactions contemplated thereby, are within such Loan Party’s corporate, limited liability company or other analogous powers and have been duly authorized by all necessary corporate, limited liability company or other analogous action.
(b)This Amendment has been duly executed and delivered by each Loan Party that is party hereto and constitutes a legal, valid and binding obligation of each such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(c)After giving effect to this Amendment, each of the representations and warranties of the Loan Parties set forth in the Loan Documents is true and correct in all material respects, in each case on and as of such date as if made on and as of such date; provided that to the extent that such representations and warranties specifically refer to an earlier date, they were true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language is true and correct (after giving effect to any qualification therein) in all respects on such respective dates.
(d)No Default or Event of Default has occurred or would exist immediately after giving effect to this Amendment.
6.Miscellaneous.
(a)Continued Effectiveness. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Existing Credit Agreement. Except as expressly amended, the Credit Agreement, the other Loan Documents and all other documents, instruments and agreements executed and/or delivered in connection therewith, and all obligations thereunder and all guarantees, security interests and other credit support provided, shall remain in full force and effect, and are hereby ratified, reaffirmed and confirmed. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender, nor constitute a waiver of any provision of the Credit Agreement, any Loan Document or any other documents, instruments or agreements executed and/or delivered under or in connection therewith. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Existing Credit Agreement as amended hereby, and each reference in the other Loan Documents to the “Credit Agreement,” “thereunder,” “thereof,” “therein” or words of like import shall mean and be a reference to the Existing Credit Agreement as amended hereby. This Amendment constitutes a Loan Document.
(b)Reaffirmation. Each Loan Party hereby expressly acknowledges the terms of this Amendment and reaffirms, as of the date hereof, (a) the terms, conditions, obligations covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such terms, conditions, obligations covenants and agreements as in effect immediately
6

after giving effect to this Amendment and the transactions contemplated hereby and (b) its guarantee of the Secured Obligations, as applicable, and its grant of Liens, as applicable, on the Collateral to secure the Secured Obligations pursuant to the Collateral Documents, with all such Liens continuing in full force and effect after giving effect to this Amendment.
7.Tax Matters. The parties hereto agree that, for U.S. federal income tax purposes, (a) this Amendment will result in a significant modification of the Existing Loans and (b) all First Amendment Loans (whether issued for cash or in exchange for Existing Loans) will be treated as one fungible tranche.
8.Expenses. The Borrower agrees to reimburse the Lenders and the Administrative Agent for their reasonable and documented out-of-pocket costs and expenses incurred in connection with this Amendment, in accordance with the provisions of Section 10.3 of the Credit Agreement (and without duplication of such provision or any provision of this Amendment).
9.Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial. The entirety of Sections 10.9 and 10.10 of the Credit Agreement are hereby incorporated by reference herein, in each case, mutatis mutandis.
10.Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
11.Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Amendment, the other Loan Documents and any separate letter agreements relating to any fees payable to the Administrative Agent and its Affiliates constitute the entire agreement among the parties hereto and thereto and their affiliates regarding the subject matters hereof and thereof and supersede all prior agreements and understandings, oral or written, regarding such subject matters. Any signature to this Amendment may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law.
12.Administrative Agent Authorization. By its execution hereof, each of the undersigned Lenders hereby authorizes and directs the Administrative Agent to execute and deliver this Amendment on the date hereof.
[Signature Pages Follow]
7

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.
BORROWER:

SYNCHRONOSS TECHNOLOGIES, INC.,
a Delaware corporation
By: /s/ Lou Ferraro
Name: Lou Ferraro
Title: Chief Financial Officer

[First Amendment to Credit Agreement]

OTHER LOAN PARTIES:

COMPASS HOLDINGS LLC,
a Delaware limited liability company
CRITICAL PATH, LLC,
a Delaware limited liability company
FAXNET SERVICES CORP.,
a Delaware corporation
RAZORSIGHT CORPORATION,
a Delaware corporation
STRUMSOFT, INC.,
a California corporation
By: /s/ Lou Ferraro
Name: Lou Ferraro
Title: Chief Financial Officer

[First Amendment to Credit Agreement]

SYNCHRONOSS TECHNOLOGIES HOLDINGS LIMITED
By: /s/ Christina Gabrys
Name: Christina Gabrys
Title: Director
SYNCHRONOSS SOFTWARE IRELAND LIMITED
By: /s/ Christina Gabrys
Name: Christina Gabrys
Title: Director

[First Amendment to Credit Agreement]

LENDERS:

Birch Grove Investments, LLC, as a First Amendment Lender and a Lender
By: /s/ Rodd D. Evonsky
Name: Rodd D. Evonsky
Title: Authorized Signatory
Birch Grove Credit Strategies Master Fund LP, as a First Amendment Lender and a Lender
By: /s/ Rodd D. Evonsky
Name: Rodd D. Evonsky
Title: Authorized Signatory

[First Amendment to Credit Agreement]

Delticus Credit Fund LLC, as a First Amendment Lender and a Lender
By: Third Point LLC, its managing member
By: /s/ Josh Targoff
Name: Josh Targoff
Title: President

[First Amendment to Credit Agreement]

Holbrook Income Fund, as a First Amendment Lender and a Lender
By: /s/ Scott Carmack
Name: Scott Carmack
Title: Founder, CEO & Portfolio Manager

[First Amendment to Credit Agreement]

CSL Credit, LLC, as a First Amendment Lender and a Lender
By: /s/ Morris Beyda
Name: Morris Beyda
Title: COO
Colbeck Strategic Lending III Master Fund I, LP, as a First Amendment Lender and a Lender
By: /s/ Patrick Cronin
Name: Patrick Cronin
Title: Chief Financial Officer

[First Amendment to Credit Agreement]

SWISS CAPITAL PRIVATE DEBT MANAGER GP LTD, AS GENERAL PARTNER OF SC CO-INVESTMENTS PRIVATE DEBT FUND L.P., as a First Amendment Lender and a Lender
By: /s/ Ariel Goldblatt
Name: Ariel Goldblatt
Title: Authorized Signatory

[First Amendment to Credit Agreement]

StepStone SPV Facility III LLC, as a First Amendment Lender and a Lender
By: /s/ Ariel Goldblatt
Name: Ariel Goldblatt
Title: Authorized Signatory

[First Amendment to Credit Agreement]

CRDEX LLC, as a First Amendment Lender and a Lender
By: /s/ Ariel Goldblatt
Name: Ariel Goldblatt
Title: Authorized Signatory

[First Amendment to Credit Agreement]

For and on behalf of EAF COMPLAN II – Private Debt, represented by Asset Manager Stepstone Group Europe Alternative Investments Limited, as a First Amendment Lender and a Lender
By: /s/ Ariel Goldblatt
Name: Ariel Goldblatt
Title: Authorized Signatory

[First Amendment to Credit Agreement]

STEPSTONE CC OPPORTUNITIES FUND, LLC – SERIES A, as a First Amendment Lender and a Lender
By: StepStone Group LP, its manager
By: StepStone Group Holdings LLC, its general partner
By: /s/ Ariel Goldblatt
Name: Ariel Goldblatt
Title: Authorized Signatory

[First Amendment to Credit Agreement]

ADMINISTRATIVE AGENT:

BGC LENDER REP LLC
By: /s/ Rodd D. Evonsky
Name: Rodd D. Evonsky
Title: Authorized Signatory
[First Amendment to Credit Agreement]

ANNEX A
Amended Credit Agreement
[see attached]
Annex A

Execution Version

CREDIT AGREEMENT
dated as of June 28, 2024
as amended by that certain First Amendment to Credit Agreement and Pledge and Security Agreement, dated as of April 24, 2025 among
SYNCHRONOSS TECHNOLOGIES, INC.,
as the Borrower,
THE LENDERS PARTY HERETO,
and
BGC LENDER REP LLC,
as Administrative Agent
~~AS~~ BIRCH GROVE LP,
as Sole Lead Arranger and Sole Bookrunner

~~TABLE OF CONTENTS~~TABLE OF CONTENTS
Page
ARTICLE 1

DEFINITIONS AND RULES OF CONSTRUCTION    1
Section 1.1    Definitions    1
Section 1.2    Rates    4~~5~~8
Section 1.3    Terms Generally    4~~5~~9
Section 1.4    Accounting Terms; GAAP.    4~~5~~9
Section 1.5    Rounding    ~~46~~50
Section 1.6    References to Time and Date    ~~46~~50
Section 1.7    Resolution of Drafting Ambiguities    ~~46~~50
Section 1.8    Status of Loan Document Obligations    ~~46~~50
Section 1.9    LLC Divisions    ~~47~~51
Section 1.10    Cashless Settlement    ~~47~~51
ARTICLE 2

THE CREDITS    ~~47~~51
Section 2.1    Commitments    ~~47~~51
Section 2.2    Borrowings, Conversions and Continuations of Loans.    ~~47~~51
Section 2.3    [Reserved]~~.    49~~53
Section 2.4    [Reserved].    ~~49~~53
Section 2.5    Termination and Reduction of Commitments    ~~49~~53
Section 2.6    Repayment of Loans; Evidence of Debt.    ~~49~~53
Section 2.7    Prepayments.    5~~0~~4
Section 2.8    Payments Generally; Administrative Agent’s Clawback.    5~~3~~7
~~Section 2.9    [Reserved].    55~~
~~Section 2.10    [Reserved].    55~~
~~Section 2.11    [Reserved].    55~~
ARTICLE 3

INTEREST, FEES, YIELD PROTECTION, ETC.    ~~55~~60
Section 3.1    Interest.    ~~55~~60
Section 3.2    Fees.    ~~5~~61
Section 3.3    Alternate Rate of Interest.    ~~58~~63
Section 3.4    Increased Costs; Illegality.    6~~0~~5
Section 3.5    Break Funding Payments    6~~2~~7
Section 3.6    Taxes.    6~~2~~7
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Section 3.7    Mitigation Obligations; Replacement of Lenders.    ~~65~~70
ARTICLE 4

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS    ~~66~~71
Section 4.1    Conditions to Initial Credit Extensions    ~~66~~71
Section 4.2    Conditions to First Amendment Credit Extensions    74
ARTICLE 5

REPRESENTATIONS AND WARRANTIES    ~~69~~75
Section 5.1    Existence, Qualification and Power; Compliance with Laws    ~~69~~75
Section 5.2    Authorization; No Contravention    ~~69~~75
Section 5.3    Governmental Authorization; Other Consents    7~~0~~5
Section 5.4    Binding Effect    7~~0~~5
Section 5.5    Financial Statements; No Material Adverse Effect.    7~~0~~6
Section 5.6    Litigation    7~~0~~6
Section 5.7    Environmental Matters.    7~~1~~6
Section 5.8    Ownership of Properties; Liens    7~~2~~8
Section 5.9    Casualty, Etc    7~~2~~8
Section 5.10    Investment Company Status, Etc    7~~2~~8
Section 5.11    Taxes    7~~3~~8
Section 5.12    ERISA.    7~~3~~8
Section 5.13    Subsidiaries; Equity Interests    7~~4~~9
Section 5.14    Insurance    ~~74~~80
Section 5.15    Federal Reserve Regulations, Etc    ~~74~~80
Section 5.16    Collateral Documents.    ~~74~~80
Section 5.17    Solvency    ~~75~~81
Section 5.18    Anti-Corruption Laws; Sanctions; Anti-Terrorism Laws.    ~~75~~81
Section 5.19    Accuracy of Information, Etc.    ~~76~~81
Section 5.20    Labor Matters    ~~76~~82
Section 5.21    Absence of Certain Restrictions    ~~76~~82
Section 5.22    No Default    ~~76~~82
Section 5.23    Common Enterprise    ~~77~~82
Section 5.24    [Reserved].    ~~77~~82
Section 5.25    EEA Financial Institutions    ~~77~~82
Section 5.26    [***] Contracts    ~~77~~82
ARTICLE 6

AFFIRMATIVE COVENANTS    ~~77~~83
Section 6.1    Financial Statements and Other Information    ~~77~~83
Section 6.2    Notices of Material Events    ~~79~~85
Section 6.3    Existence; Conduct of Business    8~~1~~7

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Page
Section 6.4    Payment and Performance of Obligations    8~~1~~7
Section 6.5    Maintenance of Properties    8~~1~~7
Section 6.6    Books and Records; Inspection Rights    8~~1~~7
Section 6.7    Compliance with Laws    8~~2~~7
Section 6.8    Use of Proceeds.    8~~2~~7
Section 6.9    Information Concerning Collateral    8~~2~~8
Section 6.10    Insurance.    8~~3~~8
Section 6.11    [***] Contracts    ~~84~~90
Section 6.12    Covenant to Guarantee and Provide Security.    ~~84~~90
Section 6.13    Environmental Matters    ~~86~~92
Section 6.14    Post-Closing Covenant    ~~87~~93
ARTICLE 7

NEGATIVE COVENANTS    ~~87~~93
Section 7.1    Indebtedness; Equity Interests.    ~~87~~93
Section 7.2    Liens    ~~8~~96
Section 7.3    Fundamental Changes; Business; Fiscal Year.    9~~0~~7
Section 7.4    Investments, Loans, Advances, Guarantees and Acquisitions    9~~1~~8
Section 7.5    Dispositions    9~~3~~9
Section 7.6    Sale and Lease Back Transactions    ~~94~~101
Section 7.7    ~~[Reserved]~~Payment for Consents    ~~94~~101
Section 7.8    Restricted Payments    ~~94~~101
Section 7.9    Transactions with Affiliates    ~~95~~102
Section 7.10    Restrictive Agreements    ~~95~~103
Section 7.11    Amendment of Material Documents    ~~96~~103
Section 7.12    Financial Covenants.    ~~96~~103
Section 7.13    Payments on Restricted Junior Debt    ~~96~~104
Section 7.14    Government Regulation~~.    97~~105
Section 7.15    Hazardous Materials    ~~97~~105
Section 7.16    Material Intellectual Property    ~~97~~105
ARTICLE 8

EVENTS OF DEFAULT    ~~97~~105
Section 8.1    Events of Default    ~~97~~105
Section 8.2    Remedies Upon Event of Default    ~~99~~107
Section 8.3    Application of Funds    10~~0~~8
Section 8.4    Equity Cure    10~~0~~9
ARTICLE 9

THE ADMINISTRATIVE AGENT    110~~2~~
Section 9.1    Appointment and Authority    110~~2~~

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Page
Section 9.2    Rights as a Lender    110~~2~~
Section 9.3    Exculpatory Provisions.    110~~2~~
Section 9.4    Reliance by Administrative Agent    1~~03~~11
Section 9.5    Delegation of Duties    1~~03~~11
Section 9.6    Resignation of Administrative Agent.    1~~04~~12
Section 9.7    Non-Reliance on Administrative Agent and Other Lenders    1~~04~~12
Section 9.8    No Other Duties, Etc    1~~05~~13
Section 9.9    Administrative Agent May File Proofs of Claim    1~~05~~13
Section 9.10    Collateral and Guarantee Matters; Exercise of Remedies.    1~~06~~14
Section 9.11    Erroneous Payments.    1~~07~~15
ARTICLE 10

MISCELLANEOUS    1~~09~~18
Section 10.1    Notices.    1~~09~~18
Section 10.2    Waivers; Amendments.    11~~1~~9
Section 10.3    Expenses; Indemnity; Damage Waiver.    1~~13~~22
Section 10.4    Successors and Assigns.    1~~14~~23
Section 10.5    Survival    1~~17~~26
Section 10.6    Counterparts; Integration; Effectiveness; Electronic Execution.    1~~18~~27
Section 10.7    Severability    1~~18~~27
Section 10.8    Right of Setoff    1~~18~~27
Section 10.9    Governing Law; Jurisdiction; Consent to Service of Process.    1~~19~~28
Section 10.10    WAIVER OF JURY TRIAL    1~~19~~28
Section 10.11    Payments Set Aside    1~~1~~29
Section 10.12    Headings    12~~0~~9
Section 10.13    Interest Rate Limitation    12~~0~~9
Section 10.14    Treatment of Certain Information; Confidentiality.    12~~0~~9
Section 10.15    USA PATRIOT Act Notice    1~~21~~30
Section 10.16    No Advisory or Fiduciary Duty    1~~2~~31
Section 10.17    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    1~~22~~31
~~Section 10.18    [Reserved].    123~~

SCHEDULES:

Schedule 2.1	Commitments
Schedule 4.1(f)	Collateral Documents and Related Requirements
Schedule 5.13	Subsidiaries; Equity Interests
Schedule 5.14	Insurance
Schedule 5.16(a)	UCC Filing Offices
Schedule 5.26	[***] Contracts
Schedule 6.14	Post-Closing Obligations

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Schedule 7.1	Existing Indebtedness
Schedule 7.2	Existing Liens
Schedule 7.4	Existing Investments
Schedule 7.10	Existing Restrictions
Schedule 10.1	Notice Information

EXHIBITS:

Exhibit A	Form of Assignment and Assumption
Exhibit B-1	Form of Committed Loan Notice
Exhibit C	Form of Note
Exhibit D	Form of Compliance Certificate
Exhibit E	Form of Closing Certificate
Exhibit F	Form of Subsidiary Joinder Agreement
Exhibit G-1	Form of U.S. Tax Compliance Certificate For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes
Exhibit G-2	Form of U.S. Tax Compliance Certificate For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes
Exhibit G-3	Form of U.S. Tax Compliance Certificate For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes
Exhibit G-4	Form of U.S. Tax Compliance Certificate For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes
Exhibit H	Form of Solvency Certificate
Exhibit I	[Reserved]
Exhibit J	Form of Liquidity Certificate

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CREDIT AGREEMENT
CREDIT AGREEMENT, dated as of June 28, 2024, among SYNCHRONOSS TECHNOLOGIES, INC., a Delaware corporation (the “Borrower”), the LENDERS party hereto and BGC LENDER REP LLC, as Administrative Agent.
RECITALS
A.    ~~A.~~    The Borrower has requested that the Lenders make loans to the Borrower as more fully set forth herein.
B.    ~~B.~~    The Lenders have indicated their willingness to lend on the terms and subject to the conditions set forth herein.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE 1

DEFINITIONS AND RULES OF CONSTRUCTION
Section 1.1    Definitions
. As used in this Credit Agreement, the following terms have the meanings specified below:
“ABR Borrowing” means, as to any Borrowing, the ABR Loans comprising such Borrowing.
“ABR Loan” means a Loan bearing interest based on the Alternate Base Rate.
“ABR Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR.”
“Acquisition” means any transaction or series of related transactions resulting, directly or indirectly, in: (a) the acquisition by any Person (i) of all or substantially all of the assets of another Person, (ii) of all or substantially all of any business line, unit or division of another Person, (iii) of in excess of 50% of the Equity Interests of any other Person, or (iv) otherwise causing any other Person to become a subsidiary of such Person, or (b) a merger, amalgamation consolidation, or any other combination of any Person with another Person (other than a Person that is a Loan Party or a Subsidiary of a Loan Party) in which a Loan Party or any of its Subsidiaries is the surviving Person.
~~“Adjusted Term SOFR” means, for purposes of any calculation and subject to the provisions of Section 3.3(b)(i), the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.~~
“Adjustment Date” means the fifth Business Day following the date of delivery of a Compliance Certificate pursuant to Section 6.1(c).
“Administrative Agent” means BGC Lender Rep LLC, in its capacity as administrative agent for the Lenders or any successor thereto.

“Administrative Agent’s Payment Office” means the Administrative Agent’s address and, as appropriate, account as set forth in Section 10.1, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by or otherwise acceptable to the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided that none of the Administrative Agent or the Lenders shall be deemed to be Affiliates of the Loan Parties.
“Agent Parties” has the meaning assigned to such term in Section 10.1(d)(iii).
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 0.50% per annum, (c) ~~Adjusted~~ Term SOFR in effect on such day for a one-month Interest Period plus 1.00% per annum and (d) 3.5% per annum. If the Alternate Base Rate is being used as an alternative rate of interest pursuant to Section 3.3(b), then the Alternate Base Rate shall be the greater of clause (a), (b) and (d) above and shall be determined without reference to clause (c) above. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or ~~Adjusted~~ Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or ~~Adjusted~~ Term SOFR, respectively.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Loan Parties or their respective Subsidiaries from time to time concerning or relating to bribery or corruption.
“Anti-Terrorism Laws” has the meaning assigned to such term in Section 5.18(c).
“Applicable Lending Office” means for any Lender, such Lender’s office, branch or affiliate designated for SOFR Loans or ABR Loans, as applicable, as notified to the Administrative Agent, any of which offices may be changed by such Lender.
“Applicable Margin” means, with respect to the Loans, (a) for any date prior to the First Amendment Effective Date, a percentage per annum equal to (i) for SOFR Loans, 5.50% and (ii) for ABR Loans, 4.50%~~.~~ and (b) from and after the First Amendment Effective Date, a percentage per annum set forth in the pricing grid below, as determined by reference to the Consolidated Secured Leverage Ratio as set forth in the most recent Compliance Certificate delivered or required to be delivered to the Administrative Agent pursuant to Section 6.1(c):

Consolidated Secured Leverage Ratio	SOFR Loans	ABR Loans
Category 1 Less than or equal to 4.35 to 1.00	6.50%	5.50%
Category 2 Greater than 4.35 to 1.00	7.00%	6.00%

provided that until the first Adjustment Date following the First Amendment Effective Date, the “Applicable Margin” for the Loans shall be the applicable rate per annum set forth above in Category 2; provided, further, that any increase or decrease in the Applicable Margin with respect to the Loans resulting from a change in the Consolidated Secured Leverage Ratio shall become effective as of each Adjustment Date based upon the Consolidated Secured Leverage Ratio set forth in the applicable Compliance Certificate; provided, further, that if financial statements and a Compliance Certificate are not delivered when required pursuant to Section 6.1(a) or (b), as applicable, and Section 6.1(c) then the “Applicable Margin” for the Loans shall be the rate per annum set forth above in Category 2 until the first Business Day following the delivery of such financial statements.
In the event that any financial statements and/or the corresponding Compliance Certificate delivered pursuant to Section 6.1(a) or (b), as applicable, and Section 6.1(c) is inaccurate, and such inaccuracy, if corrected, would have led to the imposition of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for the Applicable Period, then (i) the Borrower shall, as soon as practicable after receiving knowledge of such inaccuracy, deliver to the Administrative Agent a corrected financial statement and a corrected Compliance Certificate for the Applicable Period (the date of such delivery, the “Corrected Financials Date”), (ii) the Applicable Margin shall be determined based on the corrected Compliance Certificate for the Applicable Period, and (iii) within five (5) Business Days of the Corrected Financials Date, the Borrower shall pay to the Administrative Agent (for the account of the Lenders that hold the Loans at the time such payment is received, regardless of whether those Lenders held the Loans during the Applicable Period) the accrued additional interest owing as a result of such increased Applicable Margin for the Applicable Period; provided that (x) any non-payment of such accrued additional interest shall not constitute a Default or Event of Default (whether retroactively or otherwise) and (y) no such amounts shall be deemed overdue or accrue interest at the Default Rate, in each case, until the expiration of such five (5) Business Day period.
“Applicable Percentage” means, with respect to any Lender, (a) on or prior to the Closing Date or First Amendment Effective Date (with respect to the First Amendment Loan Commitments), the percentage of the total Commitments of all Lenders represented by such Lender’s Commitments at such time and (b) thereafter, the percentage of the total Outstanding Amount of Loans of all Lenders represented by the aggregate Outstanding Amount of Loans of such Lender at such time.
“Applicable Period” has the meaning assigned to such term in the definition of “Applicable Margin.”

“Applicable Requirements” means, in respect of any Indebtedness, that such Indebtedness satisfies the following requirements:
(a)    such Indebtedness shall not mature earlier than the date that is 91 days after the Maturity Date as of the date such Indebtedness is incurred;
(b)    such Indebtedness shall have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of the Loans outstanding as of the date such Indebtedness is incurred;
(c)    subject to clause (b) above, the amortization schedule (if any) applicable to such Indebtedness shall be determined by the Borrower and the applicable lenders or other debtholders providing such Indebtedness;
(d)    such Indebtedness may rank pari passu or junior in right of payment with the Obligations (and, if ranking junior in right of payment with such Obligations, shall be subject to customary subordination documentation reasonably satisfactory to the Administrative Agent);
(e)    such Indebtedness shall not be guaranteed by any Person other than any Loan Party and shall not have any obligors other than any Loan Party; provided that such Indebtedness may be guaranteed by a Person that is not a Loan Party so long as such Person contemporaneously becomes a Loan Party; and
(e)    the other terms and conditions of such Indebtedness shall be as agreed between the Borrower and the lenders providing such Indebtedness; provided that such Indebtedness shall not have terms (excluding pricing, fees, interest, interest rate floors and optional prepayment or redemption terms) that are materially more restrictive to the Borrower (as determined by the Borrower in good faith), when taken as a whole, than those applicable to the Loans outstanding at the time of the incurrence or issuance of such Indebtedness (except to the extent (i) such terms are conformed (or added) in the Loan Documents for the benefit of the Lenders holding such existing Loans pursuant to an amendment hereto (and the parties hereto hereby agree that such amendment may be effected by the Borrower and the Administrative Agent without the need for consultation or consent from any other party), (ii) applicable solely to periods after the latest final Maturity Date of the Loans outstanding at the time of such incurrence or (iii) reasonably acceptable to the Administrative Agent);
provided that a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Indebtedness (or such shorter time as agreed by the Administrative Agent in its reasonable sole discretion), together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirements of this definition, shall be conclusive evidence that such terms and conditions satisfy the requirements of this definition unless the Administrative Agent notifies the Borrower within such five (5) Business Day period that the Administrative Agent disagrees with such determination (including a reasonable description of the basis upon which it disagrees).
“Approved Foreign Bank” has the meaning assigned to such term in the definition of “Cash Equivalents.”

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Approved Line of Business” means, collectively, (a) those lines of business in which the Borrower and its Subsidiaries operate on the Closing Date (after giving effect to the Transactions occurring on the Closing Date) and (b) any business or activity that is the same, similar or otherwise reasonably related, ancillary, synergistic, complementary or incidental thereto.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.4) and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form approved by the Administrative Agent.
“Attorney Costs” means~~, when referring to the Attorney Costs of (a) the Administrative Agent,~~  all reasonable and documented fees and reasonable and documented out-of-pocket expenses, charges, disbursements and other charges of one law firm to the Administrative Agent and the other Credit Parties taken as a whole (and one local counsel in each relevant jurisdiction and one special or regulatory counsel for each relevant subject matter to the extent reasonably necessary) and ~~(b) the Credit Parties other than the Administrative Agent, all reasonable and documented fees and reasonable and documented out of pocket expenses, charges, disbursements and other charges of one law firm for such Credit Parties and, solely in the case~~in the event of an actual or potential conflict of interest, one additional counsel for such Credit Parties affected by such conflict of interest.
“Attributable Indebtedness” means, at any date, (a) in respect of any Financing Lease of any Person, the Financing Lease Obligations with respect thereto, (b) in respect of any Synthetic Lease Obligation of any Person, the capitalized or principal amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement were accounted for as a Financing Lease, and (c) all Synthetic Debt of such Person.
“Audited Financial Statements” means the Borrower’s annual report on Form 10-K containing the audited consolidated balance sheet of the Borrower and its Subsidiaries as of the last day of each of the three most recent Fiscal Years ended at least 90 days prior to the Closing Date and the related audited consolidated statements of income, comprehensive income, cash flows and shareholders’ equity of the Borrower and its Subsidiaries for each of the three most recent Fiscal Years ended at least 90 days prior to the Closing Date.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Credit Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.3(b)(iv).
“Average Liquidity” means, for any Four Week Reporting Period, the amount equal to (x) the sum of Weekly Liquidity for each Calendar Week during such Four Week Reporting Period divided by four (4).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Code” means Title 11 of the United State Code or any similar federal or state law for the relief of debtors.
“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.3(b)(i).
“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:
(a)    ~~(a)~~     the sum of (i) Daily Simple SOFR and (ii) 0.10% (ten (10) basis points); or
(b)    ~~(b)~~     the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.
If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Credit Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(a)    ~~(a)~~    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof); or
(b)    ~~(b)~~    in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, if such Benchmark is a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) above with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)    ~~(a)~~    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);
(b)    ~~(b)~~    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or
(c)    ~~(c)~~    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all

Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, if such Benchmark is a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.3(b) and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.3(b).
“Beneficial Ownership Certification” means, with respect to the Borrower, a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association or such other form reasonably satisfactory to the Administrative Agent.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Board” means the Board of Governors of the Federal Reserve System of the United States.
“Borrower” has the meaning assigned to such term in the Preamble.
“Borrowing” means Loans of the same Type and currency made, converted or continued on the same date and, in the case of SOFR Loans, as to which a single Interest Period is in effect.
“Borrowing Minimum” means (a) in the case of a SOFR Borrowing, $500,000 and (b) in the case of an ABR Borrowing, $100,000.
“Borrowing Multiple” means (a) in the case of a SOFR Borrowing $100,000 and (b) in the case of an ABR Borrowing, $50,000.
“Business Day” means any day other than a Saturday, Sunday or day on which banks in New York City, New York are authorized or required by law to close.
“Calendar Week” means the seven (7) consecutive calendar day period commencing on a Saturday through and including the following Friday.
“Capital Assets” means, with respect to any Person, all equipment, fixed assets and Real Property or improvements of such Person, or replacements or substitutions therefor or additions thereto, that, in accordance with GAAP, have been or should be reflected as additions to property, plant or equipment on the balance sheet of such Person.
“Capital Expenditures” means, for any period, an amount equal to the aggregate of all expenditures and other obligations for the period of measurement which should be capitalized under GAAP, less, in each case, to the extent otherwise included:

(a)    ~~(1)~~ Investments made with the Net Cash Proceeds from Dispositions in accordance with Section 2.7(c),
(b)    ~~(2)~~ expenditures financed with cash proceeds from issuances of Equity Interests or capital contributions,
(c)    ~~(3)~~ Investments made in accordance with Section 2.7(d) with cash insurance proceeds and condemnation awards received on account of any Casualty Event to the extent any such amounts are actually applied to replace, repair or reconstruct the damaged property or property affected by the condemnation or taking in connection with such Casualty Event, and
(a)    ~~(4)~~    capital expenditures financed with cash proceeds of indemnity payments or third party reimbursements received by the Borrower or any of its Subsidiaries.
“Capitalized Software Expenditures” means for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the Borrower and its Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of the Borrower and its Subsidiaries.
“Cash Equivalents” means each of the following to the extent, except with respect to items described in clause (f) below, denominated in Dollars:
(a)    debt obligations maturing within one year from the date of acquisition thereof to the extent the principal thereof and interest thereon is backed by the full faith and credit of the United States;
(b)    commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or Moody’s;
(c)    certificates of deposit, banker’s acceptances and time deposits maturing within 270 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any state, commonwealth or other political subdivision thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000 or, to the extent not otherwise included, any Lender, and which is rated at least A-2 by S&P and P-2 by Moody’s in the note or commercial paper rating category;
(d)    repurchase agreements with a term of not more than 30 days for securities described in clause (a) of this definition and entered into with a financial institution satisfying the criteria described in clause (c) of this definition;
(e)    money market mutual funds, substantially all of the investments of which are in cash or investments contemplated by clauses (a), (b) and (c) of this definition; and
(f)    with respect to any Foreign Subsidiary, (i) obligations of the national government of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business (provided that such country is a member of the Organization for Economic Cooperation and Development), in each case maturing within one year after the date of investment therein, (ii) certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business (provided such country is a member of the Organization for Economic Cooperation and Development) and whose short term commercial paper rating from S&P is at least “A-1” or the equivalent thereof or from Moody’s is at least “P-1” or the equivalent thereof (any such bank being an “Approved Foreign Bank”), and in each case with maturities of not more than 270 days from the date of acquisition and (iii) the equivalent of demand deposit accounts which are maintained with an Approved Foreign Bank.
“Cash Flow” shall mean, for any period, (1) Consolidated EBITDA, minus (2) Capital Expenditures and Capitalized Software Expenditures (other than that portion of Capital Expenditures and Capitalized Software Expenditures financed under Financing Lease Obligations or other Indebtedness of the Borrower and its Subsidiaries; provided that Indebtedness, for this purpose, shall not include amounts incurred under any revolving credit facility, including, for the avoidance of doubt, any Securitization Program).
“Casualty Event” shall mean any involuntary loss of title, any involuntary loss of, damage to or any destruction of, or any condemnation or other taking (including by any Governmental Authority) of, any property of the Borrower or any of its Subsidiaries giving rise to receipt by any Loan Party of any insurance proceeds or condemnation awards. A “Casualty Event” shall include but not be limited to any taking of all or any part of any Real Property of any Person or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any Requirement of Law, or by reason of the temporary requisition of the use or occupancy of all or any part of any Real Property of any Person or any part thereof by any Governmental Authority, civil or military, or any settlement in lieu thereof.
“Change in Law” means the occurrence, after the Closing Date (or with regards to any Lender, such later date such Lender becomes a party to this Credit Agreement), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any rule or directive (whether or not having the force of law) by any Governmental Authority and compliance therewith by any Credit Party (or, for purposes of Section 3.4(b), by any Applicable Lending Office of such Credit Party or such Credit Party’s holding company, if any); provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines and directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.
“Change of Control” means (a) an event or series of events by which any Person or group (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the Closing Date) shall own directly or indirectly, beneficially or of record, shares representing more than 50% of the aggregate ordinary voting power or economic interests represented by the issued and outstanding Equity Interests of the Borrower on a fully diluted basis; or (b) occupation of a majority of the seats (other than vacant seats) on the Board of Directors of the Borrower by persons who (i) were not members of the Board of Directors of the Borrower on the Closing Date and (ii) whose election to the Board of Directors of the Borrower or whose nomination for election by the stockholders of the Borrower was not approved by a majority of the members of the Board of Directors of the Borrower then still in office who were either members of the Board of Directors on the Closing Date or whose election or nomination for election was previously so approved.

“Closing Date” means June 28, 2024.
“Closing Date Fee Letter” means that certain Fee Letter, dated as of the Closing Date, between the Borrower and the Administrative Agent.
“CoC Prepayment Premium Event” means (i) any mandatory prepayment made or required to be made by or on behalf of the Borrower of all or a portion of the outstanding principal balance of the Loans pursuant to Section 2.7(h) or (ii) any voluntary prepayment made by or on behalf of the Borrower of all or a portion of the outstanding principal balance of the Loans pursuant to Section 2.7(a) in connection with a Change of Control which such voluntary prepayment is made substantially concurrently with the consummation of such Change of Control or promptly following the rejection by any Lender of a mandatory prepayment required to be made pursuant to Section 2.7(h).
“Code” means the Internal Revenue Code of 1986, as amended.
“Collateral” means all the “Collateral” as defined in the Collateral Documents and all other property of whatever kind and nature granted, pledged or charged, or purported to be granted, pledged or charged, as collateral under any Collateral Document, and shall include the Mortgaged Properties; provided that the Collateral granted under the Collateral Documents governed by the laws of the United States shall not include any Excluded Assets.
“Collateral Access Agreement” means each landlord waiver, bailee waiver, collateral access agreement or other similar agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the applicable Loan Party, the Administrative Agent and any third party (including any bailee, assignee, consignee, customs broker, or other similar Person) in possession of any Collateral or any landlord of any Loan Party for any Real Property subject to a Mortgage or where any Collateral is located.
“Collateral and Guarantee Requirement” means, at any time, the requirement that:
(a)    the Administrative Agent shall have received each Collateral Document required to be delivered on the Closing Date pursuant to Section 4.1, or, following the Closing Date, pursuant to ~~pursuant to~~ Section 6.12 or Section 6.14 (to the extent not delivered on the Closing Date), duly executed by each Loan Party that is a party thereto;
(b)    all Secured Obligations shall have been unconditionally guaranteed jointly and severally by the Guarantors;
(c)    except to the extent otherwise provided hereunder or under any Collateral Document, the Secured Obligations shall have been secured by a perfected first priority (subject to Liens expressly permitted pursuant to Section 7.2) security interest in, and Mortgages on, substantially all tangible and intangible assets of each Loan Party (including, to the extent constituting Collateral, (i) accounts receivable, (ii) deposit accounts, commodity accounts and security accounts, which shall be, commencing (A) with respect to any deposit accounts, commodity accounts and security account maintained on the Closing Date, 90 days (or such longer period of time as agreed to by the Administrative Agent) after the Closing Date (the “Initial Control Agreement Date”) or (B) with respect to any deposit account, commodity account or security account established or acquired (it being understood that a deposit account, commodity account or security account ceasing to constitute an Excluded Account (as such term is defined in the Security Agreement) or becoming Collateral shall be deemed to constitute an acquisition thereof) after the Closing Date, within 90 days (or such longer period of time as agreed to by the

Administrative Agent) after establishing or acquiring such deposit account, commodity account or security account (such date, together with the Initial Control Agreement Date, each a “Control Agreement Date”), Controlled Accounts except that no Excluded Account (as such term is defined in the Security Agreement) shall be required to be a Controlled Account, (iii) inventory, (iv) machinery and equipment, (v) investment property, (vi) cash, (vii) Intellectual Property, (viii) other general intangibles, (ix) Material Owned Real Property, (x) Pledged Debt, Pledged Debt Securities and Pledged Equity Interests (as such terms are defined in the Security Agreement), (xi) [reserved] and (xii) the proceeds of the foregoing), it being understood that in the case of the pledge of Equity Interests, the Administrative Agent shall have received all stock certificates or other instruments (if any) representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank; provided that the pledge of any shares in respect of any Subsidiaries that are not Wholly-Owned Subsidiaries shall be limited to the shares actually owned by the applicable pledgor;
(d)    the Secured Obligations shall have been secured by a first priority security interest (subject to Liens expressly permitted pursuant to Section 7.2) in (i) all Indebtedness of the Borrower and ~~each~~/or any of its Subsidiaries that is owing to any Loan Party and (ii) all other Indebtedness owed to a Loan Party, which if evidenced by a promissory note or other instrument, shall have been pledged to the Administrative Agent, and in each case under clauses (i) and (ii), the Administrative Agent shall have received such promissory notes and other instruments together with note powers or other instruments of transfer with respect thereto endorsed in blank;
(e)    none of the Collateral shall be subject to any Lien other than Liens expressly permitted by Section 7.2;
(f)    the Administrative Agent shall have received a Perfection Certificate from the Borrower with respect to each Loan Party; and
(g)    the Mortgage Requirement shall have been satisfied.
The foregoing definition shall not require the creation or perfection of pledges of or security interests in particular assets if and for so long as the Administrative Agent agrees in writing that the cost of creating or perfecting such pledges or security interests in such assets or obtaining title insurance or surveys in respect of such assets shall be excessive in view of the benefits to be obtained by the Lenders therefrom.
The Administrative Agent may grant extensions of time for the perfection of security interests in or the obtaining of title insurance and surveys and the other requirements pursuant to this definition with respect to particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Loan Parties on such date) ~~where it reasonably determines (and~~ without the consent of any other Secured Party~~) that, except as may be required by law, perfection or other requirements cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Credit Agreement or the Collateral Documents.~~.
Notwithstanding the foregoing provisions of this definition or anything in this Credit Agreement or any other Loan Document to the contrary, (i) Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to exceptions and limitations set forth herein and in the Collateral Documents and, to the extent appropriate in the applicable jurisdiction, as agreed between the Administrative Agent and the Borrower, (ii) in no event shall the Collateral of any Domestic Loan Parties include any Excluded Assets, and (iii) notwithstanding anything to the contrary included in this definition, delivery of only the Collateral Documents required to be delivered by Section 4.1 shall be a condition precedent to the Credit Extension on the Closing Date.
“Collateral Documents” means, collectively, the Security Agreement, each account control agreement, each Mortgage, each Collateral Access Agreement, each Copyright Security Agreement, each Patent Security Agreement, each Trademark Security Agreement, each Perfection Certificate, the Irish Security Documents and each other security agreement, instrument or other document executed or delivered pursuant to the Collateral and Guarantee Requirement, Section 6.12, Section 6.14, the Security Agreement or any Irish Security Document (including any Irish-law governed security agreements, instruments or other documents) to secure any of the Secured Obligations.
“Commitment” means, with respect to each Lender, ~~the commitment of such Lender to make a Loan on the Closing Date in the amount of such Lender’s initial Commitment set forth on Schedule 2.1, as such commitment shall be terminated pursuant to Section 2.5. The aggregate amount of the Commitments on the Closing Date is $75,000,000.~~its Initial Loan Commitment and/or First Amendment Loan Commitment, as applicable.
“Committed Loan Notice” means a written notice of a Borrowing, a conversion of Loans from one Type to the other, or a continuation of SOFR Loans pursuant to Section 2.2(a), which shall be substantially in the form of Exhibit B-1 or any other form approved by the Administrative Agent.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.) and any successor statute.
“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent or any Lender by means of electronic communications pursuant to Section 10.1, including through the Platform.
“Compliance Certificate” means a certificate, substantially in the form of Exhibit D.
“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 3.3(b) and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Credit Agreement and the other Loan Documents).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Current Assets” means, with respect to any Person at any date, all assets (other than cash and Cash Equivalents) of such Person and its Subsidiaries at such date that would, in conformity with GAAP, be classified as current assets on a consolidated balance sheet of such Person at such date.
“Consolidated Current Liabilities” means, with respect to any Person at any date, all liabilities of such Person and its Subsidiaries at such date that would, in conformity with GAAP, be classified as current liabilities on a consolidated balance sheet of such Person and its Subsidiaries at such date; provided that “Consolidated Current Liabilities” shall exclude, to the extent otherwise included therein, (a) revolving loans and (b) the current portion of any Indebtedness (including but not limited to, for purposes of clarification, the Loans) then outstanding.
“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees or costs, capitalized expenditures, customer acquisition costs and incentive payments, conversion costs and contract acquisition costs, the amortization of original issue discount and amortization of favorable or unfavorable lease assets or liabilities, of such Person and its Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.
“Consolidated EBITDA” means, for any period, Consolidated Net Income of the Borrower and its Subsidiaries (collectively, the “Group Members”) for such period, plus,
(a)    ~~(a)~~     without duplication and (other than with respect to clause (vi) below) to the extent reflected as a charge in the statement of such Consolidated Net Income (regardless of classification) for such period, the sum of:
(i)    provisions for Taxes imposed on or measured by income of any such Group Member paid or accrued during such period;
(ii)    (w) consolidated interest expense and, to the extent not reflected in such consolidated interest expense, (x) any net losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, amortization or write-off of debt discount and (y) debt issuance costs and commissions, discounts and other fees and charges associated with indebtedness (including commitment, letter of credit, administrative fees and charges and legal fees and expenses with respect to the Loans and commitments hereunder);
(iii)    Consolidated Depreciation and Amortization Expense of such Person and its Subsidiaries;
(iv)    any non-recurring charges, expenses or losses; provided that the amount added back pursuant to this clause (iv) in any period shall not exceed, when combined with any amounts added back pursuant to clause (vi) below, any Pro Forma Acquisition Adjustments and the aggregate amount of extraordinary or unusual losses excluded pursuant to clause (c) of the definition of “Consolidated Net Income,” 20% of Consolidated EBITDA (determined before giving effect to such addbacks, adjustments and exclusions);
(v)    any other non-cash charges, expenses or losses (except to the extent such charges, expenses or losses represent an accrual of or reserve for cash expenses in any future period or an amortization of a prepaid cash expense paid in a prior period);

(vi)    the amount of pro forma “run rate” cost savings and other operating improvements and cost synergies quantifiable, factually supportable and identified by the Borrower in good faith and certified in writing to the Administrative Agent as to be realized as a result of any acquisition (including the Transactions) or asset sale otherwise permitted hereunder (including the termination or discontinuance of activities constituting such business) of business entities or properties or assets, constituting a division or line of business of any business entity that is the subject of any such acquisition or asset sale during such period, or from any operational change taken or committed to be taken during such period (in each case calculated on a pro forma basis as though such cost savings and other operating improvements and cost synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions to the extent already included in Consolidated Net Income for such period; provided that such actions have been taken or have been committed to be taken, and the benefits resulting therefrom are anticipated by the Borrower in good faith to be realized within, 12 months after the end of the applicable Measurement Period; provided, further, that the amount added back pursuant to this clause (vi) in any period shall not exceed, when combined with any amounts added back pursuant to clause (iv) above, any Pro Forma Acquisition Adjustments and the aggregate amount of extraordinary or unusual losses excluded pursuant to clause (c) of the definition of “Consolidated Net Income,” 20% of Consolidated EBITDA (determined before giving effect to such addbacks, adjustments and exclusions);
(vii)    cash expenses relating to earn-outs and similar obligations otherwise included in the definition of “Indebtedness”;
(viii)    charges, losses, costs, expenses or write-offs to the extent indemnified or insured by a third party, including expenses covered by indemnification provisions in any agreement in connection with the Transactions, a Permitted Acquisition or any other acquisition permitted by the Loan Documents, to the extent actually reimbursed (and to the extent such reimbursement proceeds are not included in arriving at Consolidated Net Income);
(ix)    any unrealized foreign currency translation losses resulting from the impact of foreign currency changes on the valuation of assets and liabilities of the Borrower and its Subsidiaries, but only to the extent deducted in the calculation of Consolidated Net Income;
(x)    any (i) Transaction Expenses incurred during such period and (ii) out of pocket transaction fees, costs and expenses payable in connection with a Securitization Program or the Senior Notes Indenture~~s~~, in each case; and
(xi)    solely for purposes of determining compliance with Section 7.12 in respect of any period which includes a Fiscal Quarter and/or a Four Week Reporting Period for which a Cure Notice has been delivered, the Cure Amount in connection with a Specified Equity Contribution in respect of such Fiscal Quarter and/or Four Week Reporting Period; minus,
(b)    ~~(b)~~     to the extent reflected as income or a gain in the statement of such Consolidated Net Income for such period, the sum of:
(i)    (A) any other non-cash income or gains (other than the accrual of revenue in the ordinary course), but excluding any such items (i) in respect of which cash was received in a prior period or will be received in a future period or (ii) which represent the reversal in such period of any accrual of, or reserve for, anticipated cash charges in any prior period where such accrual or reserve is no longer required and (B) any net gains on hedging obligations or other derivative instruments entered into for the purposes of hedging interest rate risk;
(ii)    non-cash income Taxes benefits or gains and other non-cash items added in the calculation of Consolidated Net Income (other than any such non-cash item (A) to the extent it is anticipated to result in the receipt of cash payments in any future period or in respect of which cash was received in a prior period or (B) which represents the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period);
(iii)    net gains from discontinued or disposed operations (in the case of discontinued operations, solely to the extent incurred from the date such operations were held for sale in accordance with GAAP); and
(iv)    any non-recurring income or gains; plus,
(c)    ~~(c)~~     proceeds actually received by the Group Members during such period from any business interruption insurance (to the extent such proceeds are not reflected as revenue or income in such statement of such Consolidated Net Income); plus,
(d)    ~~(d)~~    to the extent a permitted Acquisition has been consummated during such period, Pro Forma Acquisition EBITDA attributable to the Target of such Acquisition (but only that portion of Pro Forma Acquisition EBITDA attributable to the portion of such period that occurred prior to the date of consummation of such Acquisition), as adjusted on a pro forma basis for such period for any “run rate” cost synergies, cost savings and other operating improvements that are expected in good faith to result from such Acquisition (calculated on a pro forma basis as though such cost savings and other operating improvements and cost synergies had been realized on the first day of such period); provided that such cost synergies, cost savings and other operating improvements are reasonably identifiable, factually supportable and certified by the Borrower as having been determined in good faith to be anticipated to be realized within 12 months following the consummation of such Acquisition (the “Pro Forma Acquisition Adjustments”); provided, further, that the amount of Pro Forma Acquisition Adjustments in any period shall not exceed, when combined with any amounts added back pursuant to clauses (a)(iv) and (a)(vi) above and the aggregate amount of extraordinary or unusual losses excluded pursuant to clause (c) of the definition of “Consolidated Net Income,” 20% of Consolidated EBITDA (determined before giving effect to such addbacks, adjustments and exclusions).
Notwithstanding anything to the contrary in the foregoing, Consolidated EBITDA for each of the Fiscal Quarters ended March 31, 2024, June 30, 202~~3~~4, September 30, 202~~3~~4~~,~~ and December 31~~, 2023 and March 31~~, 2024 shall be $~~[***], $[***], $[***] and $~~[***], $[***], $[***] and $[***], respectively.
“Consolidated Net Income” means, for any Person (the “first Person”) for any period, the sum of net income (or loss) for such period of such first Person and its subsidiaries determined on a consolidated basis in accordance with GAAP, excluding, without duplication, to the extent included in determining such net income (or loss) for such period: (a) any income (or loss) of any other Person (the “second Person”) if such second Person is not a subsidiary of such first Person, except that such first Person’s equity in the net income of any second Person for such period shall be included in the determination of Consolidated Net Income up to the aggregate amount of cash actually distributed by such second Person during such period to such first Person or any of its subsidiaries as a dividend or other distribution, (b) the income (or loss) of any second Person accrued prior to the date it became a subsidiary of such first Person or is merged into or consolidated with such first Person or any of its subsidiaries or such second Person’s assets are acquired by such first Person or any of its subsidiaries, (c) extraordinary or unusual gains (or losses); provided that the aggregate amount of extraordinary or unusual losses excluded pursuant to this clause (c) in any period shall not exceed, when combined with any amounts added back pursuant to clauses (a)(iv) and (a)(vi) of the definition of “Consolidated EBITDA” and any Pro Forma Acquisition Adjustments, 20% of Consolidated EBITDA (determined before giving effect to such addbacks, adjustments and exclusions), (d) the income of any subsidiary of such first Person to the extent that the declaration or payment of dividends or similar distributions by such subsidiary of that income is prohibited by operation of the terms of its charter or any agreement, instrument, judgment, decree, statute, rule or governmental regulation applicable to such subsidiary, (e) [reserved] and (f) all non-cash adjustments made to translate foreign assets and liabilities for changes in foreign exchange rates made in accordance with ASC 830.
“Consolidated Secured Leverage Ratio” means, with respect to any Measurement Period, the ratio of (a) Consolidated Total Debt of the Borrower and its Subsidiaries as of the last day of such Measurement Period that is secured by a Lien on any asset or property of the Borrower or any of its Subsidiaries to (b)(i) Consolidated EBITDA of the Borrower and its Subsidiaries minus (ii) Capitalized Software Expenditures, in each case, for such Measurement Period.
“Consolidated Total Debt” means, with respect to any Person and its subsidiaries at any time and as determined on a consolidated basis and without duplication, an amount equal to the sum of Indebtedness of the type set forth in clauses (a) (excluding, for the avoidance of doubt, any Indebtedness outstanding in respect of, and any undrawn availability under, any Securitization Program), (b), (c), (e), (g), (h) (solely to the extent such Earn-Out Obligations are due and payable), and (l) (solely with respect to Guarantees of the foregoing categories of Indebtedness and without duplication thereof) of the definition thereof.
“Contested in Good Faith” means, with respect to any matter, that such matter is being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings analogous thereto.
“Control Agreement Date” has the meaning set forth in clause (c) of the definition of “Collateral and Guarantee Requirement.”
“Controlled Account” means, as the context may require, a commodities account, deposit account and/or securities account that is subject to a Control Agreement (as defined in the Security Agreement) or a fully perfected first ranking charge, in each case, in form and substance reasonably satisfactory to the Administrative Agent.
“Controlled Foreign Corporation” means a controlled foreign corporation within the meaning of Section 957(a) of the Code; provided that no Irish Subsidiary shall be treated as a Controlled Foreign Corporation.

“Copyright Security Agreement” has the meaning set forth in the Security Agreement.
“Corrected Financials Date” has the meaning set forth in the definition of “Applicable Margin.”
“Credit Agreement” means this Credit Agreement as amended by the First Amendment and any other amendment hereto.
“Credit Extension” means the making of a Loan.
“Credit Facility” means the term loan credit facility established hereunder and evidenced by the Commitments and the Loans.
“Credit Parties” means the Administrative Agent and the Lenders.
“Cumulative Retained Excess Cash Flow” means, as at any date of determination, (1) an amount determined on a cumulative basis equal to (a) the amount of Excess Cash Flow (excluding, for the avoidance of doubt, any negative amounts) for all Fiscal Years (commencing with the Fiscal Year ending December 31, 202~~5~~6) ending prior to the date of determination for which an annual Compliance Certificate setting forth a calculation of Excess Cash Flow for such Fiscal Year has been delivered to the Administrative Agent, minus (b) the amount of Excess Cash Flow required to be applied to prepay the Loans pursuant to Section 2.7(b) in respect of each applicable preceding Fiscal Year (prior to giving effect to any dollar-for-dollar reduction under sub-clause (ii) of Section 2.7(b))~~.~~  minus (2) the sum (without duplication) of (A) the aggregate amount of Investments made after the First Amendment Effective Date (and prior to the date of such determination) pursuant to Section 7.4(s), plus (B) the aggregate amount of Restricted Payments made after the First Amendment Effective Date (and prior to the date of such determination) pursuant to Section 7.8(h) plus (C) the aggregate amount of payments on Restricted Junior Debt made after the First Amendment Effective Date (and prior to the date of such determination) pursuant to Section 7.13(f).
“Cure Amount” has the meaning specified in Section 8.4.
“Cure Notice” has the meaning specified in Section 8.4.
“Cure Quarter” has the meaning specified in Section 8.4.
“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.
“Debt Issuance” shall mean the incurrence by the Borrower or any of its Subsidiaries of any Indebtedness after the ~~Closing~~First Amendment Effective Date (other than as permitted by Section 7.1).
“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, examinership, rescue process, receivership, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition which constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Default Rate” means (a) when used with respect to the outstanding principal balance of any Loan, the sum of (i) the rate of interest otherwise applicable thereto plus (ii) 2.00% per annum, and (b) when used with respect to any interest, fee or other amount payable under the Loan Documents which shall not have been paid when due, the sum of (i) the Alternate Base Rate plus (ii) the Applicable Margin applicable to ABR Borrowings plus (iii) 2.00% per annum.
“Disclosure Exceptions” has the meaning set forth in Section 6.1(h).
“Disposition” means (a) with respect to any Person, the sale, transfer, license, lease or other disposition (including any Sale and Leaseback and any sale or issuance of Equity Interests including by way of a merger) by such Person to any other Person, with or without recourse, of any property and (b) any issuance or sale of any Equity Interests of any Subsidiary (other than directors qualifying shares) to any Person; provided that none of the following shall constitute a Disposition: (i) any sale, transfer, license, lease or other disposition by (A) a Loan Party to another Loan Party or (B) a Non-Loan Party Subsidiary to another Non-Loan Party Subsidiary or a Loan Party, in each case, on terms which are no less favorable than are obtainable from any Person which is not one of its Affiliates, (ii) the collection of accounts receivable and other obligations in the ordinary course of business and (iii) sales of inventory in the ordinary course of business. Each of the terms “Dispose” and “Disposed” when used as a verb shall have an analogous meaning.
“Disqualified Equity Interest” means, with respect to any Person, any Equity Interest of such Person which, by its terms, or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable, or upon the happening of any event or condition, (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) pursuant to a sinking fund obligation or otherwise (except as a result of a change in control or asset sale so long as any rights of the holders thereof upon the occurrence of a change in control or asset sale event shall be subject to the prior occurrence of the Termination Date), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Latest Maturity Date at the time such Equity Interests are issued.
“Dollars” or “$” refers to lawful money of the United States.
“Domestic Loan Party” means a Loan Party that is incorporated or organized under the laws of the United States, any state thereof or the District of Columbia.
“Domestic Subsidiary” means a Subsidiary that is incorporated or organized under the laws of the United States, any state thereof or the District of Columbia.
“Earn-Out Obligations” means, with respect to any Person, any cash earn out obligations and other performance payments or similar obligations of the Borrower or any Subsidiary to any sellers arising out of or in connection with an Acquisition the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of the Person, business or division acquired in such Acquisition, but excluding any working capital adjustments or payments for services or licenses provided by such seller.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 10.4(b)(iii), (~~v~~iv) and (~~vi~~v) (subject to such consents, if any, as may be required under Section 10.4(b)(iii)).
“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of liability, non-compliance or violation, investigations, proceedings, settlements, consent decrees, consent orders, consent agreements and all costs and liabilities relating to or arising from or under any Environmental Law, including (a) any and all claims by Governmental Authorities for enforcement, investigation, corrective action, cleanup, removal, response, remedial or other actions, cost recovery, damages, natural resource damages or penalties pursuant to or arising under any Environmental Law, (b) any and all claims by any one or more Persons seeking damages, contribution, restitution, indemnification, cost recovery, compensation or injunctive relief directly or indirectly resulting from, based upon or arising under Environmental Law, pertaining to Hazardous Materials or an alleged injury or threat of injury to human health, safety, natural resources, or the indoor or outdoor environment, and (c) all liabilities contingent or otherwise, expenses, obligations, losses, damages, fines and penalties arising under any Environmental Law.
“Environmental Law” means, collectively and individually any and all federal, state, local, or foreign statute, rule, regulation, code, guidance, ordinance, order, judgment, directive, decree, injunction or common law as now or previously in effect and regulating, relating to or imposing liability or standards of conduct concerning: the environment; protection of the environment and natural resources; air emissions; water discharges; noise emissions; the Release, threatened Release or discharge into the environment and physical hazards of any Hazardous Material; the generation, handling, management, treatment, storage, transport or disposal of any Hazardous Material or otherwise concerning pollution or the protection of the outdoor or indoor environment, preservation or restoration of natural resources, employee or human health or safety, and potential or actual exposure to or injury from Hazardous Materials.
“Environmental Liability” means, in respect of any Person, any statutory, common law or equitable liability, contingent or otherwise of such Person directly or indirectly resulting from, arising out of or based upon (a) the violation of any Environmental Law or Environmental Permit, or (b) an Environmental Claim.

“Environmental Permit” means any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.
“Equity Interests” means, with respect to any Person, (a) shares of capital stock of (or other ownership or profit interests in) such Person, (b) warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, (c) securities (other than Indebtedness) convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests) and (d) all other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or non-voting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“Equity Issuance” means, without duplication, (i) any issuance or sale by the Borrower after the ~~Closing~~First Amendment Effective Date of any Equity Interests in the Borrower (including any Equity Interests issued upon exercise of any warrant, option or right) or any warrants, options or rights to purchase Equity Interests of the Borrower or (ii) any contribution to the capital of the Borrower; provided that an Equity Issuance shall not include (x) any Specified Equity Contribution or (y) any such sale or issuance by the Borrower of its Equity Interests (including its Equity Interests issued upon exercise of any warrant or option or warrants or options to purchase its Equity Interests or in connection with the conversion of Indebtedness to Equity Interests, but excluding Disqualified Equity Interests), in each case, to directors, officers or employees of the Borrower.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations issued thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Loan Party, is treated as a single employer under Section 414(b) or 414(c) of the Code or, solely for purposes of Sections 302 and 303 of ERISA and Sections 412 and 430 of the Code, is treated as a single employer under subsection (b), (c), (m) or (o) of Section 414 of the Code.
“ERISA Event” means (a) any “reportable event,” as defined in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Pension Plan (other than an event for which the 30-day notice period referred to in Section 4043 of ERISA is waived); (b) the existence with respect to any Pension Plan of a non-exempt “prohibited transaction,” as defined in Section 406 of ERISA or Section 4975(c)(1) of the Code; (c) any failure of any Pension Plan to satisfy the “minimum funding standard” applicable to such Pension Plan under Section 412 or Section 430 of the Code or Section 302 or Section 303 of ERISA, whether or not waived; (d) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan, the failure to make by its due date a required installment under Section 430(j)(3) of the Code with respect to any Pension Plan or the failure of any Loan Party or ERISA Affiliate to make any required contribution to any Multiemployer Plan; (e) a determination that any Pension Plan is, or is expected to be, in “at-risk” status (as defined in Section 430(i)(4) of the Code or Section 303(i)(4) of ERISA); (f) the incurrence by any Loan Party or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Pension Plan including the imposition of any Lien in favor of the PBGC or any Pension Plan (other than for PBGC premiums due but not delinquent under Section 4007 of ERISA); (g) the filing of a notice of intent to terminate, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Section 4041 or Section 4041A of ERISA, the receipt by any Loan Party or any ERISA Affiliate from the PBGC or a Pension Plan administrator of any notice relating to an intention to terminate any Pension Plan or Pension Plans or to appoint a trustee to administer any Pension Plan under Section 4042 of ERISA or the occurrence of an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administrator, any Pension Plan; (h) any limitations under Section 436 of the Code become applicable; (i) the incurrence by any Loan Party or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Pension Plan or Multiemployer Plan; (j) a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; or (k) the receipt by any Loan Party or any ERISA Affiliate of any notice~~, or the receipt by~~ from any Multiemployer Plan ~~from any Loan Party or any ERISA Affiliate of any notice,~~ concerning the imposition on it of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent ~~or in reorganization~~, within the meaning of Title IV of ERISA or in endangered or critical status within the meaning of Section 432 of the Code or Section 305 of ERISA~~; or (l) the imposition on any Loan Party or any ERISA Affiliate of any tax under Chapter 43 of Subtitle D of the Code, or the assessment of a civil penalty on any Loan Party or any ERISA Affiliate under Section 502(c) of ERISA~~.
“Erroneous Payment” has the meaning provided in Section 9.11(a).
“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 9.11(d)(i).
“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 9.11(d)(i).
“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 9.11(d)(i).
“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 9.11(e).
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” has the meaning assigned to such term in Section 8.1.
“Excess Cash Flow” means, for any period:
(a)    ~~(1)~~    Cash Flow for such period, less
(b)    ~~(2)~~     without duplication, and to the extent actually paid in cash during such period, in each case to the extent not financed with the proceeds of issuances of Equity Interests or incurrences of Indebtedness (other than amounts incurred under any revolving credit facility, including, for the avoidance of doubt, any Securitization Program), the sum of the following for the Borrower and its Subsidiaries:
(i)    ~~(a)~~ scheduled principal payments with respect to Indebtedness actually paid,
(ii)    ~~(b)~~ Net Interest Expense,
(iii)    ~~(c)~~ Taxes imposed on or measured by income,

(iv)    ~~(d)~~ Restricted Payments permitted by Section 7.8(e),
(v)    ~~(e)~~ any increase in Working Capital of the Borrower and its Subsidiaries (measured as the excess of such Working Capital at the end of such period over such Working Capital at the beginning of such period),
~~(f) the purchase price paid in cash for all Permitted Acquisitions and other Investments permitted pursuant to Section 7.4(n) (other than any Investments in any Loan Party or in any Person which was already a Subsidiary or Investments in cash and Cash Equivalents),~~
~~(g) payments of Earn-Out Obligations in connection with Permitted Acquisitions or other Acquisitions made in compliance with the terms of the Loan Documents,~~
(vi)    ~~(h)~~ cash addbacks to Consolidated Net Income specified in clauses (a)(iv), (a)(vi), (a)(x) and (d) of the definition and taken into account in the calculation of Consolidated EBITDA to the extent not reimbursed by a third party that is not an Affiliate of the Borrower, less
~~(i) voluntary redemptions, repurchases or prepayments of the Senior Notes permitted pursuant to Section 7.13, less~~
(c)     ~~(3)~~    solely to the extent increasing Consolidated Net Income during such period, Specified Tax Proceeds, plus
(d)    ~~(4)~~    without duplication, any decrease in the Working Capital of the Borrower and its Subsidiaries (measured as the excess of such Working Capital at the beginning of such period over such Working Capital at the end thereof).
“Excluded Assets” has the meaning set forth in the Security Agreement.
“Excluded Subsidiary” means (a) any Subsidiary that is prohibited by applicable law, rule or regulation or by any contractual obligation (to the extent such contractual obligation (x) is owed to a Person that is not the Borrower or an Affiliate of the Borrower and (y) is existing (i) on the Closing Date or (ii) at the time of acquisition of such Subsidiary so long as the prohibition or restriction in such contract is not entered into in contemplation thereof) from providing a Guarantee of the Secured Obligations or which would require governmental (including regulatory or any other Governmental Authority) consent, approval, license or authorization to provide such a guarantee unless such consent, approval, license or authorization has been received, (b) (i) any Foreign Subsidiary other than an Irish Subsidiary, (ii) any Domestic Subsidiary that is a Subsidiary of a Foreign Subsidiary that is a Controlled Foreign Corporation and (iii) any Foreign Subsidiary Holdco, (c) any captive insurance company, (d) any Subsidiary that is not a Wholly-Owned Subsidiary of the Borrower other than any Wholly-Owned Subsidiary that becomes a non-Wholly-Owned Subsidiary after the Closing Date as a result of (i) the disposition or issuance of Equity Interests of such Subsidiary in either case to the Borrower or a Person that is an Affiliate of the Borrower, (ii) the issuance of directors’ qualifying shares, (iii) any transaction entered into for the principal purpose of causing such Subsidiary to cease to constitute a Guarantor or (iv) the disposition or issuance of Equity Interests of such Subsidiary for materially less than the fair market value of such Equity Interests (as reasonably determined by the Borrower), (e) any Immaterial Subsidiary, (f) any special purpose entity (or similar entity) formed in connection with any Securitization Program permitted hereunder which such entity is not permitted by the terms of the definitive documentation in respect of such Securitization Program to Guarantee the Loan Document Obligations or provide Collateral to secure the Loan Document Obligations, and (g) any other Subsidiary with respect to which the Borrower and the Administrative Agent reasonably determine in writing the cost or other consequences, including non de minimis adverse tax consequences, of providing a Guarantee of the Secured Obligations is excessive in view of the benefits of such Guarantee to be afforded to the Lenders therefrom. Notwithstanding (A) the foregoing, (x) in the event that an Excluded Subsidiary guarantees, grants a Lien on its assets to secure, or has greater than 65% of its Voting Equity Interests pledged to secure, other Indebtedness of the Loan Parties, such Excluded Subsidiary shall cease to be an Excluded Subsidiary and shall be required to become a Subsidiary Guarantor and (y) the release of any Subsidiary Guarantor from its obligations under the Loan Documents if such Subsidiary becomes an Excluded Subsidiary of the type described in clause (d) above shall only be permitted if (1) no Default or Event of Default shall have occurred and be continuing or would immediately result therefrom and (2) after giving pro forma effect to such release and the consummation of the transaction that causes such Person to be an Excluded Subsidiary of such type, the Borrower is deemed to have made a new Investment in such Person for purposes of Section 7.4 (as if such Person were then newly acquired) and such Investment is permitted pursuant to Section 7.4 (other than Section 7.4(b)) at such time and (B) anything herein to the contrary (but subject to the final sentence of the definition of “Non-Loan Party Subsidiary”), Synchronoss Technologies Holdings Limited shall be a Subsidiary Guarantor under this Credit Agreement and the other Loan Documents and shall not constitute an Excluded Subsidiary under this Credit Agreement and the other Loan Documents. For the avoidance of doubt, except as expressly set forth above, an Irish Subsidiary may constitute an Excluded Subsidiary to the extent it qualifies as such under any of the categories set forth above.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the applicable Commitment or, if such Lender did not fund the applicable Loan pursuant to a prior Commitment, on the date such Lender acquires the applicable interest in such Loan (other than pursuant to an assignment request by the Borrower under Section 3.7(b)) or (ii) such Lender changes its Applicable Lending Office, except in each case to the extent that, pursuant to Section 3.6, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in the applicable Loan or Commitment or to such Lender immediately before it changed its Applicable Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.6(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.
“Existing Indebtedness” has the meaning specified in Section 7.1(a)(ii).
~~“Exit Fee” has the meaning specified in Section 3.2(e).~~
~~“Exit Fee Trigger Date” has the meaning specified in Section 3.2(e).~~
“FATCA” means Sections 1471 through 1474 of the Code, as of the Closing ~~d~~Date ~~of this Credit Agreement~~ (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations thereunder or official interpretations thereof, any agreement entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above), and any intergovernmental agreement (and related fiscal or regulatory legislation, rules or official administrative guidance) implementing such Sections of the Code.
“Federal Funds Effective Rate” means, for any day, a rate per annum (expressed as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, (b) if such rate is not so published for any day, the Federal Funds Effective Rate for such day shall be the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it and (c) if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Credit Agreement.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.
~~“Fee Letter” means the Fee Letter, dated as of the Closing Date, between the Borrower and the Administrative Agent.~~
“Financial Covenant Default” has the meaning specified in Section 8.4.
“Financial Covenants” means the covenants set forth in Sections 7.12(a) and 7.12(b).
“Financial Officer” means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer or comptroller of such Person (or such other financial officer as is reasonably acceptable to the Administrative Agent).
“Financing Lease Obligations” means, at the time any determination thereof is to be made, the amount of the liabilities in respect of Financing Leases that would at such time be required to be capitalized as a financing lease and reflected as a liability on a balance sheet prepared in accordance with GAAP.
“Financing Leases” means all leases that are required to be, in accordance with GAAP, recorded as finance leases.
“First Amendment” means that certain First Amendment to Credit Agreement and Pledge and Security Agreement dated as of the First Amendment Effective Date, by and among the Borrower, the other Loan Parties party thereto, the First Amendment Lenders, the other Lenders party thereto and the Administrative Agent.
“First Amendment Effective Date” means April 24, 2025.
“First Amendment Fee Letter” means the First Amendment Fee Letter, dated as of the First Amendment Effective Date, between the Borrower and the Administrative Agent.
“First Amendment Lender” has the meaning set forth in the First Amendment.

“First Amendment Loan” has the meaning set forth in the First Amendment.
“First Amendment Loan Commitment” has the meaning set forth in the First Amendment. The aggregate amount of the First Amendment Loan Commitments on the First Amendment Effective Date is $200,000,000.
“first Person” has the meaning assigned to such term in the definition of “Consolidated Net Income~~.~~”.
“Fiscal Quarter” means any of the quarterly accounting periods of the Borrower ending on March 31, June 30, September 30 and December 31 of each calendar year.
“Fiscal Year” means the four Fiscal Quarter period of the Borrower ending on December 31 of each calendar year.
“Floor” means a rate of interest equal to 2.50%.
“Foreign Casualty Event” has the meaning specified in Section 2.7(m).
“Foreign Disposition” has the meaning specified in Section 2.7(m).
“Foreign Lender” means a Lender that is not a U.S. Person.
“Foreign Plan” means any employee pension benefit plan or arrangement (a) maintained, or contributed to, by any Loan Party ~~or Subsidiary~~ for the benefit of employees of any Loan Party ~~or Subsidiary~~ employed and residing outside the United States, or (b) mandated by a government other than the United States for employees of any Loan Party ~~or Subsidiary~~.
“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
“Foreign Subsidiary Holdco” means any ~~Domestic~~ Subsidiary that owns no material assets other than the Equity Interests (including instruments that are treated as equity for US federal income tax purposes) (or Equity Interests and Indebtedness) of one or more (i) Foreign Subsidiaries that are Controlled Foreign Corporations or (ii) other Foreign Subsidiary Holdcos.
“Four Week Reporting Period” has the meaning specified in Section 6.1(d).
“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its activities.
“Funded Debt” means all Indebtedness of the Borrower and its Subsidiaries for borrowed money.
“GAAP” means generally accepted accounting principles in effect from time to time in the United States.
“Global Intercompany Note” means a promissory note in form and substance reasonably satisfactory to the Administrative Agent executed by the Loan Parties and each of their Subsidiaries.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any department, commission, board, bureau, agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).
“Group Members” has the meaning set forth in the definition of “Consolidated EBITDA.”
“Guarantee Agreement” means the Guarantee Agreement, dated as of the Closing Date, among the Loan Parties and the Administrative Agent.
“Guarantees” of or by any Person (the “guarantor”) means (i) any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation or (ii) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guaranteed” has a meaning analogous thereto. The amount of any Guarantee at any time shall be deemed to be an amount equal to the lesser at such time of (i) the stated or determinable amount of the primary obligation in respect of which such Guarantee is made (or, if not stated or determinable, the maximum reasonably anticipated amount of the obligations in respect of which such Guarantee is made) and (ii) the maximum amount for which the guarantor may be liable pursuant to the terms of the instrument embodying such Guarantee.
“Guarantors” means (a) each Subsidiary Guarantor~~,~~  and (b) each other Person that becomes a party to the Guarantee Agreement as a Guarantor.
“Hazardous Materials” means all substances, wastes, chemicals, pollutants, or other contaminants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, mold, infectious, pharmaceutical or medical wastes and all other substances of any nature that are now or hereafter regulated under any Environmental Law or are now or hereafter defined, listed, classified, considered or described as hazardous, dangerous or toxic by any Governmental Authority or under any Environmental Law.
“Immaterial Subsidiary” means any Subsidiary (a) which generated less than two and one-half percent (2.5%) of Consolidated EBITDA of the Borrower and its Subsidiaries for the preceding twelve

(12) month period as of the date of the most recent financial statements delivered pursuant to Section 6.1(a) or (b) and (b) had less than two and one half percent (2.5%) of consolidated assets of the Borrower and its Subsidiaries as reflected on the most recent financial statements delivered pursuant to Section 6.1 ~~prior to such date~~(a) or (b); provided that no Subsidiary shall be excluded as an Immaterial Subsidiary until, and for so long as, the Borrower shall have designated such Subsidiary’s status as such in writing to the Administrative Agent; provided, further, that no Subsidiary shall be excluded as an Immaterial Subsidiary if (i) the Consolidated EBITDA of such Subsidiary, taken together with the Consolidated EBITDA of all other Subsidiaries then designated as Immaterial Subsidiaries, exceeds five percent (5%) of Consolidated EBITDA of the Borrower and its Subsidiaries for the preceding twelve (12) month period as of the date of the most recent financial statements delivered pursuant to Section 6.1(a) or (b) or (ii) the consolidated assets of such Subsidiary, taken together with the consolidated assets of all other Subsidiaries then designated as Immaterial Subsidiaries, exceeds five percent (5%) of consolidated assets of the Borrower and its Subsidiaries as reflected on the most recent financial statements delivered pursuant to Section 6.1(a) or (b).
“Indebtedness” of any Person means, without duplication:
(a)    all obligations of such Person for borrowed money;
(b)    all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments, including any notes issued to sellers in connection with an Acquisition;
(c)    the maximum amount (after giving effect to any prior drawings or reductions which have been reimbursed) of all letters of credit (including standby and commercial), banker’s acceptances, bank guaranties, surety bonds, and similar instruments issued or created by or for the account of such Person;
(d)    the Swap Termination Value of each Swap Agreement (to the extent reflecting an amount owed by such Person or an amount that would be owing were such Swap Agreement terminated);
(e)    the Attributable Indebtedness of such Person in respect of Financing Lease Obligations, Synthetic Debt and Synthetic Lease Obligations of such Person (regardless of whether accounted for as indebtedness under GAAP);
(f)    all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable ~~(which shall not include amounts owing on account of attorneys’ fees and expenses)~~ in the ordinary course of business which are paid within 120 days of their respective due dates, (ii) any purchase price adjustments or similar obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and if not paid after becoming due and payable and (iii) to the extent subject to refund, liabilities associated with customer prepayments and deposits);
(g)    indebtedness (excluding prepaid interest thereon) secured by a Lien (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by a Lien) on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(h)    all Earn-Out Obligations of such Person (based on the maximum potential aggregate amount payable thereunder in accordance with the terms of such Earn-Out Obligations);

(i)    all redemption, repurchase, repayment and other payment obligations of such Person in respect of Disqualified Equity Interests;
(j)    ~~all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted (e.g., take or pay obligations) or similar obligations and, without duplication,~~ all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person;
(k)    all obligations of such Person under or in respect of Securitization Programs; and
(l)    all Guarantees by such Person of any of the foregoing.
The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of Indebtedness of any Person for purposes of clause (g) above shall be deemed to be equal to the greater of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.
“Indemnified Taxes” means all (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitee” has the meaning assigned to such term in Section 10.3(b).
“Information” has the meaning assigned to such term in Section 10.14(b).
“Initial Control Agreement Date” has the meaning set forth in clause (c) of the definition of “Collateral and Guarantee Requirement.”
“Initial Loan” means the Loan made by the Lenders on the Closing Date in the amount of their Initial Loan Commitment.
“Initial Loan Commitment” means, with respect to each Lender, the commitment of such Lender to make a Loan on the Closing Date in the amount of such Lender’s initial Commitment set forth on Schedule 2.1, as in effect on the Closing Date, as such commitment shall be terminated pursuant to Section 2.5. The aggregate amount of the Initial Loan Commitments on the Closing Date was $75,000,000.
“Intellectual Property” has the meaning assigned to such term in the Security Agreement.
“Interest Payment Date” means (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December, (b) with respect to any SOFR Loan, the last day of the Interest Period applicable thereto and, in the case of a SOFR Loan with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and (c) with respect to all Loans, the Maturity Date.
“Interest Period” means, with respect to any SOFR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability thereof), as the Borrower may elect in the applicable Committed Loan Notice; provided that: (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, (c) no Interest Period in respect of any Loan shall end after the Maturity Date and (d) no tenor that has been removed from this definition pursuant to Section 3.3(b)(iv) shall be available for specification in such Committed Loan Notice. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.
“Investment” means, as to any Person, (a) any Acquisition by such Person, (b) any direct or indirect acquisition or investment by such Person in another Person, whether by means of the purchase or other acquisition of Equity Interests or debt or other securities of another Person (including any partnership or joint venture interest), or (c) any direct or indirect loan, advance or capital contribution to, or Guarantee with respect to any Indebtedness or other obligation of, such other Person. For purposes of covenant compliance, the amount of any Investment on any date of determination shall be, in the case of any Investment in the form of (i) a loan or an advance, the principal amount thereof outstanding on such date, (ii) a Guarantee, the amount of such Guarantee as determined in accordance with the last sentence of the definition of such term, (iii) a transfer of Equity Interests or other property by the investor to the investee, including any such transfer in the form of a capital contribution, or the issuance of Equity Interests to such investor, the fair market value (as determined reasonably and in good faith by a Responsible Officer of the Borrower) of such Equity Interests or other property as of the time of the transfer or issuance, without any adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment, and (iv) any Investment (other than any Investment referred to in clause (i), (ii) or (iii) above) in the form of an Acquisition or a purchase or other acquisition for value of any evidences of Indebtedness or other securities of any other Person, the original cost of such Investment (including any Indebtedness assumed in connection therewith), plus the cost of all additions, as of such date, thereto, and minus the amount, as of such date, of any portion of such Investment repaid to the investor in cash as a repayment of principal, ~~a~~capital, dividend ~~or~~, distribution or other cash returns thereon, or a return of capital, as the case may be, in each case not to exceed the original amount of such Investment but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment.
“Irish Debentures” means an Irish law governed debenture to be entered into by Synchronoss Technologies Holdings Limited and Synchronoss Software Ireland Limited over all of their respective assets and undertaking in favor of the Administrative Agent.
“Irish Security Documents” means the Irish Debenture and the Irish Share Mortgage.
“Irish Share Mortgage” means the Irish law governed share mortgage to be granted by Synchronoss Technologies, Inc. in favor of the Administrative Agent over all of the shares in Synchronoss Technologies Holdings Limited.

“Irish Subsidiary” a Subsidiary that is incorporated under the laws of Ireland. As of the ~~Closing~~First Amendment Effective Date the only Irish Subsidiaries in existence are Synchronoss Technologies Holdings Limited and Synchronoss Software Ireland Limited.
“IRS” means the United States Internal Revenue Service.
“Junior Lien Indebtedness” means Indebtedness that is secured by a Lien on the Collateral that ranks junior in Lien priority to the Lien on the Collateral securing the Loan Document Obligations.
“Latest Maturity Date” means, at any date of determination, the latest Maturity Date applicable to any Loan or Commitment hereunder at such time, in each case as extended in accordance with this Credit Agreement or pursuant to any other Loan Document from time to time.
“Lead Arranger” means ~~AS~~ Birch Grove LP, in its capacity as lead arranger and bookrunner of the credit facility established under this Credit Agreement.
“Lenders” means (a) the financial institutions listed on Schedule 2.1 (other than any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Assumption) and (b) any financial institution that has become a party hereto pursuant to an Assignment and Assumption.
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, Financing Lease or title retention agreement relating to such asset, and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Liquidity” means, as of any date of determination, the sum of (a) the aggregate amount of domestic Unrestricted Cash on the balance sheet of the Loan Parties as of such date maintained in a Controlled Account (provided that Unrestricted Cash maintained in any securities account or deposit account prior to the applicable Control Agreement Date may be included in this clause (a) notwithstanding the absence of any Control Agreement (as defined in the Security Agreement) with respect thereto), and (b) the aggregate amount of non-domestic Unrestricted Cash on the balance sheet of the Irish Subsidiaries that are Loan Parties as of such date ~~in an aggregate amount not to exceed $1,000,000.~~maintained in a Controlled Account (provided that Unrestricted Cash maintained in any securities account or deposit account prior to the applicable Control Agreement Date may be included in this clause (b) notwithstanding the absence of a fully perfected first ranking charge with respect thereto).
“Liquidity Certificate” means a certificate, substantially in the form of Exhibit J.
“Loan” means a term loan referred to in Section 2.1 and made (or cashlessly continued) pursuant to Section 2.2, including, for the avoidance of doubt, the First Amendment Loans.
“Loan Document Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, expenses and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, expenses, fees and other monetary obligations are allowed claims in such proceeding. Without limiting the foregoing, the Loan Document Obligations include (a) the obligation to pay principal, interest, premiums (including any Prepayment Premium), charges, expenses, fees ~~(including the Exit Fee, if applicable)~~, indemnities and other amounts payable by the Borrower under any Loan Document, (b) the obligation of the Borrower to reimburse any amount in respect of any of the foregoing obligations that the Administrative Agent, in its sole discretion, may elect to pay or advance on behalf of the Borrower following the Borrower’s failure to make such payment as and when due and (c) the Loan Parties’ obligations to pay, discharge and satisfy the Erroneous Payment Subrogation Rights.
“Loan Documents” means, collectively, this Credit Agreement, the Notes, the Guarantee Agreement, the Fee Letter, the First Amendment Fee Letter, the Collateral Documents, the First Amendment and each other document entered into in connection herewith.
“Loan Parties” means, collectively, the Borrower and the Subsidiary Guarantors.
“Lumine APA” means that certain Asset Purchase Agreement, dated as of October 31, 2023, by and among Lumine Group UK Holdco LTD and the other purchasers party thereto and the Borrower and the other vendors party thereto.
~~“Make-Whole Premium” means an amount equal to the greater of (i) 2.00% of the aggregate principal amount of the Loans being prepaid and (ii) the present value at the Make-Whole Prepayment Date of the sum of 2.00% of the aggregate principal amount of the Loans being prepaid and all remaining interest payments due on such Loans through the first anniversary of the Closing Date (assuming a 360-day year consisting of twelve 30-day months and that the interest rate on the Loans for the period from the Make-Whole Prepayment Date through the first anniversary of the Closing Date is equal to the interest rate on the Loans in effect as of the Make-Whole Prepayment Date (as determined in accordance with Section 3.1(a)) plus, if any Event of Default exists and is continuing as of the Make-Whole Prepayment Date, the Default Rate), computed using a discount rate equal to the Treasury Rate as of the Make-Whole Prepayment Date, plus 50 basis points.~~
~~“Make-Whole Prepayment Date” shall mean, with respect to any date on which the Make-Whole Premium is applicable, the date such prepayment is effected (or, in the case of an acceleration of the Loans prior to the Maturity Date or a mandatory assignment of Loans pursuant to Section 3.7(b), the date of such acceleration or mandatory assignment, as applicable).~~
“Margin Stock” has the meaning assigned to such term in Regulation U.
“Master Agreement” has the meaning assigned to such term in the definition of “Swap Agreement.”
“Material Adverse Effect” means (a) a material adverse effect on the business, assets, operations, liabilities or financial condition of the Loan Parties and their respective Subsidiaries, taken as a whole, (b) the condition that results when the legality, validity or enforceability of any Loan Document is affected in a manner that is material and adverse to the Lenders, (c) the condition that results when the ability of any Loan Party to perform any of its obligations under any Loan Document is affected in a manner that is material and adverse to the Lenders or (d) a material adverse effect on the rights, remedies and benefits, taken as a whole, available to, or conferred upon, the Administrative Agent or any Lender under any Loan Document.

“Material Indebtedness” means, as of any date, Indebtedness (other than Indebtedness under the Loan Documents) or obligations in respect of one or more Swap Agreements, of any one or more of the Loan Parties or any of their Subsidiaries in an aggregate principal amount exceeding the Threshold Amount. For purposes of determining Material Indebtedness, the “principal amount” of the obligations in respect of any Swap Agreement at any time shall be its Swap Termination Value.
“Material Intellectual Property” means any intellectual property owned by any Loan Party that is, in the good faith determination of the Borrower, material to the operation of the business of the Borrower and its Subsidiaries, taken as a whole (whether owned as of the Closing Date or thereafter acquired).
“Material Locations” means (i) the chief executive office of each Domestic Loan Party and (ii) each other location owned by a third party at which Collateral with a fair market value in excess of $3,500,000 or any material books and records of a Loan Party are located.
“Material Owned Real Property” means each fee-owned parcel of Real Property located in the United States which is held by a Loan Party on the Closing Date (or the date of becoming a Loan Party) or acquired after the Closing Date (or the date of becoming a Loan Party, as applicable) by a Loan Party, in each case, with a fair market value in excess of $2,500,000.
“Maturity Date” means ~~June~~April 2~~8~~4, 202~~8~~9; provided that if ~~(i)~~ the ~~Senior Notes are not refinanced, redeemed or repaid in full prior to March 31, 2026~~Borrower or any of its Subsidiaries has received a written notice of any forfeiture, non-renewal, cancellation, termination, revocation, or suspension of any [***] Contract from, on behalf of, or with respect to [***] (such notice, a “[***] Termination Notice” and such [***] Contract, a “Terminated [***] Contract”), the Maturity Date shall be ~~March 31, 2026 and (ii) in the event of a refinancing, redemption or repayment of the Senior Notes in full prior to March 31, 2026, the Maturity Date shall be~~ the earlier of (~~A) June~~x) April 2~~8~~4~~,~~, 202~~8~~9 and (~~B~~y) the date that is ~~twelve~~nine (~~12~~9) months prior to the ~~final stated maturity date for the Indebtedness resulting from such refinancing, redemption or repayment of the Senior Notes in full~~effective date of termination, forfeiture, non-renewal, cancellation, revocation or suspension of such Terminated [***] Contract as identified in such [***] Termination Notice; provided, further, that notwithstanding the foregoing, if the Borrower or any of its Subsidiaries enters into a Replacement [***] Contract on or prior to the effective date of the forfeiture, non-renewal, cancellation, termination, revocation, or suspension of such Terminated [***] Contract as specified in such [***] Termination Notice then the Maturity Date shall be determined without giving effect to the immediately preceding proviso; provided, further, that, in each case, if such day is not a Business Day, the Maturity Date shall be the Business Day immediately succeeding such day.
“Maximum Rate” has the meaning specified in Section 10.13.
“Measurement Period” means, at any date of determination, the most recently completed four consecutive Fiscal Quarters of the Borrower ended on or prior to such date for which financial statements have been or are required to be delivered pursuant to Section 6.1(a) or Section 6.1(b) or, prior to the first such requirement, the ~~four quarter~~four-quarter period ended March 31, 2024. A Measurement Period may be designated by reference to the last day thereof (e.g., the March 31, 2024 Measurement Period refers to the period of four consecutive Fiscal Quarters of the Borrower ended March 31, 2024), and a Measurement Period shall be deemed to end on the last day thereof.
“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Mortgage Requirement” means, at any time, the requirement that, with respect to each Material Owned Real Property, the Administrative Agent shall have received the following, each in form and substance reasonably satisfactory to the Administrative Agent:
(a)    a Mortgage with respect to such Material Owned Real Property duly executed and delivered by the record owner of such Material Owned Real Property,
(b)    an appraisal with respect to such Material Owned Real Property,
(c)    a survey with respect to such Material Owned Real Property, in form sufficient to delete the general survey exception from, and to issue survey related endorsements to, the related title insurance policy,
(d)    a title insurance policy (including any endorsements thereto) and appropriate lien searches with respect to such Material Owned Real Property, in an amount equal to the fair market value of such Material Owned Real Property (as determined by the Borrower in good faith),
(e)    with respect to such Material Owned Real Property: environmental reports, audits and analyses (whether produced by any Loan Party or its Subsidiaries or any third party or Governmental Authority) and all existing Phase I or Phase II reports, and
(f)    legal opinions regarding the enforceability, due authorization, execution and delivery with respect to such Mortgage and related matters.
“Mortgaged Property” means each parcel of Material Owned Real Property, if any, which shall be subject to a Mortgage delivered pursuant to Section 6.12.
“Mortgages” means mortgages, charges, deeds of trust, assignments of leases and rents, modifications and other collateral documents delivered pursuant to Section 6.12, including any amendments thereto, each in form and substance reasonably satisfactory to the Administrative Agent.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Net Cash Proceeds” shall mean:
(a)    ~~(a)~~    with respect to any Disposition (other than any issuance or sale of Equity Interests), the cash proceeds received by the Borrower or any of its Subsidiaries (including cash proceeds subsequently received (as and when received by the Borrower or any of its Subsidiaries) in respect of non-cash consideration initially received) net of (i) selling expenses (including reasonable brokers’ fees or commissions, legal, accounting and other professional and transactional fees, transfer and similar taxes and the Borrower’s good faith estimate of income taxes paid or payable in connection with such sale (or, without duplication, amounts payable pursuant to Section 7.8(i) in respect of such taxes)); (ii) amounts provided as a reserve, in accordance with GAAP, against (x) any liabilities under any indemnification obligations associated with such Disposition or (y) any other liabilities retained by the Borrower or any of its Subsidiaries associated with the properties sold in such Disposition (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds); (iii) the Borrower’s good faith estimate of payments required to be made with respect to unassumed liabilities relating to the properties sold within ninety (90) days of such Disposition (provided that, to the extent such cash proceeds are not used to make payments in respect of such unassumed liabilities within ninety (90) days of such Disposition, such cash proceeds shall constitute Net Cash

Proceeds); and (iv) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is secured by a prior Lien on the properties sold in such Disposition (so long as such Lien was permitted to encumber such properties under the Loan Documents at the time of such sale) and which is repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such properties);
(b)    ~~(b)~~    with respect to any Debt Issuance, Equity Issuance or any issuance or sale of Equity Interests by the Borrower or any of its Subsidiaries, the cash proceeds thereof, net of all customary fees, commissions, costs and other expenses (including reasonable broker’s fees or commissions, legal fees, accounting fees, investment banking fees and other professional fees, discounts ~~and~~, commissions and income Taxes (or, without duplication, amounts payable pursuant to Section 7.8(i) in respect of such taxes)) incurred in connection therewith; and
(c)    ~~(c)~~    with respect to any Casualty Event, the cash insurance proceeds, condemnation awards and other compensation received in respect thereof, net of (i) all reasonable costs and expenses incurred in connection with the enforcement and collection of such proceeds, awards or other compensation in respect of such Casualty Event, including income Taxes (or, without duplication, amounts payable pursuant to Section 7.8(i) in respect of such taxes) and (ii) amounts previously paid by such Loan Party or Subsidiary to replace or repair the affected property.
“Net Interest Expense” means, for the Borrower and its Subsidiaries for any period, (1) gross interest expense (including that attributable to Financing Lease Obligations) for such period paid or required to be paid in cash (including all commissions, discounts, fees and other charges in connection with letters of credit and similar instruments and net amounts paid or payable and/or received or receivable under permitted Swap Agreements in respect of interest rates) for the Borrower and its Subsidiaries on a consolidated basis, less (2) interest income for such period.
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all or all affected Lenders in accordance with the terms of Section 10.2 and (b) has been approved by the Required Lenders.
“Non-Loan Party Indebtedness of Loan Parties” has the meaning specified in Section 7.1.
“Non-Loan Party Subsidiary” means any Subsidiary of the Borrower that is not a Loan Party. Notwithstanding the foregoing, from the Closing Date to but excluding the date on which the Irish Security Documents are originally entered into, each Irish Subsidiary shall be deemed to constitute a Non-Loan Party Subsidiary for purposes of Article 7 and any component definitions used therein.
“Note” means, with respect to a Lender, a promissory note evidencing the Loans of such Lender payable to such Lender or its registered assigns substantially in the form of Exhibit C.
“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control, and any successor thereto.
“Organizational Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-United States jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating or limited liability company agreement and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.7(b)).
“Outstanding Amount” means, with respect to Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Loans occurring on or prior to such date.
“Participant” has the meaning assigned to such term in Section 10.4(d).
“Participant Register” has the meaning assigned to such term in Section 10.4(d).
“Patent Security Agreement” has the meaning set forth in the Security Agreement.
“Payment Block” has the meaning specified in Section 2.7(m).
“Payment Recipient” has the meaning provided in Section 9.11(a).
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.
“Pension Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 or Section 430 of the Code or Section 302 or Section 303 of ERISA, and in respect of which any Loan Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Perfection Certificate” means a perfection certificate in a form reasonably acceptable to the Administrative Agent.
“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR.”
“Permitted Acquisitions” means, collectively, each Acquisition which satisfies each of the following conditions:
(a)    at the time of and immediately before and after giving pro forma effect thereto, no Default or Event of Default shall have occurred and be continuing;

(b)    such Acquisition shall be consensual and, if applicable, has been approved by the Acquisition Target’s board of directors (or comparable governing body);
(c)    the Person, assets or business unit acquired in the Acquisition shall be engaged in an Approved Line of Business;
(d)    such Acquisition and all transactions related thereto shall be consummated in accordance with material laws, ordinances, rules, regulations and requirements of all Governmental Authorities;
(e)    all actions, if any, required to be taken with respect to such newly created or acquired Subsidiary (including each Subsidiary thereof) or assets in order to satisfy the requirements set forth in the definition of the term “Collateral and Guarantee Requirement” to the extent applicable shall be taken (or arrangements for the taking of such actions reasonably satisfactory to the Administrative Agent shall have been made) within the time frames set forth in Section 6.12;
(f)    to the extent required by the Collateral and Guarantee Requirement, (i) the property, assets, businesses and Equity Interests acquired in such Acquisition shall become Collateral and (ii) any newly created or acquired Subsidiary (other than an Excluded Subsidiary) shall become a Subsidiary Guarantor, in each case in accordance with and within the time frames set forth in Section 6.12;
(g)    the aggregate cash consideration (excluding any amounts paid for with concurrently received equity contributions from any direct or indirect equity holder of the Borrower, to the extent not otherwise applied to increase capacity under any other provision set forth in this Credit Agreement) paid by any Loan Party or any of its Subsidiaries in connection with all such Acquisitions shall not exceed $~~1~~30,000,000 in the aggregate per Fiscal Year or $~~3~~90,000,000 in the aggregate during the term of the Credit Facility; provided that the aggregate cash consideration for Acquisitions of (i) Persons that do not become Guarantors as required pursuant to the “Collateral and Guarantee Requirement” or (ii) assets that are not made part of the Collateral as required pursuant to the Collateral and Guarantee Requirement that are acquired by the Borrower or a Subsidiary, in each case, ~~will be limited in an aggregate amount~~shall not to exceed $7,5~~,0~~00,000 in the aggregate from and after the First Amendment Effective Date;
(h)    after giving Pro Forma Effect to such Acquisition, the Consolidated Secured Leverage Ratio (calculated without netting the ~~Net C~~cash ~~P~~proceeds ~~thereof~~of any Indebtedness incurred on such date in connection with such Acquisition against the aggregate Indebtedness outstanding on such date (but any paydown of Indebtedness shall be given Pro Forma Effect)) shall not be greater than ~~1~~5.80 to 1.00, for the most recently ended Fiscal Quarter (or Fiscal Year) for which financial statements have been or were required to be delivered pursuant to Section 6.1(a) or Section 6.1(b), as applicable;
(i)    not later than ten (10) Business Days (or such shorter period as may be reasonably practicable, if approved by the Administrative Agent in its sole discretion) prior to the consummation of any such Acquisition that is not funded solely with concurrently received equity contributions, except with respect to an Acquisition in which the cash acquisition consideration is less than $~~5~~10,000,000, the Borrower shall have delivered to the Administrative Agent (i) a description of the proposed Acquisition, (ii) to the extent available, historical financial statements of the applicable Target for the three fiscal years prior to such Acquisition (or, if such Target has not been in existence for three years, for each year such Target has existed), (iii) pro forma financial information and projections (after giving effect to such Acquisition) for the Borrower and its Subsidiaries for the current and next two Fiscal Years or through the remaining term of this Credit Agreement and (iv) to the extent obtained and available, a quality of earnings report from a nationally or regionally recognized accounting firm;

(j)    to the extent the cash purchase price of any such Acquisition is not funded solely with concurrently received equity contributions, the Borrower shall have delivered to the Administrative Agent within five (5) Business Days (or such longer period as may be reasonably acceptable to the Administrative Agent in its sole discretion) after the Acquisition, fully executed copies of the acquisition agreement for such Acquisition together with all schedules and exhibits thereto, and, to the extent required to be obtained under the terms of the acquisition agreements for such Acquisition, the applicable party under such acquisition agreements shall have received all required regulatory and third party approvals;
(k)    Liquidity shall be least $5,000,000 after giving Pro Forma Effect to the Acquisition;
(l)    the Target shall have Pro Forma Acquisition EBITDA, subject to pro forma adjustments that are reasonably identifiable, factually supportable, projected by the Borrower in good faith and (to the extent obtained and available) set forth in a quality of earnings report or other ~~third-party~~third party advisor report, in each case, from a nationally or regionally recognized accounting firm, for the most recent twelve (12) month period ended prior to the Acquisition date for which financial statements are available to the Borrower, greater than zero ($0); and
(m)    the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying to the satisfaction of the conditions to such Permitted Acquisition set forth above.
“Permitted Encumbrances” means:
(a)    Liens imposed by law for Taxes that are not yet due or are being Contested in Good Faith; provided that enforcement of such Liens is stayed pending such contest;
(b)    landlords’, vendors’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being Contested in Good Faith;
(c)    pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;
(d)    deposits to secure the performance of bids, trade contracts (other than contracts for the payment of money), leases (other than Financing Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case incurred in the ordinary course of business;
(e)    judgment liens in respect of judgments that do not constitute an Event of Default under Section 8.1(k);
(f)    easements, zoning restrictions, rights of way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligation and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Loan Parties and their respective Subsidiaries;
(g)    any interest or title of a licensor, sublicensor, lessor or sublessor with respect to any assets under any license or lease agreement entered into in the ordinary course of business; provided that the same do not in any material respect interfere with the business of the Loan Parties or their Subsidiaries or materially detract from the value of the relevant assets of the Loan Parties or ~~its~~their Subsidiaries;

(h)    licenses, sublicenses, leases or subleases with respect to any assets granted to third Persons in the ordinary course of business; provided that the same do not in any material respect interfere with the business of the Loan Parties or their Subsidiaries or materially detract from the value of the relevant assets of the Loan Parties or their Subsidiaries;
(i)    customary rights of set off, bankers’ liens, refunds or charge backs, under deposit agreements, the Uniform Commercial Code or common law, of banks or other financial institutions where any Loan Party or any of such Loan Party’s Subsidiaries maintains deposits (other than deposits intended as cash collateral) in the ordinary course of business;
(j)    Liens on Margin Stock to the extent that a prohibition on such Liens would violate Regulation U;
(k)    Liens (i) on earnest money deposits made in cash by the Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement in connection with a Permitted Acquisition or other Investment permitted under this Credit Agreement or (ii) on amounts deposited as “security deposits” (or their equivalent) in the ordinary course of business in connection with actions or transactions not prohibited by this Credit Agreement;
(l)    Liens in favor of customs and revenue authorities arising in the ordinary course of business as a matter of law to secure payment of customs duties in connection with the importation of goods;
(m)    Liens resulting from the filing of precautionary UCC-1 financing statements (or equivalent) with respect to operating leases;
(n)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by any Loan Party or any of its Subsidiaries in the ordinary course of business;
(o)    Liens incurred in the ordinary course of business imposed by law in connection with the purchase or shipping of goods or assets (or the related assets and proceeds thereof), which Liens are in favor of the seller or shipper of such goods or assets and only attach to such goods or assets; and
(p)    Liens pursuant to insurance premium financing arrangements permitted pursuant to Section 7.1(a)(xvi) securing insurance proceeds solely to the extent of such premiums;
provided that the term “Permitted Encumbrance” shall not include any Lien securing Indebtedness.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Platform” means DebtX, Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system.
“Prepayment Premium” shall mean, (x) with respect to any Prepayment Premium Event (other than a CoC Prepayment Premium Event): (a) if such Prepayment Premium Event occurs ~~on or~~ prior to the first anniversary of the ~~Closing Date, the Make-Whole Premium with respect to~~First Amendment Effective Date, 5.00% of the aggregate principal amount of the Loans prepaid, accelerated or assigned in connection with such Prepayment Premium Event; (b) if such Prepayment Premium Event occurs on or after the first anniversary of the ~~Closing~~First Amendment Effective Date but ~~on or~~ prior to the second anniversary of the ~~Closing~~First Amendment Effective Date, ~~2~~3.00% of the aggregate principal amount of the Loans prepaid, accelerated or assigned in connection with such Prepayment Premium Event; (c) if such ~~p~~Prepayment ~~is made~~Premium Event occurs on or after the second anniversary of the ~~Closing~~First Amendment Effective Date but ~~on or~~ prior to the third anniversary of the ~~Closing~~ First Amendment Effective Date, 2.00% of the aggregate principal amount of the Loans prepaid, accelerated or assigned in connection with such Prepayment Premium Event; (d) if such Prepayment Premium Event occurs on or after the third anniversary of the First Amendment Effective Date but on or prior to the fourth anniversary of the First Amendment Effective Date, 1.00% of the aggregate principal amount of the Loans prepaid, accelerated or assigned in connection with such Prepayment Premium Event; and (~~d~~e) if such Prepayment Premium Event occurs after the ~~third~~fourth anniversary of the ~~Closing~~First Amendment Effective Date, 0.00% of the aggregate principal amount of the Loans prepaid, accelerated or assigned in connection with such Prepayment Premium Event~~.~~ and (y) with respect to any CoC Prepayment Premium Event: (a) if such CoC Prepayment Premium Event occurs prior to the first anniversary of the First Amendment Effective Date, 5.00% of the aggregate principal amount of the Loans prepaid or accelerated in connection with such CoC Prepayment Premium Event; (b) if such CoC Prepayment Premium Event occurs on or after the first anniversary of the First Amendment Effective Date but prior to the second anniversary of the First Amendment Effective Date, 1.50% of the aggregate principal amount of the Loans prepaid or accelerated in connection with such CoC Prepayment Premium Event; (c) if such CoC Prepayment Premium Event occurs on or after the second anniversary of the First Amendment Effective Date but prior to the third anniversary of the First Amendment Effective Date, 1.00% of the aggregate principal amount of the Loans prepaid or accelerated in connection with such CoC Prepayment Premium Event; (d) if such CoC Prepayment Premium Event occurs on or after the third anniversary of the First Amendment Effective Date but on or prior to the fourth anniversary of the First Amendment Effective Date, 0.50% of the aggregate principal amount of the Loans prepaid or accelerated in connection with such CoC Prepayment Premium Event; and (e) if such CoC Prepayment Premium Event occurs after the fourth anniversary of the First Amendment Effective Date, 0.00% of the aggregate principal amount of the Loans prepaid or accelerated in connection with such CoC Prepayment Premium Event.
“Prepayment Premium Event” means (a) any voluntary prepayment made by or on behalf of the Borrower of all or any portion of the outstanding principal balance of the Loans, including, without limitation, any prepayment pursuant to Section 2.7(a), (b) any mandatory prepayment made or required to be made by or on behalf of the Borrower of all or a portion of the outstanding principal balance of the Loans pursuant to Section 2.7(c), (~~d), (~~e~~), (f~~) or (~~h~~f), (c) the acceleration, with or without notice, of all or any portion of the Loan Document Obligations pursuant to Section 8.2 in connection with an Event of Default described in Section 8.1 (including, for the avoidance of doubt, as a result of the commencement of any bankruptcy or insolvency proceeding), or otherwise in accordance with applicable law or (d) any replacement of a Non-Consenting Lender pursuant to Section 3.7(b).
“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent).
“Pro Forma Acquisition Adjustments” has the meaning specified in the definition of “Consolidated EBITDA.”

“Pro Forma Acquisition EBITDA” means, with respect to any Target acquired in a permitted Acquisition, earnings before interest, taxes, depreciation and amortization for such Target for the most recently ended twelve (12) month period for which financial statements of such Target are made available to the Administrative Agent at the time of determination thereof.
“Pro Forma Basis” means, with respect to any determination of the Consolidated Secured Leverage Ratio (including component definitions thereof), that each Subject Transaction shall be deemed to have occurred as of the first day of the applicable Measurement Period with respect to any test or covenant for which such calculation is being made and that:
(a)    ~~(a)~~     (i) in the case of any disposition of all or substantially all of the Equity Interests of any Subsidiary or any division or product line of the Borrower or any of its Subsidiaries, income statement items (whether positive or negative) attributable to the property or Person subject to such Subject Transaction shall be excluded as of the first day of the applicable Measurement Period with respect to any test or covenant for which the relevant determination is being made and (ii) in the case of any Permitted Acquisition or other permitted Investment, income statement items (whether positive or negative) attributable to the property or Person subject to such Subject Transaction shall be included as of the first day of the applicable Measurement Period with respect to any test or covenant for which the relevant determination is being made;
(b)    ~~(b)~~     any retirement or repayment of Indebtedness in connection therewith shall be deemed to have occurred as of the last day of the applicable Measurement Period with respect to any test or covenant for which the relevant determination is being made; and
(c)    ~~(c)~~     any Indebtedness incurred by the Borrower or any Subsidiary thereof in connection therewith shall be deemed to have occurred as of the last day of the applicable Measurement Period with respect to any test or covenant for which the relevant determination is being made.
Each of the terms “Pro Forma Compliance” and “Pro Forma Effect” shall have an analogous meaning.
“Public Lender” has the meaning assigned to such term in Section 10.1(d)(i).
“Qualified Equity Interests” means, with respect to the Equity Interests of any Person, any Equity Interests other than Disqualified Equity Interests of such Person.
“Real Property” means, collectively, all right, title and interest in and to any and all parcels of or interests in real property owned or leased by any Person, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership thereof.
“Receivables Assets” means (a) any accounts receivable, including proceeds thereof, owed to the Borrower or a Subsidiary and arising in the ordinary course of business from the sale of goods and services, and (b) all collateral securing such accounts receivable, all contracts and contract rights, guarantees or other obligations in respect of such accounts receivable, all records with respect to such accounts receivable and any other related assets customarily transferred together with accounts receivable in connection with a non-recourse accounts receivable factoring arrangement and which are sold, conveyed, assigned or otherwise transferred or pledged in connection with a Securitization Program.
“Recipient” means the Administrative Agent or any Lender, as applicable.

“Recurring Revenue” means gross recurring revenue of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP (regardless of whether any particular customer is billed monthly, quarterly, annually or on another regular periodic basis), excluding, for the avoidance of doubt, professional services revenue.
“Refinanced Obligations” has the meaning specified in the definition of “Refinancing Indebtedness.”
“Refinancing Indebtedness” means Indebtedness of any Loan Party or its Subsidiaries arising after the Closing Date issued in exchange for, or the proceeds of which are used to extend, refinance, refund, replace, renew, continue or substitute for other Indebtedness (such extended, refinanced, refunded, replaced, renewed, continued or substituted Indebtedness, the “Refinanced Obligations”); provided that (a) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of the Refinanced Obligations (plus any interest capitalized in connection with such Refinanced Obligations, the amount of prepayment premium, if any, original issue discount, if any, and reasonable fees, costs, and expenses incurred in connection therewith), (b) such Refinancing Indebtedness shall have a final maturity that is no earlier than the final stated maturity date of such Refinanced Obligations, (c) such Refinancing Indebtedness shall have a Weighted Average Life to Maturity not less than the Weighted Average Life to Maturity of the Refinanced Obligations, (d) such Refinancing Indebtedness shall rank in right of payment no more senior than, and be subordinated (if subordinated) to the Secured Obligations on terms, taken as a whole, not materially less favorable to the Secured Parties than, the Refinanced Obligations, (e) as of the date of incurring such Refinancing Indebtedness and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, (f) if the Refinanced Obligations or any Guarantees thereof are unsecured, such Refinancing Indebtedness and any Guarantees thereof shall be unsecured, (g) if the Refinanced Obligations or any Guarantees thereof are secured, (i) such Refinancing Indebtedness and any Guarantees thereof shall not be secured by a Lien on any assets other than the collateral securing the Refinanced Obligations or any Guarantees thereof, on terms, taken as a whole, not materially less favorable to the ~~Secured~~Loan Parties than the terms and conditions of the Refinanced Obligations and (ii) the Liens to secure such Refinancing Indebtedness shall not have a priority, taken as a whole, more senior than the Liens securing the Refinanced Obligations and if subordinated to any other Liens on such property, shall be subordinated, taken as a whole, to the Administrative Agent’s Liens on terms and conditions, taken as a whole, not materially less favorable to the Secured Parties than those contained in the documentation governing the Refinanced Obligations, (h) the obligors in respect of the Refinanced Obligations immediately prior to such refinancing, refunding, extending, renewing, continuing, substituting or replacing thereof shall be the only obligors on such Refinancing Indebtedness, and (i~~) if such Refinanced Obligations are the Senior Notes (or any Refinancing Indebtedness that refinanced the Senior Notes), such Refinancing Indebtedness shall have (x) no scheduled amortization or other scheduled payments of principal prior to the final stated maturity date of such Indebtedness and (y) not be subject to any mandatory redemption, repurchase, prepayment or sinking fund obligation (except customary asset sale or change of control or similar event provisions, in each case, that provide for the prior repayment in full of the Loans and all other Loan Document Obligations (other than unasserted contingent indemnification and unasserted expense reimbursement obligations in each case not yet due and payable)) and (j~~) the terms and conditions (excluding as to pricing, premiums and optional prepayment or redemption provisions) of any such Refinancing Indebtedness, taken as a whole, are not materially less favorable to the Loan Parties than the terms and conditions of the Refinanced Obligations.
“Register” has the meaning assigned to such term in Section 10.4(c).
“Regulation D” means Regulation D of the Board.

“Regulation T, U or X” means Regulation T, U or X, respectively, of the Board.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, members, directors, officers, employees, agents, trustees, administrators, managers, advisors, attorneys-in-fact and representatives of such Person and of such Person’s Affiliates.
“Release” means any actual or threatened releasing, spilling, leaking, pumping, pouring, leaching, seeping, emitting, migration, emptying, discharging, injecting, escaping, depositing, disposing, or dumping of Hazardous Materials into the indoor or outdoor environment, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property and any other conditions resulting in potential or actual human exposure to Hazardous Materials within a structure.
“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.
“Replacement [***] Contract” means, with respect to a Terminated [***] Contract, either (a) a [***] Contract that is on terms and conditions not materially less favorable to the Borrower and its Subsidiaries, taken as a whole, than such Terminated [***] Contract, taken as a whole, as determined by the Borrower in good faith and in its reasonable business judgment; provided that the Borrower delivers to the Administrative Agent (i) a copy of such replacement [***] Contract and (ii) a certificate of a Responsible Officer of the Borrower (x) certifying that after giving effect to the replacement [***] Contract, the pro forma “run rate” Recurring Revenue attributable to the then-effective [***] Contracts (taken as a whole) through the Latest Maturity Date is not less than 90% of the “run rate” Recurring Revenue attributable to the [***] Contracts as in effect on the First Amendment Effective Date (taken as a whole) through the Latest Maturity Date and (y) setting forth reasonably detailed calculations demonstrating the foregoing (which such detail and calculations shall be reasonably satisfactory to the Administrative Agent) or (b) a [***] Contract that is on terms and conditions reasonably acceptable to the Administrative Agent.
“Required Lenders” means, at any time, ~~unaffiliated~~ Lenders having Loans representing more than 50% of the aggregate Outstanding Amount of Loans of all Lenders at such time.
“Requirements of Law” shall mean, collectively, any and all applicable requirements of any Governmental Authority including any and all treaties, laws, judgments, orders, executive orders, decrees, ordinances, rules, regulations, other administrative pronouncements, statutes, common law, case law or treaties.
“Resignation Effective Date” has the meaning assigned to such term in Section 9.6(a).
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer, assistant treasurer, or other similar officer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Junior Debt” means (i) Subordinated Debt, (ii) unsecured Indebtedness (x) of the type described in clause (a), (b) or (l) (solely with respect to Guarantees of the foregoing categories of Indebtedness) of the definition of “Indebtedness” or (y) constituting an earnout and (iii) Junior Lien Indebtedness, in each case, of the Borrower or any of its Subsidiaries.
“Restricted Junior Debt Documents” means any agreement, indenture or instrument pursuant to which any Restricted Junior Debt is issued, in each case as amended to the extent permitted under the Loan Documents.
“Restricted Payment” means, as to any Person, (a) any dividend or other distribution by such Person (whether in cash, securities or other property) with respect to any Equity Interests of such Person, (b) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the holders of Equity Interests of such Person, (c) the acquisition for value by such Person of any Equity Interests issued by such Person or any other Person that Controls such Person~~,~~ and (d) ~~any payment with respect to any Earn-Out Obligation and (e)~~ with respect to clauses (a) through (~~d~~c) any transaction that has a substantially similar effect.
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor to its rating agency business.
“Sale and Leaseback” means any transaction or series of related transactions pursuant to which any Loan Party or any of its Subsidiaries (a) sells, transfers or otherwise disposes of any property, real or personal, whether now owned or hereafter acquired, and (b) as part of such transaction, thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed.
“Sanctioned Country” means any country, territory or region which is itself the subject or target of any comprehensive Sanctions (at the First Amendment Effective ~~d~~Date ~~of this Credit Agreement~~, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimean region of Ukraine, Cuba, Iran, North Korea, and Syria).
“Sanctioned Person” means any Person the subject or target of any Sanctions, including (a) any Person or group listed in any Sanctions related list of designated Persons maintained by OFAC, including the List of Specially Designated Nationals and Blocked Persons, or the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state, His Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority, (b) any Person subject to any law that would prohibit all or substantially all financial or other transactions with that Person or would require that assets of that Person that come into the possession of a third-party be blocked (c) any legal entity operating, organized or domiciled in a Sanctioned Country, (d) any agency, political subdivision or instrumentality of the government of a Sanctioned Country, (e) any natural person ordinarily resident in a Sanctioned Country, or (f) any Person 50% or more owned, directly or indirectly, individually or in the aggregate by any of the above.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union or any

European Union member state, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.
“second Person” has the meaning assigned in such term in the definition of “Consolidated Net Income”.
“Secured Obligations” means the Loan Document Obligations.
“Secured Parties” means, collectively, (a) the Administrative Agent, (b) each Lender, (c) [reserved], (d) [reserved], (e) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (f) the permitted successors and assigns of each of the foregoing.
“Securitization Program” means any accounts receivable securitization or factoring program maintained with (a) either Norddeutsche Landesbank Girozentrale, Citibank, or, in each case, any Affiliates thereof, each as in effect as of the Closing Date~~,~~ or as would otherwise satisfy the conditions set forth in the following clause (b), or (b) another unaffiliated financial institution related to accounts receivable owed to the Loan Parties, that meets the following conditions: (i) the accounts receivables sold or factored pursuant to such program are sold by the Loan Parties on customary terms, (ii) the financing terms, covenants, termination events and other provisions thereof are on market terms (as determined in good faith by the Borrower), which may include Standard Securitization Undertakings and (iii) the obligations thereunder are non-recourse (except for customary representations, warranties, covenants, performance guarantees and indemnities made in connection with such facilities) to the Borrower or any Subsidiary.
“Security Agreement” means the Pledge and Security Agreement, dated as of the Closing Date, among the Loan Parties and the Administrative Agent.
“Senior Notes” means the Borrower’s 8.375% Senior Notes due 2026 issued pursuant to the Senior Notes Indenture.
“Senior Notes Indenture” means that certain Indenture, dated as of June 30, 2021, as supplemented by the First Supplemental Indenture, dated as of June 30, 2021, between the Bank of New York Mellon Trust Company, N.A., as trustee, and the Borrower, as issuer.
“Senior Note Repurchase Agreement” means that certain Note Repurchase Agreement dated as of June 28, 2024 by and between the Borrower and B. Riley Principal Investments, LLC.
“Series B Repurchase Agreement” means that certain Repurchase Agreement dated as of June 28, 2024 by and between the Borrower and BRF Investments, LLC.
“Series B Stock” means the Borrower’s issued and outstanding shares designated as “Series B Perpetual Non-Convertible Preferred Stock.”
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Borrowing” means, as to any Borrowing, the SOFR Loans comprising such Borrowing.

“SOFR Loan” means a Loan that bears interest at a rate based on ~~Adjusted~~ Term SOFR, other than pursuant to clause (c) of the definition of “Alternate Base Rate.”
“Solvency Certificate” means a certificate, substantially in the form of Exhibit H.
“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value (calculated on a going concern basis) of the present assets of such Person and its Subsidiaries, taken as a whole, is not less than the sum of the debt (including contingent liabilities) of such Person and its Subsidiaries, taken as a whole, (b) the present fair salable value (calculated on a going concern basis) of the assets of such Person and its Subsidiaries, taken as a whole, is not less than the amount that will be required to pay the probable liabilities (including contingent liabilities) of such Person and its Subsidiaries, taken as a whole, on their debts as they become absolute and matured, (c) the capital of such Person and its Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of such Person or its Subsidiaries, taken as a whole, contemplated as of such date and (d) such Person and its Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts (including current obligations and contingent liabilities) beyond their ability to pay such debts as they mature in the ordinary course of business; provided that the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Specified Equity Contribution” has the meaning specified in Section 8.4.
“Specified Tax Proceeds” means any tax refund amounts (including interest thereon) received by the Borrower or any of its Subsidiaries related to the Borrower’s U.S. federal income tax returns for the tax years 2013 through 2020.
~~“Specified Transaction” means any Investment, Disposition, incurrence or repayment of Indebtedness or Restricted Payment that by the terms of this Credit Agreement requires a test to be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect” thereto, or that the Borrower be in Pro Forma Compliance with a test.~~
“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Borrower or any Subsidiary that are customary for a Securitization Program.
“Subject Transaction” means, with respect to any Measurement Period, (a) any Permitted Acquisition or any other acquisition, whether by purchase, merger or otherwise, of all or substantially all of the assets of, or any business line, unit or division of, any Person or of a majority of the outstanding equity interests of any Person (and, in any event, including any Investment in (x) any Subsidiary of the Borrower the effect of which is to increase the equity ownership of the Borrower and its Subsidiaries in such Subsidiary or (y) any joint venture for the purpose of increasing the ownership interest of the Borrower and its Subsidiaries in such joint venture), in each case that is permitted by this Credit Agreement, (b) any Disposition of all or substantially all of the assets or equity interests of any Subsidiary of the Borrower (or any business unit, line of business or division of any Subsidiary of the Borrower) that is permitted by this Credit Agreement, (c) any incurrence or repayment of Indebtedness or (d) the making of any Restricted Payment or any other event~~,~~  that, by the terms of the Loan Documents, requires Pro Forma Compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a Pro Forma Basis or after giving Pro Forma Effect thereto.

“Subordinated Debt” means Indebtedness incurred by a Loan Party that is subordinated in right of payment to the prior payment of the Loan Document Obligations of such Loan Party on subordination terms reasonably acceptable to the Administrative Agent.
“subsidiary” means, with respect to any Person (“Topco”), as of any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of Topco in Topco’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power is or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by Topco or one or more subsidiaries of Topco.
“Subsidiary” means any direct or indirect subsidiary of the Borrower or a Loan Party, as the context may require.
“Subsidiary Guarantors” means (x) each Subsidiary of the Borrower as of the Closing Date (other than any Excluded Subsidiary) and (y) each other Subsidiary of the Borrower that becomes a party to the Guarantee Agreement by the execution and delivery of a Subsidiary Joinder Agreement pursuant to and in accordance with Section 6.12(a), and the permitted successors and assigns of each such Person.
“Subsidiary Joinder Agreement” means a Subsidiary Joinder Agreement, substantially in the form of Exhibit F, pursuant to which a Subsidiary (other than an Excluded Subsidiary) becomes a party to the Guarantee Agreement, to the Security Agreement and to each other applicable Loan Document.
“Swap Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Termination Value” means, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Agreements (which may include a Lender or any Affiliate of a Lender).

“Synthetic Debt” means, with respect to any Person as of any date of determination thereof, all obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds (including any minority interest transactions that function primarily as a borrowing) but are not otherwise included in the definition of “Indebtedness” or as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.
“Synthetic Lease Obligation” means the monetary obligation of a Person at any time of determination under (i) a so called synthetic, off balance sheet or tax retention lease, or (ii) an agreement for the use or possession of property, in each case, creating obligations that do not appear on the balance sheet of such Person but which could be characterized as the indebtedness of such Person (without regard to accounting treatment) (other than operating leases arising as a result of Sale and Leaseback transactions).
“Target” means, in the case of any acquisition, the Person, or business or all or a substantial portion of the assets of a Person, acquired in such acquisition.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term SOFR” means,
(a)    ~~(a)~~    for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; provided, further, that if Term SOFR as so determined shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor, and
(b)    ~~(b)~~    for any calculation with respect to an ABR Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “ABR Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided that if as of 5:00 p.m. (New York City time) on any ABR Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such ABR Term SOFR

Determination Day; provided, further, that if Term SOFR as so determined shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.
~~“Term SOFR Adjustment” means a percentage equal to 0.10% per annum.~~
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Termination Date” means the date upon which all Commitments have terminated and the Loans, together with all interest and fees related thereto and other Loan Document Obligations (other than unasserted contingent indemnification and unasserted expense reimbursement obligations in each case not yet due and payable), have been indefeasibly paid in full in cash.
“Threshold Amount” means $~~2~~5,000,000.
“Topco” has the meaning specified in the definition of “subsidiary.”
“Trademark Security Agreement” has the meaning set forth in the Security Agreement.
“Transaction Expenses” means any fees, premiums, expenses or other costs incurred or paid by the Borrower or any Subsidiary in connection with the Transactions, this Credit Agreement and the other Loan Documents and the transactions contemplated hereby and thereby in connection therewith (together with all amendments, waivers and consents with regards thereto from time to time).
“Transactions” means (a) the execution, delivery and performance by each Loan Party of each Loan Document to which it is a party, (b) the borrowing of the Loans on the Closing Date, (c) the use of the proceeds of the Loans, (d) the satisfaction of the Collateral and Guarantee Requirement and (e) the payment of Transaction Expenses.
~~“Treasury Rate” means, for any Make-Whole Prepayment Date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to the Make-Whole Prepayment Date (or, if such Statistical Release is no longer published or the relevant information does not appear thereon, any publicly available source of similar market data)) most nearly equal to the period from the Make-Whole Prepayment Date to the first anniversary of the Closing Date; provided that if the period from the Make-Whole Prepayment Date to the first anniversary of the Closing Date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Make-Whole Prepayment Date to the first anniversary of the Closing Date is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year shall be used.~~

“Type,” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to ~~Adjusted~~ Term SOFR or the Alternate Base Rate.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unaudited Financial Statements” means the Borrower’s quarterly report on Form 10-Q containing the unaudited consolidated balance sheets and related statements of income, comprehensive income, changes in equity and cash flows of the Borrower and its Subsidiaries, covering any of the first three Fiscal Quarters that have ended after the most recent Fiscal Year covered by the Audited Financial Statements and at least forty five (45) days before the Closing Date.
“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
“United States” and “U.S.” mean the United States of America.
“Unrestricted Cash” means, as of any date of determination, the cash and Cash Equivalents of the Borrower and the other Loan Parties that is maintained in a Controlled Account or is otherwise “restricted” in favor of the Administrative Agent for the benefit of the Secured Parties.
“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 3.6(g)(ii)(B)(3).
“[***]” means [***].
“[***] Contract” means a material customer contract between the Borrower or any of its Subsidiaries, on the one hand, and [***] or any of its subsidiaries or affiliates, on the other hand.
“Voting Equity Interests” means, with respect to any Person, shares of such Person’s Equity Interests having the right to vote for the election of the members of the board of directors or other managing person of such Person under ordinary circumstances.
“Weekly Liquidity” means, with respect to any Calendar Week, Liquidity as of the close of business on Friday in such Calendar Week.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.
“Wholly-Owned” means, with respect to a subsidiary of a Person, a subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable law) are owned directly by such Person and/or indirectly by one or more Wholly-Owned subsidiaries of such Person.
“Withdrawal Liability” means a liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Withholding Agent” means any Loan Party, the Administrative Agent and any other applicable withholding agent.
“Working Capital” means, for any Person at any date, its Consolidated Current Assets at such date minus its Consolidated Current Liabilities at such date; provided that, for purposes of calculating Excess Cash Flow, increases or decreases in Working Capital shall exclude, without duplication, (a) the impact of any of the items adjusted for in the definition of “Consolidated EBITDA” and (b) any changes in current assets or current liabilities as a result of (x) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent or (y) the effects of purchase accounting adjustments; provided, further, that, to the extent the Borrower or any of its Subsidiaries consummates an Acquisition during such period, beginning of period working capital shall be recalculated on a pro forma basis to include working capital acquired in such Acquisition.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.2    Rates
. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Alternate Base Rate, the Term SOFR Reference Rate~~, Adjusted Term SOFR~~  or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Alternate Base Rate, the Term SOFR Reference Rate, ~~Adjusted~~ Term SOFR~~, Term SOFR~~  or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Alternate Base Rate, the Term SOFR Reference Rate, ~~Adjusted~~ Term ~~SOFR, Term~~ SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Alternate Base Rate, the Term SOFR Reference Rate, Term SOFR~~, Adjusted Term SOFR~~  or any other Benchmark, in each case pursuant to the terms of this Credit Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
Section 1.3    Terms Generally
. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Credit Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Credit Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Any terms used in this Credit Agreement that are defined in the UCC shall be construed and defined as set forth in the UCC unless otherwise defined herein; provided that to the extent that the UCC is used to define any term herein and such term is defined differently in different Articles of the UCC, the definition of such term contained in Article 9 of the UCC shall govern.
Section 1.4    Accounting Terms; GAAP.
(a)    All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Credit Agreement shall be prepared in conformity with, GAAP, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.
(b)    Notwithstanding anything to the contrary herein (but subject to the proviso below), for purposes of determining compliance with any test contained in this Credit Agreement with respect to any period during which any ~~Specified~~Subject Transaction occurs, the Consolidated Secured Leverage Ratio shall be calculated with respect to such period and all ~~Specified~~Subject Transactions occurring during such period on a Pro Forma Basis~~.~~; provided that, for the avoidance of doubt, for purposes of calculating compliance with Section 7.12(a) and the Applicable Margin, no Subject Transaction occurring after the last day of the applicable Measurement Period shall be taken into account.
(c)    If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Credit Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
(d)    Notwithstanding anything to the contrary herein or any changes in GAAP after the Closing Date, any lease of the Loan Parties and their Subsidiaries that would be characterized as an operating lease under GAAP in effect prior to December 15, 2018 (whether such lease is entered into before or after the Closing Date, and without giving effect to any applicable implementation of GAAP pending but not in effect on the Closing Date) shall not constitute Indebtedness, Attributable Indebtedness or a Financing Lease Obligation under this Credit Agreement or any other Loan Document as a result of such changes in GAAP.
Section 1.5    Rounding
. Any financial ratios required to be maintained by the Borrower pursuant to this Credit Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
Section 1.6    References to Time and Date

. Unless the context otherwise requires, references to a time shall refer to Eastern Standard Time or Eastern Daylight Savings Time, as applicable. Whenever any performance obligation hereunder or under any other Loan Document shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day.
Section 1.7    Resolution of Drafting Ambiguities
. Each Loan Party acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of the Loan Documents to which it is a party, that it and its counsel reviewed and participated in the preparation and negotiation hereof and thereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or thereof.
Section 1.8    Status of Loan Document Obligations
. In the event that any Loan Party shall at any time issue or have outstanding any Subordinated Debt, the Borrower shall take or cause each other Loan Party to take all such commercially reasonable actions (including causing such Subordinated Debt to be subject to a subordination agreement in form and substance reasonably satisfactory to the Administrative Agent) as shall be reasonably necessary to cause the Secured Obligations to constitute senior indebtedness (however denominated) in respect of such Subordinated Debt and to enable the Administrative Agent and the Lenders to have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Debt. Without limiting the foregoing, the Secured Obligations are hereby designated as “senior indebtedness” and as “designated senior indebtedness” and words of similar import under and in respect of any Restricted Junior Debt Documents under which such Subordinated Debt is issued and are further given all such other designations as shall be reasonably required under the terms of any such Subordinated Debt in order that the Administrative Agent and the Lenders may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Debt. Each of the Secured Parties authorizes the Administrative Agent, on behalf of the Secured Parties, to enter into any subordination agreement in form and substance reasonably satisfactory to the Administrative Agent to subordinate such Subordinated Debt to the Loan Document Obligations.
Section 1.9    LLC Divisions
. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws), (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time. Notwithstanding anything herein or any other Loan Document to the contrary, in the event that any Loan Party that is a limited liability company divides itself into two or more limited liability companies or series thereof, any limited liability companies or series thereof formed as a result of such division shall be required to comply with the obligations set forth in Section 6.12 and the other further assurances obligations set forth in the Loan Documents and become a Guarantor under this Credit Agreement and the other Loan Documents.
Section 1.10    Cashless Settlement

. Notwithstanding anything to the contrary contained in this Credit Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Credit Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent and such Lender.
ARTICLE 2

THE CREDITS
Section 2.1    Commitments
. Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Lender ~~agrees, severally and not jointly, to~~with an Initial Loan Commitment ma~~k~~de a Loan to the Borrower in Dollars on the Closing Date in an aggregate principal amount equal to such Lender’s Initial Loan Commitment. Subject to the terms and conditions hereof and in the First Amendment and relying upon the representations and warranties herein and therein set forth, each Lender with a First Amendment Loan Commitment agrees, severally and not jointly, to make (or cashlessly continue pursuant to Section 1.10 and the First Amendment) a Loan to the Borrower in Dollars on the First Amendment Effective Date in an aggregate principal amount equal to such Lender’s First Amendment Loan Commitment. Amounts paid or prepaid in respect of Loans may not be reborrowed. Loans may be ABR Loans or SOFR Loans, as further provided herein.
Section 2.2    Borrowings, Conversions and Continuations of Loans.
(a)    Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of SOFR Loans shall be made upon the Borrower’s irrevocable written notice to the Administrative Agent. Each such notice must be received by the Administrative Agent substantially in the form of a Committed Loan Notice (i) in the case of an ABR Borrowing, not later than 11:00 a.m. one (1) Business Day prior to the date of the proposed Borrowing or (ii) in the case of any other Borrowing, not later than 11:00 a.m. three (3) Business Days before the date of the proposed Borrowing (or such shorter period as the Administrative Agent shall agree in its sole discretion).
(b)    Each Committed Loan Notice shall be appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing or conversion of Loans shall be in a principal amount of the Borrowing Minimum or a whole multiple of the Borrowing Multiple in excess thereof. Each Committed Loan Notice shall specify (A) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of SOFR Loans, (B) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (C) [reserved], (D) the Type of Loans to be borrowed or to which existing Loans are to be converted, (E) if applicable, the duration of the Interest Period with respect thereto which shall be a period contemplated by the definition of the term “Interest Period” and (F) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.2. Notwithstanding anything in this Credit Agreement to the contrary, if the Borrower:
(i)    requests a Borrowing of, conversion to, or continuation of SOFR Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of ~~one~~three months; and/or
(ii)    fails to specify a Type of Loan in a Committed Loan Notice or fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, continued as, or converted to~~, ABR~~ (as applicable), SOFR Loans with an Interest Period of three months.
For the avoidance of doubt, the Borrower and Lenders acknowledge and agree that any conversion or continuation of an existing Loan shall be deemed to be a continuation of that Loan with a converted interest rate methodology and not a new Loan. Any automatic conversion or continuation as provided above shall be effective as of the last day of the Interest Period then in effect with respect to the applicable SOFR Loans.
(c)    Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion or continuation described in Section 2.2(b). In the case of each Borrowing, each Lender shall make (or cause its Applicable Lending Office to make) the amount of its Loan available to the Administrative Agent, by transfer in immediately available funds to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders, not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction or waiver of the applicable conditions set forth in Section 4.1, the Administrative Agent shall promptly make all funds so received available to the Borrower in like funds as received by transfer to the account of the Borrower designated in the Committed Loan Notice.
(d)    Except as otherwise provided herein, a SOFR Loan may be continued or converted only on the last day of an Interest Period for such Loan unless the Borrower pays the amount due, if any, under Section 3.5 in connection therewith. During the existence of an Event of Default, the Administrative Agent or the Required Lenders may require that (i) no Loans may be requested as, converted to or continued as SOFR Loans and (ii) unless repaid, each SOFR Loan be converted to an ABR Loan at the end of the Interest Period applicable thereto.
(e)    The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for SOFR Loans upon determination of such interest rate. The determination of ~~Adjusted~~ Term SOFR by the Administrative Agent shall be conclusive in the absence of manifest error.
(f)    Anything in clauses (a) through (d) above to the contrary notwithstanding, after giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than six Interest Periods in effect at any time for all Borrowings of SOFR Loans.
(g)    The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several, and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
Section 2.3    [Reserved]~~.~~
.
Section 2.4    [Reserved].
Section 2.5    Termination and Reduction of Commitments

. The Initial Loan Commitment of each Lender shall automatically and permanently terminate upon the funding by such Lender of Initial Loans in an amount equal to the Initial Loan Commitment of such Lender under the Credit Facility on the Closing Date. The First Amendment Loan Commitment of each Lender shall automatically and permanently terminate upon the funding by such Lender of First Amendment Loans in an amount equal to the First Amendment Loan Commitment of such Lender under the Credit Facility on the First Amendment Effective Date.
Section 2.6    Repayment of Loans; Evidence of Debt.
(a)    Amortization; Payment at Maturity. The Borrower shall repay to the Administrative Agent for the ratable account of the Lenders the aggregate principal amount of all Loans outstanding under the Credit Facility on the following dates in the respective amounts set forth opposite such dates (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.7(i)):
(i)    Prior to the First Amendment Effective Date:

Date	Amount
September 30, 2024	$468,750
December 31, 2024	$468,750
March 31, 2025	$468,750

(ii)    After the First Amendment Effective Date:

Date	Amount
~~June 30~~July 24, 2025	$~~468~~1,~~7~~250,000
~~September 30~~October 24, 2025	$~~468~~1,~~7~~250,000
~~December 31~~January 24, 202~~5~~6	$~~468~~1,~~7~~250,000
~~March 31~~April 24, 2026	$~~468~~1,~~7~~250,000
~~June 30~~July 24, 2026	$~~468~~2,~~7~~500,000
October 24, 2026	$2,500,000
January 24, 2027	$2,500,000
April 24, 2027	$2,500,000
July 24, 2027	$3,750,000
October 24, 2027	$3,750,000
January 24, 2028	$3,750,000
April 24, 2028	$3,750,000
~~September 30~~July 24, 202~~6~~8 and the ~~last Business~~24th ~~D~~day of each ~~Fiscal Quarter ending~~October, January, April and July thereafter	$~~1,87~~5,000,000

provided that, notwithstanding the foregoing, the final principal repayment installment of the Loans shall be repaid on the Maturity Date and in any event shall be in an amount equal to the aggregate principal amount of all Loans outstanding on such date.
(b)    Notes. Any Lender may request through the Administrative Agent that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a Note payable to such Lender and its registered assigns in which case all Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 10.4) be represented by one or more Notes in like form payable to the payee named therein and its registered assigns.
(c)    Lender Records. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(d)    Register. Entries made in good faith by the Administrative Agent in the Register pursuant to Section 10.4(c), and by each Lender in its account or accounts pursuant to Section 2.6(c), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Credit Agreement, absent manifest error; provided, however, that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of any Loan Party under this Credit Agreement. In the event of any conflict between the records maintained by any Lender and the records maintained by the Administrative Agent in such matters, the records of the Administrative Agent shall control in the absence of manifest error.
Section 2.7    Prepayments.
(a)    Optional Prepayments. The Borrower may, upon written notice to the Administrative Agent, at any time and from time to time, voluntarily prepay any Loans in whole or in part without premium or penalty (except as set forth in Section 3.2(d) and Section 3.5); provided that (A) such notice must be received by the Administrative Agent not later than 1:00 p.m. (x) three (3) Business Days prior to any date of prepayment of a SOFR Borrowing and (y) one (1) Business Day prior to the date of prepayment of an ABR Borrowing (or, in each case, such shorter period as the Administrative Agent shall agree in its sole discretion) and (B) each prepayment shall be in a principal amount equal to the Borrowing Minimum or a whole multiple of the Borrowing Multiple in excess thereof or, in each case, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided that a notice of prepayment may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied (but subject to the Borrower’s obligation to indemnify the Lenders pursuant to Section 3.5). Optional partial prepayments of Loans shall be applied to scheduled installments thereof, if any, as specified by the Borrower in such notice of prepayment and, in the absence of such direction, in the manner set forth in Section 2.7(i).
(b)    Excess Cash Flow. No later than five (5) Business Days after the date on which the annual financial statements and corresponding Compliance Certificate are required to be delivered pursuant to Section 6.1 (without giving effect to any grace period applicable thereto), commencing with the annual financial statements for the Fiscal Year ending December 31, 202~~5~~6, the Borrower shall prepay Loans in an aggregate amount equal to (i) 75~~0~~% of Excess Cash Flow for such Fiscal Year less (ii)(a) the purchase price paid in cash for all Permitted Acquisitions and other Investments permitted pursuant to Section 7.4(n) (other than any Investments in any Loan Party or in any Person which was already a Subsidiary or Investments in cash and Cash Equivalents), (b) payments of Earn-Out Obligations in connection with Permitted Acquisitions or other Acquisitions made in compliance with the terms of the Loan Documents and (c) the aggregate amount of voluntary prepayments of Loans made pursuant to Section 2.7(a) or any other Indebtedness secured on a pari passu basis with the Loans, in each case, during such Fiscal Year, other than voluntary prepayments of Loans funded with the proceeds of long-term Indebtedness (other than revolving Indebtedness) or an issuance of Equity Interests.
(c)    Dispositions. Not later than five (5) Business Days following the receipt of any Net Cash Proceeds of any Disposition by the Borrower or any of its Subsidiaries, the Borrower shall prepay Loans in an aggregate amount equal to 100% of such Net Cash Proceeds; provided that:
(i)    no such prepayment shall be required under this Section 2.7(c) with respect to (A) any Disposition permitted by Sections 7.5(a) through (g) or Sections 7.5(j) through (q), (B) the disposition of property which constitutes a Casualty Event, or (C) Dispositions for fair market value resulting in no more than $1,000,000 in Net Cash Proceeds per Disposition (or series of related Dispositions) and less than $2,000,000 in Net Cash Proceeds for all such Dispositions in any Fiscal Year; and
(ii)    so long as no Default or Event of Default shall then exist or would arise therefrom, such proceeds shall not be required to be so applied on such date to the extent that the Borrower shall have delivered a certificate of a Responsible Officer to the Administrative Agent on or prior to such date stating that such Net Cash Proceeds are expected to be reinvested, or committed to be reinvested, in Capital Assets (other than inventory) to be used in the business of the Borrower or its Subsidiaries within twelve (12) months following the ~~date~~receipt of such ~~Disposition~~Net Cash Proceeds; provided that if all or any portion of such Net Cash Proceeds is not so reinvested within such 12-month period~~,~~ (or if the Borrower or applicable Subsidiary has entered into binding contractual commitments for reinvestment within such 12-month period, not so reinvested within eighteen (18) months following the receipt of such Net Cash Proceeds), such unused portion shall be applied on the last day of such period (or such earlier date as the Borrower may elect) as a mandatory prepayment as provided in this Section 2.7(c); provided, further, that if the property subject to such Disposition constituted Collateral under the Collateral Documents, then all property purchased with the Net Cash Proceeds thereof pursuant to this clause (ii) shall be made subject to the Lien of the applicable Collateral Documents in favor of the Administrative Agent, for the benefit of the Secured Parties, in accordance with Section 6.12.
(d)    Casualty Events. Not later than five (5) Business Days following the receipt of any Net Cash Proceeds from a Casualty Event by the Borrower or any of its Subsidiaries, the Borrower shall prepay Loans in an aggregate amount equal to 100% of such Net Cash Proceeds; provided that:

(i)    no such prepayment shall be required under this Section 2.7(d) with respect to any Casualty Event to the extent such Casualty Event (together with any related Casualty Events) results in Net Cash Proceeds of $1,000,000 or less; and
(ii)    so long as no Default or Event of Default shall then exist or would arise therefrom, such proceeds shall not be required to be so applied on such date to the extent that the Borrower shall have delivered a certificate of a Responsible Officer to the Administrative Agent on or prior to such date stating that such Net Cash Proceeds are expected to be used to repair, replace or restore any property in respect of which Net Cash Proceeds were paid or to be reinvested, or committed to be reinvested, in other Capital Assets (other than inventory) to be used in the business of the Borrower or its Subsidiaries within twelve (12) months following the date of receipt of such Net Cash Proceeds; provided that if all or any portion of such Net Cash Proceeds is not so reinvested within such 12-month period (or if the Borrower or applicable Subsidiary has entered into binding contractual commitments for reinvestment within such 12-month period, not so reinvested within eighteen (18) months following the receipt of such Net Cash Proceeds), such unused portion shall be applied on the last day of such period (or such earlier date as the Borrower may elect) as a mandatory prepayment as provided in this Section 2.7(d); provided, further, that if the property subject to such Casualty Event constituted Collateral under the Collateral Documents, then all property purchased with the Net Cash Proceeds thereof pursuant to this clause (ii) shall be made subject to the Lien of the applicable Collateral Documents in favor of the Administrative Agent, for the benefit of the Secured Parties, in accordance with Section 6.12.
(e)    Debt Issuance. Not later than one (1) Business Day following the receipt of any Net Cash Proceeds of any Debt Issuance by the Borrower or any of its Subsidiaries, the Borrower shall prepay Loans in an aggregate amount equal to 100% of such Net Cash Proceeds.
(f)    Equity Issuance; Specified Equity Contribution.
(i)    Not later than one (1) Business Day following the receipt of any Net Cash Proceeds of any Equity Issuance ~~consummated after the Senior Notes have been refinanced, redeemed or repaid in full~~, the Borrower shall prepay Loans in an aggregate amount equal to 25% of such Net Cash Proceeds.
(ii)    Not later than one (1) Business Day following the receipt of a Specified Equity Contribution, the Borrower shall prepay Loans in an aggregate amount equal to 100% of the Cure Amount necessary to cure the applicable Financial Covenant Default(s).
(g)    Specified Tax Proceeds. Not later than five (5) Business Days following the receipt of any Specified Tax Proceeds by the Borrower or any of its Subsidiaries, the Borrower shall ~~(x) if such Specified Tax Proceeds are received prior to the refinancing, redemption or repayment in full of the Senior Notes,~~ prepay Loans in an aggregate amount equal to 75~~0% of such Specified Tax Proceeds and apply the remaining 50% of such Specified Tax Proceeds to optionally redeem, repurchase or otherwise acquire Senior Notes in accordance with the Senior Notes Indenture and (y) if such Specified Tax Proceeds are received after the refinancing, redemption or repayment in full of the Senior Notes, prepay Loans in an aggregate amount equal to 100~~% of such Specified Tax Proceeds.

(h)    Change of Control. Upon the occurrence of a Change of Control, the Borrower shall prepay in full all of the unpaid principal balance of the outstanding Loans substantially concurrently with the consummation of such Change of Control.
(i)    Application of Mandatory Prepayments. Any prepayments pursuant to Section 2.7(b), (c), (d), (e), (f), (g) or (h) shall be applied to principal installments on the Loans in the ~~inverse~~direct order of maturity, pro rata against all such installments based on the respective amounts thereof. Amounts to be applied pursuant to this Section 2.7 to the prepayment of Loans shall be applied, as applicable, first to reduce outstanding ABR Loans. Any amounts remaining after each such application shall be applied to prepay SOFR Loans.
(j)    Declined Proceeds. Notwithstanding the foregoing any Lender may elect, by written notice to the Administrative Agent at least three (3) Business Days prior to the prepayment date, to decline all or any portion of any mandatory prepayment of its Loans pursuant to Section 2.7(b), (c), (d), (f)(i) ~~or~~, (g) or (h), in which case the aggregate amount of the prepayment that would have been applied to prepay such Loans but was so declined shall be ratably offered to each Lender that initially accepted such mandatory prepayment. Each Lender that initially accepted its entire allocation of such mandatory prepayment may elect, by written notice to the Administrative Agent at least one (1) Business Day prior to the prepayment date, to decline all or any portion of its pro rata share of the remaining declined mandatory prepayments offered to it. Failure by any Lender to provide written notice to the Administrative Agent in accordance with the initial time frame established above shall result in such Lender accepting its pro rata share of the remaining declined mandatory prepayment offered to it. Any amounts rejected by such Lenders shall be retained by or repaid to the Borrower.
(k)    No Implied Consent. Provisions contained in this Section 2.7 for the application of proceeds of certain transactions shall not be deemed to constitute consent of the Lenders to transactions that are not otherwise permitted by the terms hereof or the other Loan Documents.
(l)    General Rules. All voluntary and mandatory prepayments shall be subject to Section 3.2(d) and Section 3.5, but shall otherwise be without premium or penalty. Each voluntary and mandatory prepayment shall be applied ratably to the then-outstanding Loans. All voluntary and mandatory prepayments shall be accompanied by accrued interest thereon, the applicable Prepayment Premium (if any) and, in the case of any prepayment of a SOFR Loan, any additional amounts required pursuant to Section 3.5.
(m)    Foreign Disposition; Foreign Casualty Event; Excess Cash Flow of Foreign Subsidiaries. Notwithstanding any other provisions of this Section 2.7, to the extent that any or all of the Net Cash Proceeds of any Disposition by a Foreign Subsidiary (a “Foreign Disposition”) or the Net Cash Proceeds of any Casualty Event from a Foreign Subsidiary (a “Foreign Casualty Event”), in each case giving rise to a prepayment event pursuant to Section 2.7(c), or Excess Cash Flow of a Foreign Subsidiary giving rise to a prepayment event pursuant to Section 2.7(b) would have a material adverse tax cost consequence on the Borrower or any Subsidiary or any of its parent entities, an amount equal to such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to prepay Loans at the times provided in this Section 2.7 and the Borrower shall not be required to monitor any such restrictions and/or reserve cash for future repatriation after the Borrower has notified the Administrative Agent of the existence of such Payment Block. For the avoidance of doubt, no repatriation shall be required.
Section 2.8    Payments Generally; Administrative Agent’s Clawback.

(a)    General. Each Loan Party shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal of Loans, interest or fees, or of amounts payable under Sections 3.2, 3.4, 3.5, 3.6 or 10.3, or otherwise) prior to 3:00 p.m. on the date when due, in immediately available funds. All payments to be made by a Loan Party hereunder shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent’s Payment Office, except that payments pursuant to Sections 3.4, 3.5, 3.6 or 10.3 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder or under any other Loan Document shall be made in Dollars.
(b)    Pro Rata Treatment. Except as otherwise provided in this Section 2.8 and as otherwise required under Section 3.4(e), each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of fees or premium and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole Dollar amount.
(c)    Administrative Agent’s Clawback.
(i)    Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender, prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.2 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then such Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to ABR Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)    Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(iii)    Notice by Administrative Agent. A notice from the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this clause (c) shall be conclusive, absent manifest error.
(d)    Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 10.3(c) are several and not joint. The failure of any Lender to make any Loan or make any payment under Section 10.3(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or to make its payment under Section 10.3(c).
(e)    Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article 2, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the borrowing of Loans set forth in Article 4 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall promptly return such funds (in like funds as received from such Lender) to such Lender, without interest.
(f)    Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
(g)    Insufficient Payment. Subject to the provisions of Article 8, whenever any payment received by the Administrative Agent under this Credit Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Credit Parties under or in respect of this Credit Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent (i) first, towards payment of all fees and expenses due to the Administrative Agent under the Loan Documents, (ii) second, towards payment of all expenses then due hereunder, ratably among the parties entitled thereto in accordance herewith, (iii) third, towards payment of interest, fees, premium and commissions then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest, fees, premium and commissions then due to such parties, and (iv) fourth, towards payment of principal of Loans then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal of Loans then due to such parties.

(h)    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then such Lender shall (x) notify the Administrative Agent of such fact~~,~~  and (y) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing to them; provided that:
(i)    if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)    the provisions of this clause (h) shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Credit Agreement, or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant.
The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation. For purposes of clause (b)(i) of the definition of “Excluded Taxes,” a participation acquired pursuant to this Section 2.8(h) shall be treated as having been acquired on the earlier date(s) on which the applicable Lender acquired the applicable interest in the Commitment(s) or Loan(s) to which such participation relates.
(i)    Deductions by Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.2, 2.8(h) or 10.3(c), then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent to satisfy such Lender’s obligations to the Administrative Agent until all such unsatisfied obligations are fully paid or (ii) hold any such amounts in a segregated account as cash collateral for, and for application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its sole discretion.
~~Section 2.9 [Reserved].~~
~~Section 2.10 [Reserved].~~
~~Section 2.11 [Reserved].~~
ARTICLE 3

INTEREST, FEES, YIELD PROTECTION, ETC.
Section 3.1    Interest.

(a)    Interest Rate Generally. All ABR Loans shall bear interest at a rate per annum equal to the sum of the Alternate Base Rate plus the Applicable Margin. Each SOFR Loan shall bear interest at a rate per annum equal to the sum of ~~Adjusted~~ Term SOFR for the Interest Period in effect for such Loan plus the Applicable Margin.
(b)    Default Rate.
(i)    Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee, premium or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to the Default Rate to the fullest extent permitted by applicable law.
(ii)    Notwithstanding the foregoing, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower (provided that no such notification shall be required, and the following interest shall automatically be payable, in the case of an Event of Default under Sections 8.1(a), (b), (h) or (i)), then, so long as such Event of Default is continuing, all outstanding principal of each Loan shall, without duplication of amounts payable under the preceding sentence, bear interest, after as well as before judgment, at a rate per annum equal to the Default Rate to the fullest extent permitted by applicable law.
(iii)    Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(c)    Interest Payment Dates. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and at such other times as may be specified herein; provided that (i) interest accrued pursuant to clause (b) of this Section 3.1 shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and (iii) in the event of any conversion of any SOFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion; provided, further, that the Administrative Agent shall deliver to the Borrower, five days before each Interest Payment Date, a statement setting forth the accrued interest due on such Interest Payment Date.
(d)    Computation of Interest. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate and ~~Adjusted~~ Term SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent clearly manifest error. For the avoidance of doubt, no date of payment shall be included in any computation.
(e)    Term SOFR Conforming Changes. In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Credit Agreement or any other Loan Document. The Administrative

Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.
Section 3.2    Fees.
(a)    Fee Letters. The Borrower agrees to pay the fees payable in the amounts and at the times set forth in the Closing Date Fee Letter and First Amendment Fee Letter.
(b)    Other Fees. The Borrower agrees to pay to each Credit Party, for its own account, fees and other amounts payable in the amounts and at the times separately agreed upon between the Borrower and such Credit Party.
(c)    Payment of Fees Generally. All fees and other amounts payable hereunder shall be paid on the dates due, in immediately available funds. Fees and other amounts paid shall not be refundable under any circumstances. Each determination by the Administrative Agent of a fee hereunder shall be conclusive absent manifest error.
(d)    Prepayment Premium. In the event that any Prepayment Premium Event occurs with respect to all or any portion of the Loans for any reason whatsoever prior to the Maturity Date (including, without limitation, as a result of any acceleration of all or any portion of the Loans, or termination or reduction of all or any portion of the Commitments, resulting from an Event of Default), in addition to the payment of the subject principal amount and all unpaid accrued interest thereon, the Borrower shall be required to pay to the Administrative Agent, for the benefit of the Lenders based on their respective Applicable Percentages of the Loans subject to such Prepayment Premium Event, the applicable Prepayment Premium ~~(as liquidated damages and compensation for the costs of the Lenders being prepared to make funds available hereunder with respect to the Loans and Commitments)~~. For the avoidance of doubt, if the Loans are accelerated or otherwise become due prior to the Maturity Date, in each case, as a result of an Event of Default (including upon the occurrence of an insolvency proceeding or the acceleration of claims by operation of law), the amount of principal of and premium on the Loans that become due and payable shall equal one hundred percent (100%) of the principal amount of Loans accelerated plus the applicable Prepayment Premium in effect on the date of such acceleration or such other prior due date, as if such acceleration or other occurrence were a voluntary prepayment requiring the payment of the applicable Prepayment Premium on such portion of the Loans accelerated or otherwise becoming due and shall constitute part of the Loan Document Obligations, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Lender’s lost profits and actual damages as a result thereof.
Each such Prepayment Premium shall be deemed fully earned, and shall be immediately due and payable, upon the date that the Prepayment Premium Event occurs (regardless of whether or not all or any portion of the principal amount subject to such Prepayment Premium Event has actually then been paid or otherwise), and shall not be refundable in whole or in part and shall not be subject to reduction or set-off. The Borrower acknowledges and agrees that (x) the provisions of this Section 3.2(d) shall remain in full force and effect notwithstanding any rescission by the Administrative Agent or the Required Lenders of an acceleration with respect to all or any portion of the Loan Document Obligations pursuant to Section 8.2 or otherwise, and (y) the payment of any Prepayment Premium under this Section 3.2(d) constitutes liquidated damages and not a penalty. The Borrower acknowledges, and the parties hereto agree, that each Lender has the right to maintain its investment in the Loans free from repayment by the Borrower (except as herein specifically provided for) and that the provision for the obligation to pay the Prepayment Premium by the Borrower in the event that the Loans are prepaid or are accelerated is intended to provide compensation for the deprivation of such right under such circumstances. The Borrower further acknowledges, and the parties hereto also agree, that actual damages to the Lenders from the loss of the bargained-for yield for the term of the Loans as a result of early repayment (or the fixing of the obligation to do so as the result of acceleration) are difficult at this time to determine and calculate and that the Prepayment Premium (if any) is a reasonable estimate of, and certainly not disproportionate to, such likely actual damages. The applicable Prepayment Premium shall also be payable in the event that the Obligations are reinstated pursuant to Section 1124 of the Bankruptcy Code.  If the Prepayment Premium becomes due and payable pursuant to this Credit Agreement, the Prepayment Premium shall be deemed to be principal of the Loans and Obligations under this Credit Agreement and interest shall accrue on the full principal amount of the Loan (including the applicable Prepayment Premium) from and after the applicable triggering event.  Any provision of this Section 3.2(d) that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Section 3.2(d), and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In the event that the applicable Prepayment Premium is determined not to be due and payable by order of any court of competent jurisdiction, including, without limitation, by operation of the Bankruptcy Code, despite such a triggering event having occurred, the applicable Prepayment Premium shall nonetheless constitute Obligations under this Credit Agreement for all purposes hereunder. THE BORROWER EXPRESSLY WAIVES THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF ANY PREPAYMENT PREMIUM IN CONNECTION WITH ANY ACCELERATION OF ANY OR ALL THE LOAN DOCUMENT OBLIGATIONS. The Borrower and each Guarantor expressly acknowledges and agrees that (A) any Prepayment Premium payable in accordance with this Section 3.2(d) shall be presumed to be equal to the liquidated damages sustained by the Administrative Agent and the Lenders as a result of the occurrence of each Prepayment Premium Event, (B) the amount of any Prepayment Premium payable under this Section 3.2(d) is reasonable under the circumstances currently existing and is the product of an arm’s-length transaction between sophisticated business people, ably represented by counsel, (C) the Prepayment Premium shall be payable notwithstanding the then-prevailing market rates at the time payment is made, (D) there has been a course of conduct among the Administrative Agent, the Lenders and the Borrower giving specific consideration in this transaction for such agreement to pay the Prepayment Premium, (E) any Prepayment Premium due and payable in accordance with this Credit Agreement is not compensation for the use of money and shall not constitute unmatured interest, whether under Section 502(b) of the Bankruptcy Code or otherwise; (F) payment of any Prepayment Premium does not constitute a penalty or an otherwise unenforceable or invalid obligation, (G) the Borrower shall be estopped hereafter from claiming differently than agreed to in this Section 3.2(d), (F) the Borrower’s agreement to pay the Prepayment Premium is a material inducement to the Administrative Agent and the Lenders to make the Loans and provide the Commitments, (~~G~~H) the Administrative Agent and the Lenders may include the Prepayment Premium payable under this Section 3.2(d) in any applicable bankruptcy or insolvency claim filed with respect to the Borrower, (I) any such Loan Party shall not challenge or question, or support any other Person in challenging or questioning, the validity or enforceability of the Prepayment Premium or any similar or comparable prepayment fee, and such Loan Party shall be estopped from raising or relying on any judicial decision or ruling questioning the validity or enforceability of any prepayment fee similar or comparable to the Prepayment Premium and (~~H~~J) the Prepayment Premium represents a good faith, reasonable estimate and calculation of the lost profits or damages of the Administrative Agent and Lenders and it would be impractical and extremely difficult to ascertain the actual amount of damages to the Administrative Agent and the Lenders or profits lost by the Administrative Agent and the Lenders as a result of the Prepayment Premium Event.

~~(e) Exit Fee. Upon the earliest to occur of a Maturity Date after March 31, 2026, the acceleration of the Loan Document Obligations pursuant to Article 8 after March 31, 2026 and the date after March 31, 2026 on which the outstanding principal amount of the Loans is paid in full in cash (such earliest date, the “Exit Fee Trigger Date”), the Borrower agrees to pay to the Administrative Agent, for the benefit of the Lenders based on their respective Applicable Percentages as of immediately prior to the Exit Fee Trigger Date, an exit fee (the “Exit Fee”) in an amount equal to $1,500,000. The Exit Fee shall be fully earned on March 31, 2026 and shall be due and payable on the Exit Fee Trigger Date.~~
Section 3.3    Alternate Rate of Interest.
(a)    Inability to Determine Rates. Subject to Section 3.3(b), if, on or prior to the first day of any Interest Period for any SOFR Loan:
(i)    the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that ~~Adjusted~~ Term SOFR cannot be determined pursuant to the definition thereof; or
(ii)    the Required Lenders determine that for any reason in connection with any request for a SOFR Loan or a conversion thereto or a continuation thereof that ~~Adjusted~~ Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Loan, and the Required Lenders have provided notice of such determination to the Administrative Agent, then, in each case, the Administrative Agent will promptly so notify the Borrower and each Lender. Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to continue SOFR Loans or to convert ABR Loans to SOFR Loans, shall be suspended (to the extent of the affected SOFR Loans or affected Interest Periods) until the Administrative Agent (with respect to clause (ii), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (x) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans in the amount specified therein and (y) any outstanding affected SOFR Loans will be deemed to have been converted into ABR Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 3.5. Subject to Section 3.3(b), if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that ~~Adjusted~~ Term SOFR cannot be determined pursuant to the definition thereof on any given day, the interest rate on ABR Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of “Alternate Base Rate” until the Administrative Agent revokes such determination.
(b)    Benchmark Replacement Setting.
(i)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark

Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Credit Agreement or any other Loan Document and ~~the definition of “Adjusted Term SOFR” shall be deemed modified to delete the addition of the Term SOFR Adjustment to Term SOFR for any calculation and~~ (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Credit Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.
(ii)    Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Credit Agreement or any other Loan Document.
(iii)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.3(b)(iv) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.3(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Credit Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.3(b).
(iv)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (x) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (y) if a tenor that was removed pursuant to clause (x) above either

(A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(v)    Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a SOFR Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate.
Section 3.4    Increased Costs; Illegality.
(a)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D)), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;
(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” and (C) Connection Income Taxes) with respect to its loans, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Lender any other condition, cost or expense (other than Taxes) affecting this Credit Agreement or Loans made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or other Recipient, the Borrower will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(b)    Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Applicable Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Credit Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)    Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in clause (a) or (b) of this Section 3.4 and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten days after receipt thereof.
(d)    Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.4 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 3.4 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
(e)    Illegality. Notwithstanding any other provision of this Credit Agreement, if, after the Closing Date, any Change in Law shall make it unlawful for any Lender to make or maintain any SOFR Loan or to give effect to its obligations as contemplated hereby with respect to any SOFR Loan, then, by written notice to the Borrower and to the Administrative Agent:
(i)    such Lender may declare that SOFR Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods) and ABR Loans will not thereafter (for such duration) be converted into SOFR Loans, whereupon any request for a SOFR Borrowing or to convert an ABR Borrowing to a SOFR Borrowing or to continue a SOFR Borrowing, as applicable, for an additional Interest Period shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a SOFR Loan into an ABR Loan, as applicable), unless such declaration shall be subsequently withdrawn; and
(ii)    such Lender may require that all outstanding SOFR Loans made by it be converted to ABR Loans, in which event all such SOFR Loans shall be automatically converted to ABR Loans, as of the effective date of such notice as provided in the last sentence of this clause (e).
In the event any Lender shall exercise its rights under clause (i) or (ii) of this Section 3.4(e), all payments and prepayments of principal that would otherwise have been applied to repay the SOFR Loans that would have been made by such Lender or the converted SOFR Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such SOFR Loans, as applicable. For purposes of this Section 3.4(e), a notice to the Borrower by any Lender shall be effective as to each SOFR Loan made by such Lender, if lawful, on the last day of the Interest Period currently applicable to such SOFR Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

Section 3.5    Break Funding Payments
. In the event of (a) the payment or prepayment of any principal of any SOFR Loan other than on the last day of an Interest Period applicable thereto (whether voluntary, mandatory, automatic, by reason of acceleration (including as a result of a bankruptcy filing, or otherwise)), (b) the conversion of any SOFR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any SOFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.7(a) and is revoked in accordance therewith), or (d) the assignment of any SOFR Loan other than on the last day of the Interest Period or maturity date applicable thereto as a result of a request by the Borrower pursuant to Section 3.7(b), then, in any such event, the Borrower shall compensate each applicable Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 3.5 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.
Section 3.6    Taxes.
(a)    Defined Terms. For purposes of this Section 3.6, the term “applicable law” includes FATCA.
(b)    Payments Free of Taxes. All payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax with respect to any such payment by any applicable Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.6), each Lender (or, in the case of a payment made to the Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)    Payment of Other Taxes by the Loan Parties. Each of the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)    Indemnification by the Loan Parties. Each of the Loan Parties shall jointly and severally indemnify each Recipient, within ten days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.6) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount any of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. ~~Each of the Loan Parties shall also jointly and severally indemnify the Administrative Agent, and shall make payment in respect~~

~~thereof within ten (10) days after demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.6(e)(ii).~~
(e)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.4(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender against any amount due to the Administrative Agent under this Section 3.6(e).
(f)    Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 3.6, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(g)    Status of Lenders.
(i)    ~~(g) Status of Lenders. (i)~~ Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to any payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.
(ii)    Without limiting the generality of the foregoing,
(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally eligible to do so, deliver to the Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two of whichever of the following is applicable:
(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to such tax treaty;
(2)    executed copies of IRS Form W-8ECI;
(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (A) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code and that no payments under any Loan Document are effectively connected with such Lender’s conduct of a U.S. trade or business (a “U.S. Tax Compliance Certificate”) and (B) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or
(4)    to the extent a Foreign Lender is not the beneficial owner (for example, where the Lender is a partnership or a participating Lender), executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and not a participating Lender, and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of such direct and indirect partner(s);
~~(C)~~ (C)    any Foreign Lender shall, to the extent it is legally eligible to do so, deliver to the Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two executed copies of any other documentation prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction, if any, required to be made; and
~~(D)~~ (D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by applicable law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine whether such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Closing ~~d~~Date ~~of this Credit Agreement~~.
Each Lender agrees that if any documentation it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such documentation or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so. Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 3.6(g). Notwithstanding any other provision of this Section 3.6(g), a Lender shall not be required to deliver any documentation that such Lender is not legally eligible to deliver.
(h)    Administrative Agent Tax Forms. The Administrative Agent, and any successor or supplemental Administrative Agent, shall deliver to the Borrower on or prior to the date on which the Administrative Agent becomes the administrative agent hereunder or under any other Loan Document (and from time to time thereafter upon the reasonable request of the Borrower) two (2) executed copies of either (i) IRS Form W-9 (or any successor form) or (ii) a U.S. branch withholding certificate on IRS Form W-8IMY (or any successor form) evidencing its agreement with the Borrower to be treated as a U.S. person for U.S. federal withholding tax purposes (with respect to amounts received on account of any Lender) and IRS Form W-8ECI (with respect to amounts received on its own account). Notwithstanding anything to the contrary in this Section 3.6(h), the Administrative Agent shall not be required to deliver any documentation pursuant to this Section 3.6(h) that the Administrative Agent is not legally eligible to deliver as a result of a Change in Law after the First Amendment Effective Date.
(i)    ~~(h)~~ Treatment of Certain Refunds. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.6 (including by the payment of additional amounts pursuant to this Section 3.6), it shall pay to the applicable Loan Party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.6 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such Recipient and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such Loan Party, upon the request of such Recipient, shall repay to such Recipient the amount paid over pursuant to this Section 3.6(~~h~~i) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 3.6(~~h~~i), in no event will any Recipient be required to pay any amount to a Loan Party pursuant to this Section 3.6(~~h~~i) the payment of which would place the Recipient in a less favorable net after-Tax position than the Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.

(j)    ~~(i)~~ Survival. Each party’s obligations under this Section 3.6 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender and the Termination Date.
(k)    ~~(j)~~ Confidentiality. Nothing contained in this Section 3.6 shall require any Credit Party or any other indemnified party to make available any of its Tax returns (or any other information that it deems to be confidential or proprietary) to the indemnifying party or any other Person.
Section 3.7    Mitigation Obligations; Replacement of Lenders.
(a)    Designation of a Different Lending Office. If any Lender requests compensation under Section 3.4, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.6, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different Applicable Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.4 or Section 3.6, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    Replacement of Lenders. If any Lender requests compensation under Section 3.4 or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.6 and, in each case, such Lender has declined or is unable to designate a different Applicable Lending Office in accordance with Section 3.7(a), or if any Lender is a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.4), all of its interests, rights (other than its existing rights to payments pursuant to Section 3.4 or Section 3.6) and obligations under this Credit Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:
(i)    unless waived by the Administrative Agent in its sole discretion, the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.4;
(ii)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, the Prepayment Premium (if any), accrued fees ~~(other than the Exit Fee, if applicable)~~ and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.5) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(iii)    in the case of any such assignment resulting from a claim for compensation under Section 3.4 or payments required to be made pursuant to Section 3.6, such assignment will result in a reduction in such compensation or payments thereafter;
(iv)    such assignment does not conflict with applicable law; and

(v)    in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented (or is willing to consent upon becoming a Lender) to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
ARTICLE 4

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
Section 4.1    Conditions to Initial Credit Extensions
. The effectiveness of this Credit Agreement and the obligation of each Lender to make its Credit Extension hereunder on the Closing Date is subject to satisfaction (or waiver by each Lender and the Administrative Agent) of the following conditions precedent (provided that the delivery of any document or the performance of any obligation required to be delivered or performed under Section 6.14 shall not be a condition precedent to the Credit Extension on the Closing Date):
(a)    Credit Agreement. The Administrative Agent (or its counsel) shall have received a counterpart of this Credit Agreement (which may include electronic mail transmission of a signed signature page of this Credit Agreement) that, when taken together, bear the signatures of the Borrower and each Lender.
(b)    Notes. The Administrative Agent shall have received a Note for each Lender that shall have requested one no later than two (2) Business Days prior to the Closing Date, signed on behalf of the Borrower.
(c)    Legal Opinion. The Administrative Agent shall have received favorable written opinions (addressed to the Credit Parties and dated the Closing Date) from each of (i) Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, as special counsel to the Loan Parties, (ii) Rutan and Tucker LP, as special counsel to the Loan Parties, and (iii) Walkers (Ireland) LLP, Irish counsel to the Loan Parties, in each case, in form, scope and substance customary for transactions of this type and reasonably satisfactory to the Administrative Agent. The Borrower hereby requests such counsels to deliver such opinions.
(d)    Officers’ Closing Certificate. The Administrative Agent shall have received a certificate of the President or a Vice President and the Secretary or Assistant Secretary or other Responsible Officer of each Loan Party, dated the Closing Date, substantially in the form of Exhibit E.
(e)    Fees and Expenses. The Administrative Agent (or its counsel) shall have received a counterpart of the Closing Date Fee Letter (which may include electronic mail transmission of a signed signature page of the Closing Date Fee Letter) duly executed by the Borrower. Substantially contemporaneously with the making of the Loans to be made on the Closing Date, the Borrower shall have paid all fees and expenses that under the terms hereof or of the Closing Date Fee Letter are due and payable on or prior to the Closing Date, as well as the reasonable fees, disbursements and other charges of counsel to the Administrative Agent and the Lead Arranger in connection with the Transactions to the extent invoiced on or prior to the Closing Date.

(f)    Collateral and Guarantee Requirement.
(i)    The Collateral Documents set forth in Schedule 4.1(f) shall have been duly executed and/or delivered by each Loan Party that is to be a party thereto and shall be in full force and effect. The Administrative Agent on behalf of the Secured Parties shall have a security interest in the Collateral of the type and the priority described in each such Collateral Document; and
(ii)    The Administrative Agent shall have received all stock certificates or other instruments (if any) representing all such Equity Interests required to be pledged under the Loan Documents entered into on the Closing Date, together with stock powers or other instruments of transfer with respect thereto endorsed in blank; provided that the pledge of any shares in respect of any Subsidiaries that are not Wholly-Owned Subsidiaries shall be limited to the shares actually owned by the applicable pledgor.
(g)    Guarantee Agreement. The Administrative Agent (or its counsel) shall have received a counterpart of the Guarantee Agreement (which may include electronic mail transmission of a signed signature page of the Guarantee Agreement) that, when taken together, bear the signatures of each Subsidiary Guarantor as of the Closing Date.
(h)    Solvency Certificate. The Administrative Agent shall have received a Solvency Certificate attesting to the Solvency of each Loan Party and its Subsidiaries (taken as a whole) on the Closing Date immediately before and after giving effect to the Transactions, from the chief financial officer or an authorized person performing similar functions of the Borrower.
(i)    Committed Loan Notice. The Administrative Agent shall have received a completed Committed Loan Notice, duly executed by a Responsible Officer of the Borrower with respect to the Credit Extension to be made on the Closing Date.
(j)    Insurance. The Administrative Agent shall have received evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect and that the Administrative Agent has been named as lender’s loss payee and/or additional insured, as applicable, under each insurance policy with respect thereto, in each case, in accordance with the terms of the Loan Documents, and the Administrative Agent is otherwise satisfied with all of the insurance arrangements of the Loan Parties and their Subsidiaries.
(k)    Pro-Forma Compliance Certificate. The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Borrower, setting forth reasonably detailed calculations demonstrating that on a Pro Forma Basis, immediately after giving effect to the Transactions occurring on the Closing Date the Loan Parties shall have Liquidity of at least $5,000,000.
(l)    USA PATRIOT Act; KYC. The Lenders shall have received, no later than three (3) Business Days prior to the Closing Date, (i) all documentation and other information requested by them and required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to the Borrower.

(m)    Financial Statements. The Administrative Agent shall have received (i) the Audited Financial Statements and (ii) the Unaudited Financial Statements. Availability of the Audited Financial Statements and the Unaudited Financial Statements on EDGAR Online or the Borrower’s website on the Internet at the website address listed in Section 10.1 (to the extent such report complies with the requirements of the applicable definitions), shall be deemed to be compliance by the Borrower with this Section 4.1(m).
(n)    Legal Impediments. No law or regulation shall be applicable that restrains, prevents or imposes materially adverse conditions upon the Credit Facility.
(o)    No Material Adverse Effect. Since December 31, 2023, there shall not have occurred a Material Adverse Effect or any event or circumstance that would reasonably be expected to result in a Material Adverse Effect.
(p)    Representations and Warranties. Each of the representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct in all material respects, in each case on and as of such date as if made on and as of such date; provided that to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.
(q)    No Default. No Default or Event of Default shall exist or would result from such proposed Credit Extension or from the application of the proceeds therefrom.
(r)    Financial Officer Certificate. The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Borrower confirming that the conditions set forth in clauses (o), (p) and (q) of this Section 4.1 shall be satisfied.
(s)    Series B Stock Repurchase. On or prior to the Closing Date the Borrower shall have delivered to the Administrative Agent satisfactory evidence that, substantially concurrently with the Closing Date, all of the outstanding shares of Series B Stock (including any accrued but unpaid dividends thereon) have been or will be repurchased by the Borrower in cash in accordance with the terms of the Series B Repurchase Agreement.
(t)    Repurchase of Senior Notes. On or prior to the Closing Date the Borrower shall have delivered to the Administrative Agent satisfactory evidence that, substantially concurrently with the Closing Date, $16,500,000 aggregate principal amount of the Senior Notes have been or will be repurchased by the Borrower in cash in accordance with the terms of the Senior Note Repurchase Agreement.
(u)    Consents. All consents, authorizations and approvals of, and filings and registrations with, and all other actions in respect of, any Governmental Authority or other Person required in connection with the making of the Loans or the conduct of the Loan Parties’ business to effect the Transactions shall have been obtained and shall be in full force and effect (or shall be made substantially concurrently with the closing hereof).
(v)    Lien Searches. The Administrative Agent shall have received the results of a Lien search (including a search as to judgments, bankruptcy, tax and intellectual property matters), in form and substance reasonably satisfactory thereto, made against the Loans Parties under the Uniform

Commercial Code (or applicable judicial docket) as in effect in each jurisdiction in which filings or recordations under the applicable Uniform Commercial Code should be made to evidence or perfect security interests in all assets of such Loan Party and such other jurisdictions reasonably requested by the Administrative Agent, indicating among other things that the assets of each such Loan Party are free and clear of any Lien (except for Liens terminated on or prior to the Closing Date and Liens permitted under Section 7.2).
For purposes of determining whether the Closing Date has occurred, each Lender that has executed this Credit Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to such Lender, unless such Lender has notified the Administrative Agent of any disagreement prior to the Credit Extension hereunder.
Section 4.2    Conditions to First Amendment Credit Extensions
. The obligation of each Lender with a First Amendment Loan Commitment to make its Credit Extension hereunder on the First Amendment Effective Date is subject solely to satisfaction (or waiver by each such Lender and the Administrative Agent) of the conditions specified in Section 4 of the First Amendment.
ARTICLE 5

REPRESENTATIONS AND WARRANTIES
The Borrower represents and warrants to the Administrative Agent and the Lenders that:
Section 5.1    Existence, Qualification and Power; Compliance with Laws
. Each Loan Party and each of its Subsidiaries (a) is duly incorporated, organized or formed, and validly existing and, where applicable, in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business as now conducted and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and, where applicable, in good standing under the laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, and (d) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted, except, in each case referred to in clause (c) or (d), to the extent that failure to do so ~~c~~would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Borrower and its Subsidiaries are in compliance with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property and maintain all permits and licenses necessary to conduct their business, except where the failure to do so, individually or in the aggregate, ~~c~~would not reasonably be expected to result in a Material Adverse Effect.
Section 5.2    Authorization; No Contravention
. The execution, delivery and performance by each Loan Party of each Loan Document to which such Loan Party is a party, and the consummation of the Transactions, are within such Loan Party’s corporate, limited liability company or other analogous powers, have been duly authorized by all necessary corporate, limited liability company or other analogous action, and do not and will not (a) contravene the terms of any of such Person’s Organizational Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than Liens under the Loan Documents), or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any law in any material respect, except, with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (b)(i), to the extent that such conflict, breach, contravention or payment ~~c~~would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
Section 5.3    Governmental Authorization; Other Consents
. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required to be obtained by any Loan Party in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of any Loan Document to which it is a party, or for the consummation of the Transactions, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Loan Documents, except for (i) notices, agreements, filings and recordings necessary to satisfy the Collateral and Guarantee Requirement and (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect.
Section 5.4    Binding Effect
. Each Loan Document has been duly executed and delivered by each Loan Party that is party thereto and constitutes a legal, valid and binding obligation of each such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
Section 5.5    Financial Statements; No Material Adverse Effect.
(a)    The Audited Financial Statements and Unaudited Financial Statements:
(i)    fairly present in all material respects the financial condition of the Borrower and its consolidated Subsidiaries, as applicable, as of the dates thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, subject, in the case of the Unaudited Financial Statements, to normal year-end audit adjustments and the absence of footnotes; and
(ii)    show all material Indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries, as applicable, as of the date thereof, including liabilities for Taxes, material commitments and contingent obligations.
(b)    Since December 31, 2023, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to result in a Material Adverse Effect.
Section 5.6    Litigation

. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against any Loan Party or any of its Subsidiaries or, to the knowledge of the Borrower, threatened in writing against or affecting the Loan Parties or any of their Subsidiaries (a) that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (b) that involve or affect, or that purport to or ~~c~~would reasonably be expected to involve or affect, any Loan Document or the Transactions.
Section 5.7    Environmental Matters.
(a)    Except as ~~c~~would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect:
(i)    each Loan Party and its Subsidiaries possess all Environmental Permits required under applicable Environmental Law to conduct their respective businesses and are, and within applicable statutes of limitation, have been, in compliance with the terms of such Environmental Permits. No Loan Party or any of its Subsidiaries has received written notice that any Environmental Permits possessed by any of them will be revoked, suspended or will not be renewed;
(ii)    the execution and delivery of this Credit Agreement and the consummation by the Loan Parties of the Transactions does not require any notification, registration, reporting, filing, investigation, or environmental response action under any Environmental Law;
(iii)    each of the Loan Parties and their Subsidiaries are currently, and within applicable statutes of limitation, have been, in compliance with all applicable Environmental Law;
(iv)    no Loan Party nor any of its Subsidiaries has received (A) notice of any pending or threatened civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, notice or demand letter or request for information under any Environmental Law, or (B) notice of actual or potential liability under any Environmental Law including any Environmental Liability that such Loan Party or Subsidiary may have retained or assumed either contractually or by operation of law or of any Environmental Claim, in either case with respect to clause (A) or (B) that reasonably ~~c~~would be expected to result in material expenditure by such Loan Party or Subsidiary. No Loan Party or any of its Subsidiaries has knowledge of any circumstances that reasonably ~~c~~would be expected to result in an Environmental Liability;
(v)    as of the ~~Closing~~First Amendment Effective Date: (A) no property or facility currently, or to the knowledge of each Loan Party, formerly owned, operated or leased by any Loan Party or any of its current or former Subsidiaries or by any respective predecessor in interest, and (B) no property at which Hazardous Materials generated, owned or controlled by any Loan Party, any of its present or former Subsidiaries or any predecessor in interest have been stored, treated or disposed of, have been identified by a Governmental Authority as recommended for or requiring or potentially requiring environmental assessment and/or response actions under Environmental Law;
(vi)    (A) there has been no disposal, spill, discharge or Release of any Hazardous Material generated, used, owned, stored or controlled by any Loan Party, any of its

Subsidiaries or any predecessor in interest, on, at or under any property currently or formerly owned, leased or operated by any Loan Party, any of its current or former Subsidiaries or any predecessor in interest, (B) there are no Hazardous Materials located in, at, on or under such facility or property, or at any other location, in either case of clause (A) or (B), that reasonably ~~c~~would be expected to require investigation, removal, remedial or corrective measures by any Loan Party or any of its Subsidiaries or that reasonably ~~c~~would result in liabilities of, or losses, damages or costs to, any Loan Party or any of its Subsidiaries under any Environmental Law, and (C) neither the Loan Parties nor any of their Subsidiaries has retained or assumed any liability contractually or by operation of law with regard to the generation, treatment, storage or disposal of Hazardous Materials or compliance with Environmental Law that ~~c~~would reasonably be expected to result in material expenditures by any Loan Party or any of its Subsidiaries;
(vii)    (A) there has not been any underground or aboveground storage tank or other underground storage receptacle or related piping, or any impoundment or other disposal area in each case containing Hazardous Materials located on any facility or property currently or formerly owned, leased or operated by any Loan Party or any of its Subsidiaries, and (B) no asbestos or polychlorinated biphenyls have been used or disposed of, or have been located at, on or under any facility or property currently or formerly owned, leased or operated by any Loan Party or any of its Subsidiaries, in either case of clause (A) or (B) except in compliance with applicable Environmental Laws or as would not result in Environmental Liability; and
(viii)    no Lien has been recorded against any properties, assets or facilities currently owned, leased or operated by any Loan Party or any of its Subsidiaries under any Environmental Law.
(b)    The Loan Parties and their Subsidiaries have provided to the Administrative Agent and its authorized representatives all material records and files, including all material assessments, reports, studies, analyses, audits, tests and data in their possession or under their control concerning any Environmental Claim, the existence of Hazardous Materials or any other environmental concern at properties, assets or facilities currently or formerly owned, operated or leased by any Loan Party or any of their present or former Subsidiaries or predecessor in interest, or concerning compliance by any Loan Party or any such Subsidiary with, or liability under any Environmental Law.
Section 5.8    Ownership of Properties; Liens
. Each Loan Party and its Subsidiaries (a) has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes, (b) to its knowledge, owns, or is entitled to use, all trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, technology, software, know-how database rights, design rights and other intellectual property rights material to its business, and the use thereof by the Loan Parties and their respective Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, ~~c~~would not reasonably be expected to result in a Material Adverse Effect, (c) has complied in all material respects with all obligations under all material leases to which it is a party and all such leases are in full force and effect and (d) enjoys peaceful and undisturbed possession under all such material leases. The conduct of the business of the Borrower and its Subsidiaries as currently conducted or as contemplated to be conducted does not, to its and their knowledge, infringe upon or violate any rights held by any other Person, except to the extent that such infringements and violations, either individually or in the aggregate, ~~c~~would not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Borrower, threatened that ~~c~~would reasonably be expected to have a Material Adverse Effect.
Section 5.9    Casualty, Etc
. Neither the businesses nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that, either individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.
Section 5.10    Investment Company Status, Etc
. No Loan Party or any of its Subsidiaries is (a) an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, or (b) otherwise subject to any other regulatory scheme limiting its ability to incur debt.
Section 5.11    Taxes
. Each of the Loan Parties and each of its Subsidiaries has timely filed or caused to be filed all federal, provincial, state, municipal, foreign and other Tax returns and reports required to have been filed, and have timely paid all federal, provincial, state, municipal, foreign and other Taxes levied or imposed upon them or their properties, income or assets otherwise that have become due and payable, in each case, including in its capacity as a withholding agent, except failures to file or pay as ~~c~~would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or that are being contested in good faith by appropriate procedures and for which adequate reserves have been provided for in accordance with GAAP. There are no Tax audits, deficiencies, assessments or other claims with respect to any Loan Party or any of its Subsidiaries, that ~~c~~would, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
Section 5.12    ERISA.
(a)    Each Loan Party and each of its ERISA Affiliates is in compliance ~~in all material respects~~ with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder except as would not result in a Material Adverse Effect. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect. ~~No~~Except as would not result in a Material Adverse Effect, (i) no event described in Section 4062(e) of ERISA has occurred and is continuing with respect to any Pension Plan~~. The~~, and (ii) the present value of all accumulated benefit obligations under each Pension Plan (based on the assumptions used for purposes of Accounting Standards Codification No. 715) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Pension Plan and the present value of all accumulated benefit obligations of all underfunded Pension Plans (based on the assumptions used for purposes of Accounting Standards Codification No. 715) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Pension Plans.
(b)    Except as would not result in a Material Adverse Effect, (i) ~~E~~each employee pension benefit plan (as defined in Section 3(2) of ERISA) sponsored or maintained by any Loan Party or any ERISA Affiliate that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of the Loan Parties, nothing has occurred which would prevent, or cause the loss of, such qualification~~.~~ , and (ii) ~~E~~each Loan Party and ERISA Affiliate has made all required contributions to each Pension Plan subject to Section 412 of the Code, and no application for a funding waiver pursuant to Section 412 of the Code has been made with respect to any Pension Plan.
(c)    There are no pending or, to the knowledge of the Loan Parties, threatened claims, actions, or lawsuits, or action by any Governmental Authority, with respect to any Pension Plan that would reasonably be expected to result in a Material Adverse Effect. There has been no violation of the fiduciary responsibility rules of ERISA with respect to any Pension Plan that has resulted in or would reasonably be expected to result in a Material Adverse Effect.
(d)    ~~No~~Except as would not result in a Material Adverse Effect: no Loan Party or ERISA Affiliate (i) has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA), (ii) has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA with respect to a Multiemployer Plan, or (iii) has engaged in a transaction that ~~c~~would reasonably be expected to be subject to Section 4069 or Section 4212(c) of ERISA.
~~(e) No such Pension Plan or trust created thereunder, or party in interest (as defined in Section 3(14) of ERISA), or any fiduciary (as defined in Section 3(21) of ERISA), has engaged in a “prohibited transaction” (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject such Pension Plan or any other plan of any Loan Party or any of its ERISA Affiliates, any trust created thereunder, or any such party in interest or fiduciary, or any party dealing with any such Pension Plan or any such trust, to any material penalty or tax on “prohibited transactions” imposed by Section 502 of ERISA or Section 4975 of the Code.~~
(e)    ~~(f) With~~Except as would not result in a Material Adverse Effect: with respect to any Foreign Plan, (i) all employer and employee contributions required by law or by the terms of the Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; (ii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance, or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and (iii) it has been registered as required and has been maintained in good standing with applicable regulatory authorities.
Section 5.13    Subsidiaries; Equity Interests
. As of the ~~Closing~~First Amendment Effective Date, no Loan Party has any direct or indirect Subsidiaries or investments (other than Cash Equivalents) in, or joint ventures or partnerships with, any Person, except as disclosed in Schedule 5.13. Such Schedule sets forth (a) the name and jurisdiction of organization or incorporation of each Subsidiary and identifies each Subsidiary that is an Excluded Subsidiary and/or Subsidiary Guarantor on the ~~Closing~~First Amendment Effective Date, (b) the ownership interest of each Loan Party and its respective Subsidiaries in each of their respective subsidiaries, including the percentage of such ownership and (c) identifies each Person the Equity Interests of which are required to be pledged on the ~~Closing~~First Amendment Effective Date pursuant to the Collateral and Guarantee Requirement. Neither any Loan Party nor any of its Subsidiaries has issued any Disqualified Equity Interests and there are no outstanding options or warrants to purchase Equity Interests of any Loan Party or any of its Subsidiaries of any class or kind, and there are no agreements, voting trusts or understandings with respect thereto or affecting in any manner the sale, pledge, assignment or other disposition thereof, including any right of first refusal, option, redemption, call or other rights with respect thereto, whether similar or dissimilar to any of the foregoing. All of the issued and outstanding Equity Interests owned by any Loan Party in its Subsidiaries have been duly authorized and issued and are fully paid and non-assessable and are free and clear of all Liens other than Liens in favor of the Administrative Agent under the Collateral Documents.
Section 5.14    Insurance
. Schedule 5.14 sets forth a description of all insurance maintained by or on behalf of the Loan Parties and their Subsidiaries on the ~~Closing~~First Amendment Effective Date (including names of carriers, policy number, expiration dates, insurance types and coverage amounts). As of the ~~Closing~~First Amendment Effective Date, all premiums in respect of such insurance that are due and payable have been paid.
Section 5.15    Federal Reserve Regulations, Etc
. Neither any Loan Party nor any of its Subsidiaries is engaged principally, or as one of their important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock. Immediately before and after giving effect to the making of the Loans, Margin Stock will constitute less than 25% of each Loan Party’s assets as determined in accordance with Regulation U. No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (a) to purchase, acquire or carry any Margin Stock or for any purpose that entails a violation of, or that is inconsistent with, the provisions of the regulations of the Board, including Regulation T, U or X or (b) for any purpose that would violate any Anti-Corruption Laws or applicable Sanctions.
Section 5.16    Collateral Documents.
~~.~~
(a)        ~~(a)~~ The Security Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement) and ~~the proceeds thereof and~~ (i) when the Pledged Equity Interests (other than uncertificated Equity Interests) and the Pledged Debt Securities (as each such term is defined in the Security Agreement) are delivered to the Administrative Agent together with the proper endorsements, the Lien created under Security Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Loan Parties in such Pledged Equity Interests and Pledged Debt Securities to the extent that the laws of the United States or any state, commonwealth or other political subdivision thereof govern the creation and perfection of any such security interest, in each case prior and superior in right to any other Lien or right of any other Person and (ii) when financing statements in appropriate form are filed in the offices specified on Schedule 5.16(a) and, with respect to Collateral consisting of Intellectual Property, when the Security Agreement (or Copyright Security

Agreements, Patent Security Agreements and/or Trademark Security Agreements, as applicable) are filed with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and in each case, all applicable filing fees have been paid, the Lien created under the Security Agreement will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Collateral to the extent such security interest may be perfected by the filing of a UCC financing statement and, with respect to Intellectual Property, the filing of such Copyright Security Agreements, Patent Security Agreements and/or Trademark Security Agreements with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, in each case prior and superior in right to any other Lien or right of any other Person, other than Liens expressly permitted by Section 7.2 which by operation of law or contract have priority over the Liens securing the Secured Obligations (it being understood that subsequent recordings of newly acquired Intellectual Property in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, may be required to perfect a Lien on such Intellectual Property).
(b)    ~~(b)~~    The Mortgages, when executed and delivered, shall be effective to create in favor of the Administrative Agent (for the benefit of the Secured Parties)~~,~~  legal, valid and enforceable Liens on all of the Loan Parties’ rights, titles and interests in and to the Mortgaged Property thereunder and the proceeds thereof, and when such Mortgages are validly recorded in the proper real estate recording offices and all relevant mortgage taxes and recording charges are duly paid, the Administrative Agent (for the benefit of the Secured Parties) shall have valid Liens with record notice to third parties on, and security interests in, all rights, titles and interests of the Loan Parties in such Mortgaged Property and, to the extent applicable, subject to Section 9-315 of the Uniform Commercial Code, the proceeds thereof.
Section 5.17    Solvency
. Immediately ~~before and~~ after giving effect to the First Amendment and the consummation of ~~each~~the ~~T~~transactions~~, each of~~ contemplated thereby, the Loan Parties and ~~its~~their Subsidiaries, on a consolidated basis, are Solvent.
Section 5.18    Anti-Corruption Laws; Sanctions; Anti-Terrorism Laws.
(a)    Each Loan Party, its Subsidiaries and their respective officers, employees, directors and agents are in compliance with Anti-Corruption Laws and applicable Sanctions. Neither any Loan Party, any of its Subsidiaries or any of their respective directors, officers or employees is a Sanctioned Person. Each Loan Party and each of its Subsidiaries has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance by the Loan Party, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and all applicable Sanctions.
(b)    No Loan, use of the proceeds of any Loan or other transactions contemplated hereby will violate Anti-Corruption Laws or applicable Sanctions. No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the Anti-Corruption Laws.
(c)    Neither the making of the Loans hereunder nor the use of the proceeds thereof will violate the regulations passed under the USA PATRIOT Act or will violate the Trading with the Enemy Act, the International Emergency Economic Powers Act, or any regulations passed thereunder, including the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V) or any enabling legislation or executive order relating thereto or successor statute thereto (together with Sanctions, “Anti-Terrorism Laws”). Each Loan Party and each of its Subsidiaries are in compliance with applicable Anti-Terrorism Laws.
Section 5.19    Accuracy of Information, Etc.
(a)    Each Loan Party has disclosed to the Credit Parties all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. No reports, financial statements, certificates or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to any Credit Party in connection with the transactions contemplated hereby and the negotiation of this Credit Agreement or delivered hereunder or under any other Loan Document (in each case as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
(b)    As of the ~~Closing~~First Amendment Effective Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.
Section 5.20    Labor Matters
. There are no strikes, lockouts or slowdowns against any Loan Party or any of its Subsidiaries pending or, to the knowledge of any Loan Party, threatened. The hours worked by and payments made to employees of the Loan Parties and their Subsidiaries have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. ~~All~~Except as would not result in a ~~m~~Material Adverse Effect, all payments due from the Loan Parties ~~or any of their Subsidiaries~~, or for which any claim may be made against any of the Loan Parties ~~or any of their Subsidiaries~~, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Loan Party ~~or such Subsidiary~~. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any of the Loan Parties or any of their Subsidiaries is bound.
Section 5.21    Absence of Certain Restrictions
. No indenture, certificate of designation for preferred stock, agreement or instrument to which any Loan Party or any of its Subsidiaries is a party (other than this Credit Agreement)~~,~~  prohibits or limits in any way, directly or indirectly the ability of any Subsidiary to make Restricted Payments or loans to, to make any advance on behalf of, or to repay any Indebtedness owed to, any Loan Party or to another Subsidiary.
Section 5.22    No Default
. No Loan Party nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound in any respect that would reasonably be expected to result in a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.
Section 5.23    Common Enterprise
. The successful operation and condition of each of the Loan Parties is dependent on the continued successful performance of the functions of the group of the Loan Parties as a whole and the successful operation of each of the Loan Parties is dependent on the successful performance and operation of each other Loan Party. Each Loan Party expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from (a) successful operations of each of the other Loan Parties and (b) the credit extended by the Lenders to the Borrower hereunder, both in their separate capacities and as members of the group of companies. Each Loan Party has determined that execution, delivery, and performance of this Credit Agreement and any other Loan Documents to be executed by such Loan Party is within its purpose, will be of direct and indirect benefit to such Loan Party, and is in its best interest.
Section 5.24    [Reserved].
~~.~~
Section 5.25    EEA Financial Institutions
. No Loan Party is an EEA Financial Institution.
Section 5.26    [***] Contracts
. Schedule 5.26 contains a true, correct and complete list of all [***] Contracts in effect as of the ~~Closing~~First Amendment Effective Date and correctly sets forth the scheduled termination date, if any, of each such [***] Contract. Each such [***] Contract is in full force and effect as of the ~~Closing~~First Amendment Effective Date. Neither the Borrower nor any of its Subsidiaries is a party to or has knowledge of any investigation, notice of apparent liability, violation, forfeiture or other order or complaint issued by or before any Governmental Authority or of any other proceedings that ~~c~~would ~~in any manner threaten or~~reasonably be expected to adversely affect the validity or continued effectiveness of any [***] Contract. As of the ~~Closing~~First Amendment Effective Date, neither the Borrower nor any of its Subsidiaries has received notice from [***] that any of the [***] Contracts set forth on Schedule 5.26 will not be renewed by [***] in the ordinary course following the expiration of their respective current terms.
ARTICLE 6

AFFIRMATIVE COVENANTS
Until the Termination Date, the Borrower covenants and agrees with the Credit Parties that:
Section 6.1    Financial Statements and Other Information
. The Borrower will furnish or caused to be furnished to the Administrative Agent (for prompt further distribution to the Lenders) either in hard copy or by electronic communication (including by email, internet and intranet websites) pursuant to procedures approved by the Administrative Agent:

(a)    within 90 days after the end of each Fiscal Year (or, if earlier, the date required to be filed with the Securities and Exchange Commission), the Borrower’s annual report on Form 10-K containing the audited consolidated balance sheet of the Borrower and its Subsidiaries together with the related statements of income, comprehensive income, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on by Ernst & Young LLP or another registered independent public accounting firm of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit other than a qualification resulting solely from (i) an upcoming maturity date for the Loans occurring within one year from the time such opinion is delivered or (ii) an anticipated breach of a Financial Covenant) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied; provided that delivery by the Borrower to the Administrative Agent of the Borrower’s annual report on Form 10-K to the Securities and Exchange Commission with respect to any Fiscal Year, or the availability of such report on EDGAR Online or the Borrower’s website on the Internet at the website address listed in Section 10.1 (to the extent such report complies with the requirements of this clause (a)), within the period specified above shall be deemed to be compliance by the Borrower with this Section 6.1(a);
(b)    within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year (or, if earlier, the date required to be filed with the Securities and Exchange Commission), the unaudited consolidated balance sheet of the Borrower and its Subsidiaries and the related unaudited statements of income, comprehensive income, stockholders’ equity and cash flows as of the end of and for such Fiscal Quarter and the then-elapsed portion of the Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; provided that delivery by the Borrower to the Administrative Agent of the Borrower’s quarterly report on Form 10-Q to the Securities and Exchange Commission with respect to any Fiscal Quarter, or the availability of such report on EDGAR Online or the Borrower’s website on the Internet at the website address listed in Section 10.1 (to the extent such report complies with the requirements of this clause (b)), within the period specified above shall be deemed to be compliance by the Borrower with this Section 6.1(b);
(c)    concurrently with any delivery of financial statements under clause (a) or (b) above, a Compliance Certificate signed by a Financial Officer of the Borrower (i) stating whether any change in GAAP or in the application thereof has occurred since the date of the Audited Financial Statements and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such Compliance Certificate, (ii) containing either a certification that no Default or Event of Default exists or specifying ~~the nature of~~ each such Default and/or Event of Default, the nature and status thereof and any action taken or proposed to be taken with respect thereto, (iii) certifying that there have been no changes to the jurisdiction of organization or legal name of any Loan Party since the date of the last Compliance Certificate delivered pursuant to this Credit Agreement (or, with respect to the first Compliance Certificate delivered after the Closing Date, since the Closing Date), (iv) attaching reasonably detailed calculations demonstrating compliance with Section 7.12(a) and Section 7.12(c), (v) in the case of a Compliance Certificate delivered concurrently with any annual financial statements under clause (a) above (beginning with the Fiscal Year ending December 31, 202~~5~~6), setting forth the Borrower’s calculation of Excess Cash Flow for the most recently ended Fiscal Year and (vi)

certifying that the Borrower has no Subsidiaries other than (A) those that existed on the ~~Closing~~First Amendment Effective Date and were reflected in the Perfection Certificate delivered on such date, (B) those formed or acquired after the ~~Closing~~First Amendment Effective Date with respect to which the Administrative Agent was previously notified either pursuant to Section 6.12 of this Credit Agreement or in a previous Compliance Certificate, and (C) those other Subsidiaries set forth on the relevant Schedule to such Compliance Certificate, which Schedule sets forth for each such Subsidiary whether such Subsidiary is (w) a Domestic Subsidiary, (x) a Subsidiary Guarantor (including the basis for it not being a Subsidiary Guarantor, if applicable), (y) a first tier Foreign Subsidiary or (z) an Excluded Subsidiary (including the basis for its constituting an Excluded Subsidiary)~~.~~;
(d)    Within five (5) Business Days after the last day of each four consecutive Calendar Week period (each such period, a “Four Week Reporting Period”) (commencing with the Four Week Reporting Period ending ~~July~~May 2~~6~~3, 202~~4~~5), a Liquidity Certificate signed by a Financial Officer of the Borrower (i) containing either a certification that no Default or Event of Default exists or specifying ~~the nature of~~ each such Default and/or Event of Default, the nature and status thereof and any action taken or proposed to be taken with respect thereto, (ii) ~~setting~~ certifying that the Borrower and its Subsidiaries were in compliance with the requirements of Section 7.12(b) for such Four Week Reporting Period and (iii) specifying the Average Liquidity for such Four Week Reporting Period; provided that, if such Liquidity Certificate discloses that an Event of Default exists or is continuing as of the date of delivery thereof, such Liquidity Certificate shall also set forth a detailed calculation of the Weekly Liquidity for each Calendar Week during the immediately preceding Four Week Reporting Period then ended and Average Liquidity for such Four Week Reporting Period ~~and (iii) certifying that the Borrower and its Subsidiaries were in compliance with the requirements of Section 7.12(b) for such Four Week Reporting Period~~.
(e)    ~~(i)~~ within [***] days after the beginning of each Fiscal Year (commencing with the Fiscal Year beginning January 1, 2025), an annual consolidated forecast for the Borrower and its Subsidiaries for such Fiscal Year, including projected consolidated statements of income and comprehensive income of the Borrower and its Subsidiaries, all in reasonable detail acceptable to the Administrative Agent; ~~(ii) such other forecasts that the Borrower or any Subsidiary may prepare and deliver to the Borrower’s board of directors (and for the avoidance of doubt, only in the event such forecasts are approved by the Borrower’s board of directors), and any revisions approved by the Borrower’s board of directors that may be made to any forecast previously delivered to the Administrative Agent and the Lenders; and (iii) no later than [***] days after the end of each Fiscal Quarter in which there has been a material deviation from a forecast provided to the Administrative Agent and the Lenders, a certificate of a Financial Officer of the Borrower explaining the deviation and the action, if any, that has been taken or is proposed to be taken with respect thereto; in each case the foregoing forecasts shall state all underlying assumptions;~~
(f)    concurrently with the delivery of any Compliance Certificate under clause (c) above, a discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries for the portion of the Fiscal Year then elapsed, including a discussion of the reasons for any significant variations from the figures for the corresponding period of the previous Fiscal Year;
(g)    for each Acquisition for which the value of the total consideration paid by the Borrower or any Subsidiary (whether in cash or otherwise) is greater than or equal to $~~5~~10,000,000, within five (5) Business Days (or such later date as agreed by the Administrative Agent in its sole discretion) following the consummation of such acquisition, (1) a notice of such acquisition, which notice shall set forth evidence of Pro Forma Compliance with all the financial covenants under the Loan

Documents, and (~~1~~2) true and complete copies of each material acquisition document together with all schedules thereto, each executed by all of the parties thereto; and
(h)    promptly following any request therefor, (i) such other information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the USA ~~Patriot~~PATRIOT Act, the Beneficial Ownership Regulation or other applicable Anti-Corruption and Anti-Terrorism Laws (including those passed pursuant to the USA PATRIOT Act), and (ii) such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent may reasonably request; provided that, notwithstanding any provision hereof or any other Loan Document to the contrary, no Loan Party nor any Subsidiary thereof shall be required to disclose or discuss, or permit the inspection, examination or making of extracts of, any records, books, information or account or other matter (i) in respect of which disclosure to the Administrative Agent, any other Credit Party or their representatives is then prohibited by applicable law or any agreement with an unaffiliated third party binding on any Loan Party or any Subsidiary thereof, (ii) that is protected from disclosure by the attorney-client privilege or the attorney work product privilege, or (iii) that constitutes non-financial trade secrets or non-financial proprietary information (the “Disclosure Exceptions”).
Section 6.2    Notices of Material Events
. The Borrower will furnish or cause to be furnished to the Administrative Agent (for prompt further distribution to the Lenders) prompt written notice of the following:
(a)    the occurrence of any Default or Event of Default, specifying the nature and extent thereof;
(b)    the filing or commencement of, or any written threat or notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against, or affecting, any Loan Party or any of its Subsidiaries that would reasonably be expected to result in a Material Adverse Effect;
(c)    (i) if requested by the Administrative Agent from time to time, (A) copies of any annual report required to be filed in connection with each Pension Plan or Foreign Plan and (B)(I) any documents described in Section 101(k)(1) of ERISA that any Loan Party or any ERISA Affiliate may request with respect to any Multiemployer Plan and (II) any notices described in Section 101(l)(1) of ERISA that any Loan Party or any ERISA Affiliate may request with respect to any Multiemployer Plan; provided that if any Loan Party or any ERISA Affiliate has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the Loan Party or the applicable ERISA Affiliate shall promptly make a request for such documents and notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof, and (ii) as soon as possible after, and in any event within ten days after any Loan Party or any ERISA Affiliate knows or has reason to know that, any ERISA Event (or any similar event with respect to a Foreign Plan) has occurred that, alone or together with any other ERISA Event (or any similar event with respect to a Foreign Plan) would reasonably be expected to result in ~~liability of any Loan Party or any ERISA Affiliate in an aggregate amount exceeding the Threshold Amount~~a Material Adverse Effect and, when known, any action taken or threatened by the PBGC or any other Governmental Authority or the Multiemployer Plan sponsor with respect thereto;

(d)    as soon as possible and in no event later than five (5) Business Days after the receipt by any Loan Party or any of its Subsidiaries, a copy of any notice, summons, citation or other written communication concerning any actual, alleged, suspected or threatened violation of any Environmental Law by, Environmental Claim against or Environmental Liability of, any Loan Party or any of its Subsidiaries, in each case, which would reasonably be expected to result in a Material Adverse Effect;
(e)    to the extent applicable, promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Loan Party or any of its Subsidiaries with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of the Securities and Exchange Commission, or with any national securities exchange, or distributed by any Loan Party to its shareholders generally, as the case may be;
(f)    to the extent applicable, promptly after the furnishing thereof, copies of any statement or report furnished to any holder of indebtedness of any Loan Party or of any of its Subsidiaries with an aggregate outstanding principal amount in excess of the Threshold Amount pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 6.2;
(g)    promptly after any Loan Party or any of its Subsidiaries (i) being required to file reports under Section 15(d) of the Securities Exchange Act of 1934, or (ii) registering securities under Section 12 of the Securities Exchange Act of 1934;
(h)    ~~in the event that any Person shall become, or cease to be, a Subsidiary or a Guarantor, the Borrower shall promptly furnish to the Administrative Agent an updated list of Subsidiaries or Guarantors, as the case may be~~[reserved];
(i)    the occurrence of any other development that has resulted in, or would reasonably be expected to result in, a Material Adverse Effect;
(j)    any material change in accounting or financial reporting practices by the Borrower or any Subsidiary; and
(k)    as soon as practicable and in no event later than five (5) Business Days after the receipt by any Loan Party or any of its Subsidiaries, receipt of written notice of (i) any forfeiture, non-renewal, cancellation, termination, revocation, suspension, impairment or material modification of any [***] Contract that is reasonably expected to result in a material reduction in such contract’s commitment, committed term duration or contract pricing~~,~~  causing a loss in aggregate revenue for the Borrower in excess of five percent (5%) annually (which such notice from the Borrower to the Administrative Agent shall specify the effective date of any such forfeiture, non-renewal, cancellation, termination, revocation, suspension, impairment or material modification), (ii) any default under, or breach of, any [***] Contract, (iii) any intent by [***] or any of its subsidiaries or affiliates to terminate, not renew or not extend any [***] Contract or (iv) any refusal by [***] or any of its Subsidiaries or affiliates to renew or extend any [***] Contract~~; and~~.
~~(l) promptly, but in any event within five (5) Business Days, any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in such certification.~~

Each notice delivered under this Section 6.2 shall be accompanied by a statement of a Financial Officer of the Borrower or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
Documents required to be delivered pursuant to Section 6.2(e) or (f) (to the extent any such documents are included in materials otherwise filed with the Securities and Exchange Commission) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which such materials are publicly available as posted on the Electronic Data Gathering, Analysis and Retrieval system (EDGAR); or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Borrower shall notify the Administrative Agent and each Lender (by electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.
Section 6.3    Existence; Conduct of Business
. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation, receivership, examinership, rescue proceeding or dissolution permitted under Section 7.3 or any sale, lease, transfer or other disposition permitted by Section 7.5.
Section 6.4    Payment and Performance of Obligations
. The Borrower will, and will cause each of its Subsidiaries to, pay or perform its obligations, including Tax liabilities (including in its capacity as a withholding agent), before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being Contested in Good Faith and (b) the failure to make payment pending such contest ~~c~~would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect; provided that nothing in this Section 6.4 shall be deemed to require any Loan Party to pay any Subordinated Debt in violation of the subordination provisions applicable thereto.
Section 6.5    Maintenance of Properties
. The Borrower will, and will cause each of its Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear and damage by fire or other casualty excepted.
Section 6.6    Books and Records; Inspection Rights
. The Borrower will, and will cause each of its Subsidiaries to, (a) keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities and (b) subject to the Disclosure Exceptions, permit any representatives designated by any Credit Party, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accounting firm, all at the expense of the Borrower and at such reasonable times and as often as reasonably requested. In the absence of a continuing Event of Default only one (1) such examination in any period of twelve (12) consecutive calendar months shall be conducted (as coordinated by the Administrative Agent) and shall be at the Borrower’s expense, and during the continuance of an Event of Default all such examinations shall be at the Borrower’s expense (and may occur with greater frequency during normal business hours and without advance notice).
Section 6.7    Compliance with Laws
. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property and maintain all permits and licenses necessary to conduct its business, except where the failure to do so, individually or in the aggregate, ~~c~~would not reasonably be expected to result in a Material Adverse Effect. In addition, and without limiting the foregoing sentence, each Loan Party will, and will cause each of its Subsidiaries to, comply with all applicable Environmental Laws in all material respects, and with Anti-Corruption Laws, applicable Sanctions and the USA PATRIOT Act and the regulations promulgated thereunder in all respects.
Section 6.8    Use of Proceeds.
(a)    The Borrower shall utilize the proceeds of the Initial Loans (x) on the Closing Date (i) to fund a portion of the repurchase price of all of the outstanding shares of Series B Stock (including any accrued but unpaid dividends thereon) in accordance with the terms of the Series B Repurchase Agreement, (ii) to repurchase not less than $16,500,000 aggregate principal amount of Senior Notes in cash pursuant to the terms of the Senior Note Repurchase Agreement and (iii) to pay transaction fees and expenses associated with the closing of the transactions contemplated by this Credit Agreement on the Closing Date and (y) after the Closing Date to fund the “Second Payment” (as defined in the Series B Repurchase Agreement as in effect on the Closing Date) in accordance with the Series B Repurchase Agreement as in effect on the Closing Date in an amount not to exceed $2,600,000. To the extent any proceeds of the Loans remain after the payments described in clauses (x) and (y) above, the Borrower may use any excess proceeds on or after the Closing Date for general working capital purposes.
(b)    The Borrower shall utilize the proceeds of the First Amendment Loans (i) on the First Amendment Effective Date to (x) prepay the Initial Loans (or, in the case of the Prior Lenders (as defined in the First Amendment), to cashlessly continue such Prior Lender’s Initial Loans as First Amendment Loans) and (y) pay transaction fees and expenses associated with the closing of the transactions contemplated by the First Amendment and (ii) on or around May 12, 2025, to redeem and/or repurchase all outstanding Senior Notes in cash (and pay accrued interest and premium thereon) in accordance with the Senior Notes Indenture. To the extent any proceeds of the Loans remain after the payments described in clauses (i) and (ii) above, the Borrower may use any excess proceeds after the First Amendment Effective Date for working capital and other general corporate purposes.
(c)    ~~(b)~~ No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase, acquire or carry any Margin Stock or (ii) for any purpose that entails a violation of any of the regulations of the Board, including Regulations T, U and X. The Borrower will not request any Credit Extension, and the Borrower shall not use, and shall ensure that each Loan Party, their respective Subsidiaries and their respective directors, officers, employees and agents shall not use, the proceeds of any Credit Extension (x) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or (y) in any manner that would result in the violation of any applicable Sanctions or any Anti-Terrorism Laws by any Person, including any Credit Party.

Section 6.9    Information Concerning Collateral
. The Borrower will furnish to the Administrative Agent at least ten (10) days’ prior written notice (or such shorter period as the Administrative Agent shall agree in its sole discretion) of any change in (a) the legal name or jurisdiction of incorporation or formation of any Loan Party, (b) the location of the chief executive office of any Loan Party or its principal place of business, (c) the identity or organizational structure of any Loan Party such that a filed financing statement becomes misleading or (d) the Federal Taxpayer Identification Number or company organizational number of any Loan Party. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. The Borrower also agrees promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.
Section 6.10    Insurance.
(a)    The Borrower will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurance companies, adequate insurance for its insurable properties, all to such extent and against such risks, including fire, casualty, business interruption, flood and other risks insured against by extended coverage, as is customary for companies in the same or similar businesses operating in the same or similar locations and of same or similar size, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it (including the insurance required pursuant to the Collateral Documents); and maintain such other insurance as may be required by law (it being agreed that insurance that is substantially similar to that in effect on the Closing Date shall satisfy this Section 6.10(a)).
(b)    [Reserved].
(c)    The Borrower will, and will cause each of its Subsidiaries to, (i) cause all such policies of such Loan Party and its Subsidiaries to be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable or additional insured endorsement, as applicable, in form and substance reasonably satisfactory to the Administrative Agent, which endorsement or amendment shall provide that, from and after the Closing Date, if the insurance carrier shall have received written notice from the Administrative Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to such Loan Party under such policies directly to the Administrative Agent, (ii) cause all such policies to provide that neither such Loan Party, any Subsidiary or the Administrative Agent nor any other party shall be a co-insurer thereunder and to contain a “Replacement Cost Endorsement,” without any deduction for depreciation, and such other provisions as the Administrative Agent may reasonably require from time to time to protect its interests, (iii) deliver original or certified copies of all such policies to the Administrative Agent, (iv) cause each such policy to provide that it shall not be canceled, modified or not renewed for any other reason upon not less than 30 days’ prior written notice thereof by the insurer to the Administrative Agent and (v) deliver to the Administrative Agent, prior to the cancellation, modification or non-renewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent) together with evidence reasonably satisfactory to the Administrative Agent of payment of the premium therefor.

(d)    The Borrower will promptly upon request of the Administrative Agent or any other Lender, deliver to the Administrative Agent (for distribution to all Lenders), evidence of compliance by all Loan Parties with the requirements contained Sections 6.10(a) through (c) in form and substance reasonably acceptable to the Administrative Agent and the Lenders, including, without limitation, evidence of annual renewals of such insurance.
(e)    The Borrower will, and will cause each of its Subsidiaries to, notify the Administrative Agent immediately whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.10 is taken out by any Loan Party; and promptly deliver to the Administrative Agent a duplicate original copy of such policy or policies.
(f)    In connection with the covenants set forth in this Section 6.10, it is understood and agreed that:
(i)    no Credit Party or any of its Related Parties shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 6.10, it being understood that (A) each Loan Party shall look solely to its insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against any Credit Party or any of their Related Parties; provided, however, that if the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then the Borrower (for itself and each of its Subsidiaries) hereby agrees, to the extent permitted by law, to waive its right of recovery, if any, against the Credit Parties and their Related Parties; and
(ii)    the designation of any form, type or amount of insurance coverage by the Administrative Agent or the Required Lenders under this Section 6.10 shall in no event be deemed a representation, warranty or advice by any Credit Party that such insurance is adequate for the purposes of the business of any Loan Party or its Subsidiaries or the protection of their properties and the Administrative Agent and the Required Lenders shall have the right from time to time to require the Loan Parties and their respective Subsidiaries to keep other insurance in such form and amount as the Administrative Agent or the Required Lenders may reasonably request; provided that such insurance shall be obtainable on commercially reasonable terms.
Section 6.11    [***] Contracts
. The Borrower shall, and shall cause each of its Subsidiaries to, (i) promptly, and in any event within ten (10) Business Days of receipt thereof (or such longer period as the Administrative Agent shall agree in its sole discretion), deliver or make available to the Administrative Agent true and complete copies of (x) each new [***] Contract entered into after the Closing Date and (y) all amendments and modifications to any [***] Contract (whether in effect on the Closing Date or entered into after the Closing Date) other than those that are not reasonably expected to result in a material reduction in such contract’s commitment, committed term duration or contract pricing causing a loss in aggregate revenue for the Borrower in excess of five percent (5%) annually, (ii) cause each [***] Contract (or any replacement [***] Contract thereto) to remain in full force and effect at all times, (iii) comply in all material respects with the terms of each [***] Contract and (iv) furnish to the Administrative Agent such information and reports in the possession of or available to a Loan Party regarding the [***] Contracts as the Required Lenders may reasonably request.

Section 6.12    Covenant to Guarantee and Provide Security.
(a)    Subsidiary Guarantors. If (x) any Domestic Subsidiary of a Loan Party or Irish Subsidiary of a Loan Party (in each case, other than an Excluded Subsidiary or a Subsidiary that is a party to this Credit Agreement and the Collateral Documents) or (y) a Foreign Subsidiary that is not an Excluded Subsidiary (other than an Irish Subsidiary) of a Loan Party (unless causing such Foreign Subsidiary to be subject to the requirements in this clause (a) would reasonably be expected to result in material adverse tax consequences to the Borrower and its Subsidiaries or its parent entities (including any consequences resulting from the application of Section 956 of the Code)), in each case, is formed or acquired after the Closing Date or if an Excluded Subsidiary ceases to be an Excluded Subsidiary, the Borrower will notify the Credit Parties in writing thereof within ten (10) Business Days following the date on which such Subsidiary is formed or acquired or such Excluded Subsidiary ceases to be an Excluded Subsidiary (or such later date as may be acceptable to the Administrative Agent in its sole discretion) and, by such date:
(i)    the Borrower will cause each such Subsidiary to (A) execute and deliver a Subsidiary Joinder Agreement (and, if applicable, the Guarantee Agreement) and a Perfection Certificate and (B) promptly take such actions to comply with the Collateral and Guarantee Requirements and create and perfect Liens on such Subsidiary’s assets to secure the Secured Obligations as the Administrative Agent shall reasonably request (including the execution and delivery of any collateral document necessary or appropriate to create and perfect Liens with respect to such Subsidiary’s owned or leased real property or any Collateral Access Agreement or similar document) and the taking of any actions reasonably requested by the Administrative Agent within the United States (including the filing of any uniform commercial code financing statements)) (it being understood that not more than 100% of the non-Voting Equity Interests (if any) and 65% of the Voting Equity Interests in each first tier Foreign Subsidiary Holdco or Foreign Subsidiary that is a Controlled Foreign Corporation shall be pledged to the extent a pledge of a greater percentage would reasonably be expected, as determined by the Borrower in good faith, to result in a material adverse tax consequence to the Borrower and its Subsidiaries, including any consequences resulting from the application of Section 956 of the Code),
(ii)    if any Equity Interests issued by any such Subsidiary are owned or held by or on behalf of any Loan Party, the Borrower will cause such Equity Interests to be pledged pursuant to the Collateral Documents not later than the tenth (10th) Business Day after the date on which such Subsidiary is formed or acquired, and
(iii)    the Borrower will deliver or cause to be delivered to the Administrative Agent such certificates and legal opinions as would have been required had such Subsidiary been a Subsidiary Guarantor on the Closing Date to the extent reasonably requested by the Administrative Agent.
Notwithstanding anything to the contrary contained herein, other than with respect to an Irish Subsidiary, no Foreign Subsidiary shall become a Subsidiary Guarantor or execute, deliver or otherwise join any Loan Documents without the consent of the Administrative Agent.
(b)    Real Property.
(i)    Upon the acquisition by any Loan Party after the Closing Date of any Material Owned Real Property or if any Real Property becomes Material Owned Real Property after the Closing Date, the Borrower shall immediately notify the Administrative Agent, setting forth with specificity a description of such Material Owned Real Property and, as determined by the Administrative Agent in its sole discretion, either an appraisal or Borrower’s good faith estimate of the current fair market value of such Material Owned Real Property. Within 45 days of the delivery of such notice (or such later date as agreed to by the Administrative Agent in its sole discretion) and unless the Administrative Agent in its sole discretion determines not to require a Mortgage on such Material Owned Real Property:
(A)    the Loan Party that owns such Material Owned Real Property shall have satisfied the Mortgage Requirement, and
(B)    the Borrower shall, or shall cause such Loan Party to, pay all fees and expenses, including Attorney Costs, and all title insurance~~s~~ charges and premiums, in connection with each Loan Party’s obligations under this Section 6.12(b).
(ii)    [Reserved~~.~~].
As of the ~~Closing~~First Amendment Effective Date, the Loan Parties do not own any Real Property that would constitute Material Owned Real Property.
(c)    Further Assurances.
(i)    The Borrower will, and will cause each of the Loan Parties to, grant to the Administrative Agent, for the benefit of the Secured Parties, security interests in such of its assets and properties as are not covered by the Collateral Documents in order that the Borrower be in compliance with the Collateral and Guarantee Requirement. Such security interests shall (i) be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and (ii) constitute valid and enforceable perfected security interests superior to and prior to the rights of all third Persons, and subject to no other Liens, except Liens permitted by Section 7.2. Such additional collateral documents and the other instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Administrative Agent required to be granted pursuant to such additional collateral documents and all taxes, fees and other charges payable in connection therewith shall have been paid in full.
(ii)    The Borrower will, and will cause each of the Loan Parties to, at its own expense, make, execute, endorse, acknowledge, file or deliver to the Administrative Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, surveys, reports and other assurances or instruments, and take such further steps relating to the Collateral covered by any of the Collateral Documents as the Administrative Agent may reasonably require. The Borrower shall cause to be delivered to the Administrative Agent such opinions of counsel and other related documents as may be reasonably requested by the Administrative Agent.
(iii)    Each action required by this Section 6.12(c) shall be completed as soon as possible, but in no event later than 30 days (or such longer period in the case of actions involving third parties as determined by the Administrative Agent in its reasonable discretion) after any such assets or properties are acquired or such action is requested to be taken by the Administrative Agent, as the case may be.

(iv)    The Borrower shall use commercially reasonable efforts to deliver or cause to be delivered to the Administrative Agent a Collateral Access Agreement with respect to (x) any location becoming a Material Location after the Closing Date and (y) the entering into of any new lease with respect to any Material Location after the Closing Date, in each case, within 60 days of such triggering event. Within five (5) Business Days of any location becoming a Material Location, the Borrower shall provide the Administrative Agent with written notice of such location becoming a Material Location. Within five (5) Business Days of any Loan Party entering into a new lease with respect to any Material Location, the Borrower shall provide the Administrative Agent with written notice of such new lease. Without in any way limiting the application of this clause (iv) to after-obtained Material Locations, the Credit Parties acknowledge and agree that the Borrower has satisfied its obligations to use commercially reasonable efforts to deliver Collateral Access Agreements with respect to each Material Location of the Loan Parties as of the First Amendment Effective Date.
Section 6.13    Environmental Matters
. The Borrower will, and will cause each of its Subsidiaries to, (a) conduct its operations in material compliance with all applicable Environmental Laws, (b) implement any and all investigation, remediation, removal and response actions that either are necessary to materially comply with Environmental Laws pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, under, or from any of their owned or leased property or are requested by Governmental Authorities pursuant to Environmental Law and (c) notify the Administrative Agent promptly upon becoming aware of any violation of Environmental Laws or any Release of Hazardous Materials on, at, under, or from, any property that is reasonably likely to result in an Environmental Claim against any Loan Party or any of its Subsidiaries in excess of the Threshold Amount in the aggregate and promptly forward to the Administrative Agent a copy of any written communication received in connection therewith. If the Administrative Agent at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or a Release of Hazardous Materials on, at, under, or from any property owned or leased by any Loan Party or any of its Subsidiaries that would reasonably be expected to result in a Material Adverse Effect, then, subject to Section 9.3(d), upon request by the Administrative Agent the Borrower shall cause such Loan Party to permit the Administrative Agent to appoint a nationally-recognized independent environmental testing firm or such other consultant as the Administrative Agent shall determine, at the Loan Parties’ expense, to have access to all property owned or leased by each Loan Party and each of its Subsidiaries for the purpose of conducting such environmental testing, including subsurface sampling of soil and groundwater, as the Administrative Agent deems appropriate to investigate the subject of the potential violation or Release.
Section 6.14    Post-Closing Covenant
. The Borrower shall, and shall cause each other Loan Party to, execute and deliver the documents and complete the tasks set forth on Schedule 6.14, in each case within the time limits specified therein (or such longer period of time reasonably acceptable to the Administrative Agent).
ARTICLE 7

NEGATIVE COVENANTS
Until the Termination Date, the Borrower covenants and agrees with the Credit Parties that:

Section 7.1    Indebtedness; Equity Interests.
(a)    The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:
(i)    Indebtedness created under the Loan Documents;
(ii)    Indebtedness existing on the ~~Closing~~First Amendment Effective Date and set forth in Schedule 7.1, and any Refinancing Indebtedness with respect thereto (“Existing Indebtedness”);
(iii)    Indebtedness of the Borrower or any of its Subsidiaries incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Financing Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and any Refinancing Indebtedness with respect thereto; provided that (A) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (B) the aggregate outstanding principal amount of Indebtedness permitted by this clause (iii) shall not, without duplication, exceed $5,000,000 at any time;
(iv)    Indebtedness of any Person that becomes a Subsidiary of the Borrower after the ~~Closing~~First Amendment Effective Date, and any Refinancing Indebtedness with respect thereto; provided that (A) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (B) the aggregate outstanding principal amount of Indebtedness permitted by this clause (iv) shall not, without duplication, exceed $1,000,000 at any time;
(v)    intercompany Indebtedness of the Borrower or any Subsidiary owing to and held by the Borrower or any Subsidiary; provided that (A) Indebtedness of Non-Loan Party Subsidiaries (excluding, for the avoidance of doubt, the amount thereof that constitutes Existing Indebtedness) owing to the Borrower or a Subsidiary Guarantor shall either (x) be permitted under Section 7.4(p), Section 7.4(q) or Section 7.4(r) or (y) not exceed $1,000,000 in the aggregate at any time outstanding, constitute an Investment by the payee thereunder and only be permitted to the extent permitted by Section 7.4 (other than Section 7.4(f)), and (B) any Indebtedness of a Loan Party owing to a Non-Loan Party Subsidiary shall be unsecured and subordinated to the Loan Document Obligations on terms reasonably satisfactory to the Administrative Agent;
(vi)    Guarantees by (A) any Loan Party of Indebtedness of any other Loan Party, (B) any Non-Loan Party Subsidiary of Indebtedness of any other Non-Loan Party Subsidiary, and (C) any Non-Loan Party Subsidiary of any Indebtedness of any Loan Party; provided that, in each case, (x) such Indebtedness is otherwise permitted by this Section 7.1(a), (y) no Guarantee by any Subsidiary of any Restricted Junior Debt shall be permitted unless such Subsidiary shall have also provided a Guarantee of the Loan Document Obligations and (~~ii~~z) any Guarantee of Indebtedness that is required to be subordinated to the Loan Document Obligations shall be subordinated on terms, taken as a whole, at least as favorable to the Lenders as such subordinated Indebtedness;
(vii)    obligations under Swap Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary has actual exposure (other than those in respect of Equity Interests of the Borrower or any Subsidiary) and that are not for speculative purposes;
(viii)    ~~Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or other similar instrument drawn against insufficient funds in the ordinary course of business~~[reserved];
(ix)    unsecured guarantees arising as a result of customary indemnification obligations to purchasers that are not Affiliates of a Loan Party in connection with any Disposition permitted by Section 7.5;
(x)    Indebtedness incurred in the ordinary course of business under (A) appeal bonds or similar instruments and (B) surety bonds, payment bonds, performance bonds, bid bonds, completion guarantees and similar obligations, workers’ compensation claims, health, disability or other employee benefits, and bankers acceptances issued for the account of any Loan Party or its Subsidiaries and unsecured guarantees thereof;
(xi)    Earn-Out Obligations owing to sellers incurred in connection with a Permitted Acquisition so long as (a) such Earn-Out Obligations are subordinated on terms reasonably acceptable to the Administrative Agent and (b) the maximum amount of potential liability in respect of such Earn-Out Obligations does not exceed $10,000,000 in the aggregate at any time outstanding;
(xii)    contingent payment obligations and contingent liabilities in respect of any indemnification obligations and adjustments of purchase price (but excluding any Earn-Out Obligations), in each case in connection with a Permitted Acquisition;
(xiii)    customary Guarantees incurred in connection with any Securitization Program;
(xiv)    reimbursement obligations under commercial letters of credit in an aggregate principal (or face) amount at any time outstanding not to exceed $2,000,000;
(xv)    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, so long as such Indebtedness is extinguished within ten (10) days of its incurrence;
(xvi)    Indebtedness of any Loan Party owing to insurance carriers incurred in the ordinary course of business with respect to the financing of insurance premiums in a principal amount not to exceed at any time the amount of insurance premiums to be paid by such Loan Party;
(xvii)    additional unsecured Indebtedness in an aggregate principal amount not to exceed $~~5~~10,000,000 at any one time outstanding;
~~(xviii) Indebtedness in respect of the Senior Notes (including any Guarantees thereof), together with any Refinancing Indebtedness in respect thereof, in an aggregate amount not to exceed $121,400,000, less the amount of any prepayments,~~

~~repurchases, redemptions and commitment reductions thereunder to the extent that such prepayments, repurchases, redemptions and commitment reductions may not be reborrowed (specifically excluding, however, any such prepayments, repurchases, redemptions and commitment reductions occurring in connection with the incurrence of any Refinancing Indebtedness in respect of Indebtedness incurred under this clause (xviii));~~
(xviii)    so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, unsecured Indebtedness (including, for the avoidance of doubt, Disqualified Equity Interests) of the Borrower or any other Loan Party, incurred to finance Permitted Acquisitions or other permitted Investments constituting Acquisitions in an aggregate principal amount not to exceed $25,000,000 at any one time outstanding; provided that (i) such Indebtedness (including, for the avoidance of doubt, any Indebtedness to which Disqualified Equity Interests may convert or which such Disqualified Equity Interests may be exchanged for) shall comply with the Applicable Requirements and (ii) such Disqualified Equity Interests shall comply with the Applicable Requirements taking into consideration such Disqualified Equity Interests’ characterization as equity (provided that, notwithstanding anything to the contrary, in no event shall any such Disqualified Equity Interests mature, be mandatorily redeemable (other than solely for Qualified Equity Interests) or be redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in each case, prior to the Maturity Date); and
(xix)    Indebtedness of the Borrower or any Subsidiary arising under any Securitization Program; provided that the aggregate amount of Indebtedness permitted under this clause (xix) shall not exceed $35,000,000 outstanding at any time~~; and~~.
~~(xx) Indebtedness in respect of the obligation to pay the “Second Payment” (as defined in the Series B Repurchase Agreement as in effect on the Closing Date) in accordance with the Series B Repurchase Agreement as in effect on the Closing Date in an aggregate principal amount not to exceed $2,600,000.~~
(b)    The Borrower will not, and will not permit any of its Subsidiaries to, (i) issue any Disqualified Equity Interests (other than pursuant to the foregoing clause (xviii)), or (ii) be or become liable in respect of any obligation (contingent or otherwise) to purchase, redeem, retire, acquire or make any other payment in respect of any Equity Interests of any Loan Party or any of its Subsidiaries, in each case, except as permitted under Section 7.8.
Accrual of interest, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence or issuance of Indebtedness for purposes of this covenant and will not be deemed to constitute outstanding Indebtedness for purposes of determining basket usage in respect of this Section 7.1.
For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, the principal amount of Indebtedness denominated in another currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in another currency, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the principal amount of such Indebtedness being refinanced (plus unused commitments thereunder) plus (ii) the aggregate amount of accrued interest, premiums (including call and tender premiums), defeasance costs, underwriting discounts, fees, commissions, costs and expenses (including original issue discount, upfront fees and similar items) incurred in connection with such refinancing.
The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.
Notwithstanding anything to the contrary herein, no Loan Party shall be permitted to create, incur, assume, guaranty or otherwise become or remain directly or indirectly liable with respect to any Indebtedness that is from or of any Non-Loan Party Subsidiary (such creation, incurrence, assumption or guaranty being referred to as “Non-Loan Party Indebtedness of Loan Parties”) to the extent that the structuring of any claims with respect to any such Indebtedness created, assumed, incurred or guaranteed by such Loan Parties, together with any Non-Loan Party Indebtedness of Loan Parties, may (as reasonably determined by the Borrower in good faith) reasonably be expected to result in two (2) or more bankruptcy claims against the same Loan Parties or a double claim for direct and indirect obligations against the same Loan Party, arising from one transaction or series of transactions relating to the same underlying Non-Loan Party Indebtedness of Loan Parties.
Section 7.2    Liens
. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:
(a)    Liens created under the Loan Documents;
(b)    Permitted Encumbrances;
(c)    any Lien on any property or asset of the Borrower or any Subsidiary existing on the ~~Closing~~First Amendment Effective Date and set forth in Schedule 7.2; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the ~~Closing~~First Amendment Effective Date and any extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
(d)    any Lien on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (i) such Lien secures Indebtedness permitted by Section 7.1(a)(iii), (ii) such Lien and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary;
(e)    any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the ~~Closing~~First Amendment Effective Date prior to the time such Person becomes a Subsidiary; provided that (i) such Lien secures Indebtedness permitted by Section 7.1(a)(iv), (ii) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as applicable, (iii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (iv) such Lien shall secure only the Indebtedness and other obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as applicable, and any extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
(f)    Liens on Receivables Assets incurred in connection with a Securitization Program; provided that the Indebtedness incurred in connection therewith shall not exceed the amount of Indebtedness permitted by Section 7.1(a)(xix);
(g)    Liens of a depository bank or securities intermediary permitted by any Control Agreement;
(h)    Liens on cash securing Indebtedness permitted by Section 7.1(a)(xiv); and
(i)    other Liens securing Indebtedness and other obligations in an aggregate outstanding principal amount not to exceed $~~5~~10,000,000.
Section 7.3    Fundamental Changes; Business; Fiscal Year.
(a)    The Borrower will not, and will not permit any of its Subsidiaries to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise Dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or all or substantially all of the Equity Interests issued by any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve; provided that, if at the time thereof and immediately after giving effect thereto, no Default or Event of Default shall or would have occurred and be continuing:
(i)    any Wholly-Owned Subsidiary (or any Foreign Subsidiary) of the Borrower may merge into or consolidate with (A) the Borrower in a transaction in which the Borrower is the surviving entity, (B) any Subsidiary Guarantor in a transaction in which such Subsidiary Guarantor is the surviving entity, and (C) to the extent such Subsidiary is a Non-Loan Party Subsidiary, any other Non-Loan Party Subsidiary;
(ii)    the Borrower or any Subsidiary may merge into or consolidate with any Person in a transaction that is not permitted by Section 7.3(a)(i); provided that (x) in the case of a merger involving the Borrower, the Borrower shall be the surviving entity of such merger, (y) such merger is permitted by Section 7.4 and either (A) a Subsidiary Guarantor shall be the surviving entity or (B) such other Person shall become a Subsidiary Guarantor pursuant to Section 6.12, and (z) such merger shall not be prohibited by Section 7.5;
(iii)    (A) any Subsidiary of a Loan Party may sell, transfer, lease or otherwise Dispose of all or substantially all of its assets to the Borrower or to any Subsidiary Guarantor and (B) any Non-Loan Party Subsidiary may sell, transfer, lease or otherwise Dispose of all or substantially all of its assets to the Borrower or any Subsidiary of the Borrower;

(iv)    the Borrower or any of its Subsidiaries may sell, transfer, lease or otherwise Dispose of its assets in a transaction that is not permitted by Section 7.3(a)(iii); provided that such sale, transfer, lease or other Disposition is permitted by Section 7.5; and
(v)    (A) any Non-Loan Party Subsidiary may liquidate or dissolve so long as any remaining assets are transferred to the Borrower, another Non-Loan Party Subsidiary or a Loan Party and (B) any Subsidiary Guarantor may liquidate or dissolve so long as any remaining assets of such Subsidiary Guarantor are transferred to another Loan Party; provided that, in each case, the Borrower determines in good faith that such liquidation, receivership, examinership, rescue process or dissolution is in the best interests of the Borrower and its Subsidiaries and is not disadvantageous to the Administrative Agent or any Lender in any material respect.
(b)    The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than an Approved Line of Business.
(c)    The Borrower will not, and will not permit any of its Subsidiaries to, change its Fiscal Year.
Section 7.4    Investments, Loans, Advances, Guarantees and Acquisitions
. The Borrower will not, and will not permit any of its Subsidiaries to, (i) make, purchase, hold or acquire (including pursuant to any merger) any Investment, (ii) make or permit to exist any Guarantees of any obligations of, or make or permit to exist any Investment or any other interest in, any other Person or (iii) make any Acquisition or purchase or otherwise enter into or become party to any derivative transaction, except:
(a)    Investments in cash and Cash Equivalents;
(b)    Investments existing on the ~~Closing~~First Amendment Effective Date and set forth in Schedule 5.13 and Schedule 7.4 and any extensions or amendments thereto not increasing the principal or capital amount thereof;
(c)    Investments made by the Borrower in any Subsidiary Guarantor or any Non-Loan Party Subsidiary and made by any Subsidiary Guarantor in any other Subsidiary Guarantor or any Non-Loan Party Subsidiary; provided that the aggregate amount of Investments by Loan Parties in Non-Loan Party Subsidiaries pursuant to this Section 7.4(c), together with the aggregate amount of acquisitions by any Non-Loan Party Subsidiary from Loan Parties pursuant to Section 7.4(e)(iii), shall not exceed $~~1~~5,000,000 in the aggregate after the ~~Closing~~First Amendment Effective Date;
(d)    [reserved];
(e)    acquisitions made by (i) any Loan Party from any other Loan Party, (ii) any Non-Loan Party Subsidiary from any other Non-Loan Party Subsidiary and (iii) any Non-Loan Party Subsidiary from any Loan Party; provided that the aggregate amount of acquisitions by Non-Loan Party Subsidiaries from Loan Parties pursuant to this clause (iii), together with the aggregate amount of Investments by Loan Parties in Non-Loan Party Subsidiaries pursuant to Section 7.4(c), shall not exceed $~~1~~5,000,000 in the aggregate after the ~~Closing~~First Amendment Effective Date;
(f)    Guarantees permitted by Section 7.1(a);

(g)    Swap Agreements permitted by Section 7.1(a)(vii);
(h)    Permitted Acquisitions;
(i)    payroll, commission, travel and other similar cash advances made to directors (or comparable Persons), officers or employees in the ordinary course of business;
(j)    (i) promissory notes and other non-cash consideration received in connection with Dispositions permitted by Section 7.5 and (ii) Investments received in settlement of amounts due to any Loan Party or any of its Subsidiaries effected in the ordinary course of business as a result of insolvency, bankruptcy, reorganization, or other similar proceeding involving an account debtor or upon the foreclosure or enforcement of any Lien in favor of a Loan Party or its Subsidiaries;
(k)    Investments of any Person existing at the time such Person becomes a Subsidiary or consolidates or merges with the Borrower or any Subsidiary thereof (including in connection with a Permitted Acquisition) so long as such Investments were not made in contemplation of such Person becoming a Subsidiary or of such consolidation or merger;
(l)    deposits of cash made in the ordinary course of business to secure performance of (i) operating leases and (ii) other contractual obligations that do not constitute Indebtedness, including earnest money deposits made in cash in connection with any letter of intent or purchase agreement in connection with a Permitted Acquisition;
(m)    Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business;
(n)    so long as no Default or Event of Default exists or would result therefrom, Investments made by any Loan Party in (or to acquire Equity Interests in) joint ventures in an aggregate amount not to exceed $3,000,000 in any ~~f~~Fiscal ~~y~~Year of the Borrower;
(o)    so long as no Default or Event of Default exists or would result therefrom, other Investments in an aggregate amount not to exceed $~~5~~10,000,000;
(p)    to the extent constituting Investments, amounts transferred internally from the Borrower or a Subsidiary to another Subsidiary in connection with transfer pricing (including cost plus amounts) in the ordinary course of business;
(q)    obligations in respect of letters of support, guarantees or similar obligations issued, made or incurred for the benefit of any Subsidiary of the Borrower to the extent required by law or in connection with any statutory filing or the delivery of audit opinions performed in jurisdictions other than within the United States; ~~and~~
(r)    to the extent constituting Investments, amounts transferred internally from the Borrower or a Subsidiary to another Subsidiary in connection with the funding of reasonable payroll and other operating expenses in the ordinary course of business~~.~~; and
~~In determining the amount of Investments, acquisitions, loans, and advances permitted under this Section 7.4, Investments and acquisitions shall always be taken at the original cost thereof (regardless of any subsequent appreciation or depreciation therein) minus all returns of principal, capital, dividends, distributions and other cash returns thereof and minus all liabilities expressly assumed by another Person~~

~~in connection with the sale or other Disposition of any Investment, and loans and advances shall be taken at the principal amount thereof then remaining unpaid.~~
(s)    so long as no Event of Default then exists or would immediately result therefrom, from and after the first date upon which the Borrower and its Subsidiaries shall have prepaid at least $10,000,000 aggregate principal amount of Loans with the Specified Tax Proceeds in accordance with Section 2.7(g), Investments in an aggregate principal amount not to exceed Cumulative Retained Excess Cash Flow.
Section 7.5    Dispositions
. The Borrower will not, and will not permit any of its Subsidiaries to, Dispose of any of its properties or assets except:
(a)    issuances of Qualified Equity Interests by any Wholly-Owned Subsidiary of a Loan Party to a Loan Party, subject to the Collateral and Guarantee Requirement;
(b)    [reserved];
(c)    Dispositions of Cash Equivalents in the ordinary course of business made to a Person that is not an Affiliate of a Loan Party and (ii) conversions of Cash Equivalents into cash or other Cash Equivalents;
(d)    the licensing and sublicensing on a non-exclusive basis of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business, and the leasing and subleasing of any other property;
(e)    the granting of Liens permitted hereunder and the other transactions permitted by Section 7.2;
(f)    [reserved];
(g)    the abandonment, cancellation or lapse of issued patents, registered trademarks and other registered intellectual property of a Loan Party or Subsidiary thereof to the extent, in such Loan Party’s reasonable business judgment, not economically desirable in the conduct of such Loan Party’s business or so long as such lapse is not materially adverse to the interests of the Lenders and the expiration of patents in accordance with their statutory terms;
(h)    the sale of assets (other than Equity Interests of any Wholly-Owned Subsidiary, unless all of the Equity Interests of such Wholly-Owned Subsidiary (other than the Borrower) are sold in accordance with this clause (h)) for at least fair market value, so long as (A) no Default or Event of Default then exists or would immediately result therefrom~~,~~ and (B) if the assets sold with respect to all such asset sales consummated pursuant to this clause (h) have a fair market value in excess of $10,000,000 in the aggregate, at least 75% of the consideration received by the applicable Loan Party or Subsidiary must consist~~s~~ of cash or Cash Equivalents ~~and is~~ paid at the time of the closing of ~~such sale and (C) the aggregate amount of the cash and non-cash proceeds received from all assets sold pursuant to this clause (h) shall not exceed $15,000,000 in the aggregate during the term of this Credit Agreement (for this purpose, using the fair market value of property other than cash and Cash Equivalents);~~the applicable sale;

(i)    Dispositions of assets acquired by the Borrower and its Subsidiaries pursuant to a Permitted Acquisition consummated within 12 months of the date of such Permitted Acquisition in an aggregate amount not to exceed $5,000,000 for each such Permitted Acquisition;
(j)    any trade in of equipment in exchange for other equipment in the ordinary course of business;
(k)    the sale or factoring of any Receivables Assets pursuant to the terms of any Securitization Program permitted under Section 7.1(a)(xix);
(l)    the unwinding or terminating of hedging arrangements or transactions contemplated by any Swap Agreement which are not prohibited hereunder;
(m)    dispositions of substantially worn out, damaged, uneconomical, surplus or obsolete equipment, and equipment that is no longer useful in the business of the Borrower or its Subsidiaries;
(n)    Dispositions of assets from one Loan Party to another Loan Party;
(o)    Dispositions of assets by any Subsidiary that is not a Loan Party to a Loan Party or to ~~a~~another Subsidiary that is not a Loan Party;
(p)    Dispositions of intellectual property that is, in the reasonable judgment of the Borrower, no longer economically practicable to maintain or useful in the conduct of the business of the Borrower and the Subsidiaries, taken as a whole;
(q)    settlement of intercompany Indebtedness permitted under Section 7.1 to the extent payment of such Indebtedness is permitted under Section 7.13; and
(r)    so long as no Default or Event of Default then exists or would immediately result therefrom, Dispositions of assets (other than Equity Interests in a Subsidiary unless all Equity Interests in such Subsidiary are sold) that are not permitted by any other clause of this Section 7.~~0~~5; provided that the aggregate fair market value of all assets Disposed of in reliance upon this clause (r) shall not exceed $~~2~~5,~~5~~000,000 during any ~~f~~Fiscal ~~y~~Year.
To the extent the Required Lenders or all the Lenders, as applicable, waive the provisions of this Section 7.5 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 7.5, such Collateral (unless sold to a Loan Party) shall be sold automatically free and clear of the Liens created by the Collateral Documents and, at the expense of the Loan Parties, the Administrative Agent shall take all reasonable actions any Loan Party reasonably requests in writing in order to effect the foregoing.
Section 7.6    Sale and Lease Back Transactions
. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Sale and Leaseback arrangement, directly or indirectly, with any Person.
Section 7.7    ~~[Reserved]~~Payment for Consents
~~.~~

. Neither the Borrower nor any other Loan Party or their Subsidiaries or Affiliates may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee, or otherwise to or for the benefit of any Lender for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Credit Agreement or any other Loan Document that would, taken as a whole, strip, eliminate, or materially weaken any covenant, event of default, or other material provision of this Credit Agreement or any other Loan Document to the detriment of the other Lenders (for the avoidance of doubt, not including any change to the level of any financial covenant or any waiver with respect thereto), unless such consideration is offered to be paid or agreed to be paid to all Lenders that consent, waive, or agree to amend such term or provision.
Section 7.8    Restricted Payments
. The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay for or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except:
(a)    subject to the Collateral and Guarantee Requirement, any Subsidiary of the Borrower may declare and pay, and agree to pay, dividends and other distributions with respect to its Equity Interests payable solely in perpetual common Equity Interests (other than Disqualified Equity Interests) of such Subsidiary to the Borrower or any Subsidiary Guarantor that is a Wholly-Owned Subsidiary of the Borrower~~;~~ (or, in the case of non-Wholly Owned Subsidiaries, to the Borrower or any Subsidiary Guarantor that is a direct or indirect parent of such Subsidiary and to each other owner of Equity Interests of such Subsidiary on a pro rata basis (or more favorable basis from the perspective of the Borrower or such Subsidiary Guarantor) based on their relative ownership interests);
(b)    any Subsidiary of the Borrower may declare and pay dividends or other distributions with respect to its Equity Interests to solely the Borrower or any Subsidiary Guarantor~~;~~  (or, in the case of non-Wholly Owned Subsidiaries, to the Borrower or any Subsidiary Guarantor that is a direct or indirect parent of such Subsidiary and to each other owner of Equity Interests of such Subsidiary on a pro rata basis (or more favorable basis from the perspective of the Borrower or such Subsidiary Guarantor) based on their relative ownership interests);
(c)    the making of dividends or distributions by a Non-Loan Party Subsidiary solely to a Loan Party or another Non-Loan Party Subsidiary~~;~~ (or, in the case of non-Wholly Owned Subsidiaries, to the Loan Party or a Non-Loan Party Subsidiary that is a direct or indirect parent of such Non-Loan Party Subsidiary and to each other owner of Equity Interests of such Non-Loan Party Subsidiary on a pro rata basis (or more favorable basis from the perspective of the Loan Party or Non-Loan Party Subsidiary) based on their relative ownership interests);
(d)    the redemption in full in cash of all of the outstanding shares of Series B Stock (including any accrued but unpaid dividends thereon) in accordance with the terms of the Series B Repurchase Agreement;
(e)    the repurchase of stock, partnership, membership, or other ownership interest or other equity securities of the Borrower held by current or former employees, directors, officers or consultants pursuant to stock repurchase agreements so long as no ~~Default or~~ Event of Default exists at the time of any such repurchase or would exist after giving effect to any such repurchase; provided that the aggregate amount paid in reliance upon this clause (e) shall not exceed $500,000 during any ~~f~~Fiscal ~~y~~Year with unused amounts permitted to be carried forward to the immediately succeeding Fiscal Year;

~~(f) in each case to the extent due and payable on a non-accelerated basis and permitted under the applicable subordination provisions thereof, the Borrower or the applicable Subsidiary that is the obligor on an Earn-Out Obligation may make regularly scheduled principal and interest payments in respect of such Earn-Out Obligation so long as (i) no Default or Event of Default then exists or would immediately result therefrom, (ii) after giving effect to such payment the Credit Parties are in compliance on a Pro Forma Basis with the Section 7.12(a), calculated as of the last day of the trailing twelve-month period ending as of the most recent fiscal for which financial statements have been delivered (or are required to have been delivered) pursuant to Section 6.1(a) or (b), and (iii) immediately before and after giving effect to such payment, on a Pro Forma Basis Liquidity is greater than or equal to $5,000,000; and~~
(f)    [reserved];
(g)    the making of payments due under, and in accordance with, the Lumine APA as in effect on the Closing Date in an aggregate amount not to exceed $550,000~~.~~;
(h)    so long as no Event of Default then exists or would immediately result therefrom, from and after the first date upon which the Borrower and its Subsidiaries shall have prepaid at least $10,000,000 aggregate principal amount of Loans with the Specified Tax Proceeds in accordance with Section 2.7(g), Restricted Payments in an aggregate principal amount not to exceed Cumulative Retained Excess Cash Flow; provided that immediately after giving Pro Forma Effect to such Restricted Payment, the Consolidated Secured Leverage Ratio shall not be greater than 4.85 to 1.00 for the most recently ended Fiscal Quarter (or Fiscal Year) for which financial statements have been or were required to be delivered pursuant to Section 6.1(a) or Section 6.1(b), as applicable; and
(i)    for any taxable period ending after the First Amendment Effective Date for which the Borrower and/or any of its Subsidiaries is a member of a group filing a consolidated, combined, affiliated or unitary income tax return of which any direct or indirect parent of the Borrower is the common parent, Restricted Payments, directly or indirectly, to such common parent in amounts required for such common parent to pay any consolidated, combined, affiliated or unitary federal, foreign, state and/or local income Taxes (and franchise or other similar Taxes imposed in lieu of income Taxes), as applicable, imposed on such common parent to the extent such Taxes are directly attributable to the taxable income of the Borrower and/or its applicable Subsidiaries (including pursuant to any Tax sharing agreement entered into by the Borrower or any of its applicable Subsidiaries); provided that, (x) with respect to each such taxable period, the amount of such payments made in respect of such taxable period in the aggregate shall not exceed the amount that the Borrower and/or its applicable Subsidiaries, as applicable, would have been required to pay if the Borrower and/or such Subsidiaries had been a stand-alone corporate Tax group or standalone corporate taxpayer for all taxable periods ending after the First Amendment Effective Date and (y) the cash distributions made pursuant to this clause (i) in respect of any Taxes attributable to the taxable income of any Non-Loan Party Subsidiaries of the Borrower may be made only to the extent that such Non-Loan Party Subsidiaries have made cash payments for such purpose to the Borrower or any of its Subsidiaries that are Loan Parties.
Section 7.9    Transactions with Affiliates
. The Borrower will not, and will not permit any of its Subsidiaries to, Dispose (including pursuant to a merger) of any property or assets to, or purchase, lease or otherwise acquire (including pursuant to a merger) any property or assets from, or otherwise engage in any other transactions or enter into any other agreements with, any of its Affiliates, except (a) transactions in the ordinary course of business and at prices and on terms and conditions not less favorable to such Loan Party or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties (it being understood that any transaction that is expressly permitted under Section 7.1, 7.3, 7.4, 7.5 or 7.8 of this Credit Agreement between or among the Loan Parties and not involving any other Affiliate shall be permitted under this Section 7.9); provided that if the aggregate payments or consideration for any transaction or series of related transactions consummated pursuant to this clause (a) (other than any such transaction that is expressly permitted under this Credit Agreement) exceed $10,000,000 the Borrower shall deliver prompt written notice of such transaction to the Administrative Agent, (b) the payment of reasonable fees and reasonable expense reimbursements to directors of any Loan Party or any of its Subsidiaries, and compensation and indemnification of, and other employment agreements and arrangements, employee benefit plans and stock incentive plans paid to directors, officers and employees of any Loan Party or any of its Subsidiaries, in each case, in the ordinary course of business, and (c) transactions undertaken in good faith (as certified in writing by a Responsible Officer of the Borrower) for the purpose of improving the consolidated tax efficiency of a Loan Party and its Subsidiaries and not for the purpose of circumventing any covenant set forth in this Credit Agreement so long as such transactions, taken as a whole, are not materially adverse to the Administrative Agent and/or the Lenders and do not result in a material adverse effect on, or otherwise materially impair, the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties or the Guarantees of the Loan Document Obligations provided by the Guarantors, taken as a whole.
Section 7.10    Restrictive Agreements
. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of any Loan Party or any of its Subsidiaries to create, incur or permit to exist any Lien upon any of its property or assets (unless such agreement or arrangement does not prohibit, restrict or impose any condition upon the ability of any Loan Party to create, incur or permit to exist, or the ability of the Administrative Agent to exercise any right or remedy with respect to, any Lien in favor of the Secured Parties created under the Loan Documents) or (b) the ability of any Subsidiary to pay dividends or make other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to (A) restrictions and conditions imposed by law or by the Loan Documents, (B) restrictions and conditions existing on the ~~Closing~~First Amendment Effective Date identified on Schedule 7.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), and (C) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale; provided that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder and (ii) clause (a) of this Section 7.10 shall not apply to (A) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Credit Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness or (B) customary provisions in agreements restricting the assignment thereof.
Section 7.11    Amendment of Material Documents
. The Borrower will not, and will not permit any of its Subsidiaries to, amend, supplement modify, waive or consent to any departure from the terms of any Restricted Junior Debt Document, any [***] Contract or any of its Organizational Documents, other than amendments, modifications, waivers or consents that ~~c~~would not reasonably be expected to adversely affect the Credit Parties in any material respect; provided that the Borrower shall deliver or cause to be delivered to the Administrative Agent and each Lender a copy of all amendments, modifications or waivers thereto promptly after the execution and delivery thereof.
Section 7.12    Financial Covenants.
(a)    Consolidated Secured Leverage Ratio. The Borrower will not permit the Consolidated Secured Leverage Ratio as of the end of any Fiscal Quarter (commencing with the Fiscal Quarter ending ~~December~~June 3~~1~~0, 202~~4~~5) to be greater than ~~2~~6.30 to 1.00.
(b)    Minimum Liquidity. The Borrower will not permit Average Liquidity for any Four Week Reporting Period (commencing with the Four Week Reporting Period ending ~~July~~May 2~~6~~3, 202~~4~~5) to be less than $5,000,000.
(c)    [***] Subscribers. The Borrower will not permit number of subscribers under the [***] Contracts to be less than [***] as of the last Business Day of each calendar month (commencing with the first full month after the First Amendment Effective Date).
Section 7.13    Payments on Restricted Junior Debt
. The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay for or make, directly or indirectly, any payment of principal or interest or any purchase, redemption, retirement, acquisition or defeasance with respect to any Restricted Junior Debt except that (x) so long as no Default or Event of Default shall have occurred and shall be continuing or would immediately result therefrom, (a) the Borrower or any Subsidiary may make payments of Subordinated Debt to the extent permitted by the subordination provisions applicable thereto, (b) the Borrower may redeem $16,500,000 aggregate principal amount of Senior Notes in cash (and pay accrued interest thereon) on the Closing Date in accordance with the terms of the Senior Note Repurchase Agreement with a portion of the proceeds of the Loans, (c) the Borrower may redeem the remaining aggregate principal amount of Senior Notes in cash (and pay accrued interest and premium thereon) ~~to the extent required by Section 2.7(g)(x)~~on or around May 12, 2025 with a portion of the proceeds of the Loans, (d) the Borrower may make any payment, purchase, redemption, retirement, acquisition or defeasance of any Restricted Junior Debt in connection with the incurrence of Refinancing Indebtedness in respect thereof, (e) with respect to unsecured Indebtedness of the type described in clause (ii)(x) of the definition of “Restricted Junior Debt” ~~(including the Senior Notes)~~ and Junior Lien Indebtedness, the Borrower and its Subsidiaries may make (i) required regularly scheduled payments of interest, fees, and other amounts owed in respect thereof (other than mandatory, voluntary or optional payments, prepayments or redemptions of principal thereof) and (ii) any payment, redemption or other acquisition through the conversion or exchange of any such Indebtedness to Qualified Equity Interests of the Borrower ~~and~~, (f) ~~the Borrower may redeem Senior Notes in an aggregate principal amount not to exceed the sum of (i) $10,000,000 plus (ii)~~ in each case to the extent due and payable on a non-accelerated basis, the Borrower and its Subsidiaries may make required payments in respect of unsubordinated earnouts; provided that immediately after giving effect to such payment of any such earnout (i) the Borrower shall be in Pro Forma Compliance with Section 7.12(a) for the most recently ended Fiscal Quarter (or Fiscal Year) for which financial statements have been or were required to be delivered pursuant to Section 6.1(a) or Section 6.1(b), as applicable, and (ii) Liquidity shall be at least $5,000,000, and (g) from and after the first date upon which the Borrower and its Subsidiaries shall have prepaid at least $10,000,000 aggregate principal amount of Loans with the Specified Tax Proceeds in accordance with Section 2.7(g), ~~50% of~~payments on Restricted Junior Debt in an aggregate principal amount not to exceed Cumulative

Retained Excess Cash Flow; provided that immediately after giving Pro Forma Effect to such payment of Restricted Junior Debt, the Consolidated Secured Leverage Ratio shall not be greater than 5.10 to 1.00 for the most recently ended Fiscal Quarter (or Fiscal Year) for which financial statements have been or were required to be delivered pursuant to Section 6.1(a) or Section 6.1(b), as applicable and (y) the Borrower or any Subsidiary may make payments of intercompany Indebtedness permitted under Section 7.1 subject to the terms of the Global Intercompany Note; provided that if an Event of Default is continuing, only payments owing to Loan Parties may be made pursuant to this clause (y).
Notwithstanding any other provision of this Credit Agreement, this Credit Agreement shall not restrict any redemption or other payment by the Borrower or any Subsidiary made as a mandatory principal redemption or other payment in respect of any Restricted Junior Debt pursuant to an “AHYDO saver” provision of any agreement or instrument in respect of such Restricted Junior Debt, and the Borrower’s determination in good faith (which determination shall be conclusive) of the amount of any such “AHYDO saver” mandatory principal redemption or other payment shall be conclusive and binding for all purposes under this Credit Agreement; provided that no Default or Event of Default shall have occurred and be continuing or would immediately result therefrom.
Section 7.14    Government Regulation
~~Government Regulation~~. The Borrower will not, and will not permit any of its Subsidiaries to, (a) at any time be or become the subject of any law, regulation, or list of any government agency (including the United States Office of Foreign Asset Control list) that prohibits or limits any Lender from making any loans or extension of credit (including the Loans) to any Loan Party or from otherwise conducting business with any Loan Party, or (b) fail to provide documentary and other evidence of any Loan Party’s identity as may be requested by any Credit Party at any time to enable such Credit Party to verify any Loan Party’s identity or to comply with any applicable law or regulation, including Section 326 of the USA PATRIOT Act.
Section 7.15    Hazardous Materials
. The Borrower will not, and will not permit any of its Subsidiaries or agents to, cause or permit a Release or threat of Release of Hazardous Materials on, at, in, above, to, from or about any of the property where such Release or threat of Release would (a) violate, or form the basis for any Environmental Claims under, any Environmental Law or any Environmental Permit or (b) otherwise adversely impact the value or marketability of any property of any Loan Party or any of its Subsidiaries or any of the Collateral, other than such Release, violation or Environmental Claim as ~~c~~would not reasonably be expected to result in a material Environmental Liability.
Section 7.16    Material Intellectual Property
. Notwithstanding anything to the contrary contained in this Credit Agreement or the other Loan Documents, none of the Borrower or any other Loan Party shall (i) sell, transfer or otherwise dispose of any Material Intellectual Property (whether pursuant to a sale, transfer, Disposition, Investment, Restricted Payment, dividend or lease or license of the exclusive rights thereto) to any Non-Loan Party Subsidiary or (ii) permit any Guarantor holding Material Intellectual Property to become a Non-Loan Party Subsidiary.

ARTICLE 8

EVENTS OF DEFAULT
Section 8.1    Events of Default
. Any of the following shall constitute an “Event of Default”:
(a)    Non-Payment of Principal. Any Loan Party shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise.
(b)    Other Non-Payment. Any Loan Party shall fail to pay any interest on any Loan or any fee ~~(including the Exit Fee, if applicable),~~, premium (including any Prepayment Premium), commission or any other amount (other than an amount referred to in clause (a) of this Section 8.1) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue uncured for a period of five (5) Business Days.
(c)    Representations and Warranties. Any representation or warranty made or deemed made by or on behalf of any Loan Party or any of its Subsidiaries in or in connection with any Loan Document or any amendment or modification hereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made.
(d)    Specific Covenants. Any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 6.1(a) – (f), 6.2(a), 6.3, 6.7, 6.8, 6.10, 6.11, 6.12 or 6.14 or in Article 7 or any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in the Guarantee Agreement or any Collateral Document to which it is a party~~.~~; provided that any failure with respect to Section 6.11 shall not constitute an Event of Default unless such failure shall continue for the longer of (x) ten (10) consecutive days or (y) such grace or cure period as may be provided under the applicable [***] Contract.
(e)    Other Covenants. Any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document to which it is a party (other than those specified in clause (a), (b) or (d) of this Section 8.1), and such failure shall continue uncured for a period of 30 days after the occurrence thereof.
(f)    Cross-Default - Payment Default on Material Indebtedness. Any Loan Party shall fail to make any payment (whether of principal, interest or otherwise and regardless of amount) in respect of any Material Indebtedness when and as the same shall become due and payable (after giving effect to any applicable grace or cure period); provided that this clause (f) shall not apply to any such failure that is (x) remedied by the Loan Parties or (y) waived (including in the form of amendment) by the requisite holders of the applicable item of Material Indebtedness, in each case, in accordance with the terms of such Material Indebtedness prior to the acceleration of the Loans pursuant to Section 8.2.
(g)    Other Cross-Defaults. Any event or condition occurs (after all applicable grace periods have expired and all required notices have been given) that results in any Material Indebtedness becoming due prior to its scheduled maturity or payment date, or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due prior to its scheduled maturity or payment date or to require the prepayment, repurchase, redemption or defeasance thereof prior to its scheduled maturity or payment date (in each case after giving effect to any applicable notice and any applicable cure period); provided that this clause (g) shall not apply to (A) secured Indebtedness that becomes due solely as a result of the voluntary sale, transfer or other disposition of the property or assets securing such Indebtedness, (B) Indebtedness which is convertible into Qualified Equity Interests and converts to Qualified Equity Interests in accordance with its terms or (C) any breach or default that (x) is remedied by the Borrower or any applicable Subsidiary or (y) is waived (including in the form of an amendment) by the requisite holders of the applicable item of Material Indebtedness, in each case of this subclause (C), in accordance with the terms of such Material Indebtedness prior to the acceleration of the Loans pursuant to Section 8.2.
(h)    Involuntary Proceedings. An involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, examinership, rescue process, receivership, reorganization or other relief in respect of any Loan Party or any of its Subsidiaries or its debts, or of a substantial part of its assets, under any Debtor Relief Law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or any of its Subsidiaries or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered.
(i)    Voluntary Proceedings. Any Loan Party or any of its Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, examinership, rescue process, receivership, reorganization or other relief under any Debtor Relief Law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section 8.1, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or any of its Subsidiaries or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing.
(j)    Inability to Pay Debts. Any Loan Party or any of its Subsidiaries shall become unable, admit in writing its inability or fail generally to pay its debts as they become due.
(k)    Judgments. One or more judgments for the payment of money in an aggregate amount in excess of the Threshold Amount shall be rendered against any Loan Party or any of its Subsidiaries or any combination thereof (which shall not be fully covered (without taking into account any applicable deductibles) by insurance from an unaffiliated insurance company with an A.M. Best financial strength rating of at least A-, it being understood that even if such amounts are covered by insurance from such an insurance company, such amounts shall count against such basket if responsibility for such amounts has been denied by such insurance company) and the same shall remain undischarged or unbonded for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Loan Party or any of its Subsidiaries to enforce any such judgment.
(l)    ERISA Events. (i) An ERISA Event (or any similar event with respect to a Foreign Plan) shall have occurred that, ~~in the opinion of the Required Lenders,~~ when taken together with all other ERISA Events (or similar events with respect to Foreign Plans) that have occurred, would reasonably be expected to result in a Material Adverse Effect; or (ii) a Loan Party or ERISA Affiliate

shall fail to pay when due (after expiration of any applicable grace period) any installment payment with respect to its Withdrawal Liability which ~~c~~would reasonably be expected to result in liability of a Loan Party ~~or ERISA Affiliate~~ in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect.
(m)    Invalidity of Loan Documents. Any material provision of any Loan Document shall cease, for any reason, to be in full force and effect, or any Loan Party shall so assert in writing or shall disavow any of its obligations thereunder.
(n)    Liens. Any Lien created, or purported to be created, under any Collateral Document shall cease to be a valid and perfected Lien on a material portion of any Collateral, with the priority required by the applicable Collateral Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents to a Person that is not a Loan Party or (ii) as a result of the Administrative Agent’s failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Security Agreement.
(o)    [***] Contracts. Any breach or violation of, or default under, any [***] Contract by any party thereto which such breach, violation or default remains uncured for a period of the later of (x) ten (10) consecutive days or (y) such longer grace or cure period as may be provided under the applicable [***] Contract; or any [***] Contract shall be cancelled, terminated, forfeited, rescinded, revoked, suspended, impaired or otherwise finally denied renewal.
Section 8.2    Remedies Upon Event of Default
. If any Event of Default occurs and is continuing, then, and in every such event (other than an event described in Section 8.1(h) or (i)), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions (whether before or after the Closing Date), at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees ~~(including the Exit Fee, if applicable)~~, premium (including any applicable Prepayment Premium payable in connection with such acceleration of the Loan Document Obligations) and all other obligations of each Loan Party accrued under the Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, and in case of any event described in Section 8.1(h) or (i), the Commitments shall automatically terminate (whether before or after the Closing Date) and the principal of the Loans then outstanding, together with accrued interest thereon and all fees ~~(including the Exit Fee, if applicable)~~, premium (including any applicable Prepayment Premium payable in connection with such acceleration of the Loan Document Obligations) and all other obligations of each Loan Party accrued under the Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.
Section 8.3    Application of Funds
. After the exercise of remedies provided for in Section 8.2 (or after the Loans have automatically become immediately due and payable), any amounts received on account of the Secured Obligations shall be applied by the Administrative Agent in the following order:

First, to the payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article 3), in each case payable to the Administrative Agent in its capacity as such;
Second, to the extent of any excess of such proceeds, to the payment of that portion of the Secured Obligations constituting fees ~~(including the Exit Fee)~~, premiums (including the Prepayment Premium), indemnities and other amounts (other than principal, interest, fees and other Loan Document Obligations expressly described in clauses Third through Fifth below), payable to the Credit Parties (including fees, charges and disbursements of counsel to the respective Credit Parties and amounts payable under Article 3), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to the extent of any excess of such proceeds, to the payment of that portion of the Secured Obligations constituting accrued and unpaid interest on the Loans and other Secured Obligations, ratably among the Credit Parties in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to the extent of any excess of such proceeds, to the payment of that portion of the Secured Obligations constituting unpaid principal of the Loans, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to the extent of any excess of such proceeds, to the payment of all other Secured Obligations of the Loan Parties owing under or in respect of the Loan Documents that are due and payable to the Credit Parties, or any of them, on such date, ratably based on the respective aggregate amounts of all such Secured Obligations owing to the Secured Parties on such date; and
Last, to the extent of any excess of such proceeds, the balance, if any, after all of the Secured Obligations (other than unasserted contingent indemnification and unasserted expense reimbursement obligations in each case not yet due and payable) have been paid in full, to the Borrower or as otherwise required by law.
Section 8.4    Equity Cure
. In the event the Loan Parties fail to comply with Section 7.12(a) as of the last day of any Fiscal Quarter (to the extent Section 7.12(a) is applicable to such Fiscal Quarter) or fail to comply with Section 7.12(b) for any Four Week Reporting Period (each, a “Financial Covenant Default”), any cash equity contribution to the Borrower (funded with proceeds of common equity issued by the Borrower or other equity issued by the Borrower having terms reasonably acceptable to the Administrative Agent and in any case, not constituting Disqualified Equity Interests) after the last day of such Fiscal Quarter (in the case of Section 7.12(a)) or such Four Week Reporting Period (in the case of Section 7.12(b)) and on or prior to the day that is ten (10) Business Days after the day on which a Compliance Certificate (in the case of Section 7.12(a)) or a Liquidity Certificate (in the case of Section 7.12(b)) is required to be delivered for the applicable Fiscal Quarter or Four Week Reporting Period (as applicable) will, at the irrevocable election of the Borrower, (i) be included in the calculation of Consolidated EBITDA solely for the purposes of determining compliance with Section 7.12(a) at the end of such Fiscal Quarter (each, a “Cure

Quarter”) and any subsequent period that includes such Cure Quarter and/or (ii) be added to Liquidity for the applicable Four Week Reporting Period (with such cash deemed to constitute Unrestricted Cash on the balance sheet of the Loan Parties maintained in a Controlled Account for each day during the applicable Four Week Reporting Period) (any such equity contribution so included in the calculation of Consolidated EBITDA and/or Liquidity, a “Specified Equity Contribution”); provided that (a) written notice of the Borrower’s intent to accept a Specified Equity Contribution (a “Cure Notice”) shall be delivered by the Borrower to the Administrative Agent no later than the day on which a Compliance Certificate is required to be delivered for the applicable Fiscal Quarter (in the case of Section 7.12(a)) or a Liquidity Certificate is required to be delivered for the applicable Four Week Reporting Period (in the case of Section 7.12(b)), (b) the amount of any Specified Equity Contribution will be no greater than the amount required to cause the Loan Parties to be in compliance with the Financial Covenants (the “Cure Amount”) for the applicable Fiscal Quarter and/or Four Week Reporting Period (for the avoidance of doubt, if there is an Event of Default under both of the Financial Covenants, such amounts to be designated shall not exceed the maximum aggregate amount necessary to cure any Event of Default under both of the Financial Covenants as of such date), (c) all Specified Equity Contributions will be disregarded for purposes of the calculation of Consolidated EBITDA for all other purposes, including calculating basket levels, pricing, determining compliance with incurrence-based or pro forma calculations or conditions and any other items governed by reference to or otherwise based on Consolidated EBITDA, (d) there shall be no more than two (2) Specified Equity Contributions made in the aggregate after the Closing Date, (e) Specified Equity Contributions may not be made in consecutive Fiscal Quarters or consecutive Four Week Reporting Periods, (f) the proceeds received by the Borrower from all Specified Equity Contributions shall be used by the Borrower to prepay Loans in accordance with Section 2.7(f)(ii), and (g) there shall be no reduction in Consolidated Total Debt (through either netting of cash or prepayment of Indebtedness) in connection with any Specified Equity Contribution (or the application of the proceeds thereof) for determining compliance with Section 7.12(a) for the period ending on the last day of the applicable Cure Quarter; provided that to the extent any Cure Amount is used to prepay the Loans, there shall be a reduction in Consolidated Total Debt for purposes of determining compliance with Section 7.12(a) in all future Fiscal Quarters where such Cure Quarter is included in the applicable test period (but, for the avoidance of doubt, there shall be no de-leveraging credit for the period ending on the last day of the Cure Quarter in respect of which the equity cure is exercised). Upon the Administrative Agent’s receipt of notice from the Borrower of its intent to make a Specified Equity Contribution pursuant to this Section 8.4 no later than the day on which a Compliance Certificate is required to be delivered for the applicable Fiscal Quarter (in the case of Section 7.12(a)) or the day on which a Liquidity Certificate is required to be delivered for the applicable Four Week Reporting Period (in the case of Section 7.12(b)), then, so long as the Borrower is permitted to cure a breach of a Financial Covenant pursuant to this Section 8.4 at such time, until the day that is ten (10) Business Days after such date, neither the Administrative Agent nor any Lender shall exercise the right to accelerate the Loans or terminate the Commitments and neither the Administrative Agent nor any Lender shall exercise any right to foreclose on or take possession of the Collateral solely on the basis of an Event of Default having occurred and being continuing under Section 7.12(a) or (b) in respect of the period ending on the last day of such Fiscal Quarter or Four Week Reporting Period, as applicable. Upon timely receipt by the Borrower in cash of the Cure Amount and payment of the mandatory prepayment pursuant to Section 2.7(f)(ii), the Financial Covenant Default(s) in respect of the applicable Fiscal Quarter and/or Four Week Reporting Period shall be deemed cured.

ARTICLE 9

THE ADMINISTRATIVE AGENT
Section 9.1    Appointment and Authority
. Each of the Lenders hereby irrevocably appoints BGC Lender Rep LLC to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article 9 are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrower nor any other Loan Party shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
Section 9.2    Rights as a Lender
. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
Section 9.3    Exculpatory Provisions.
(a)    The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(i)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;
(ii)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law; and

(iii)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
(b)    The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 8.2 and Section 11.2), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent in writing by the Borrower or a Lender.
(c)    The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Credit Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Credit Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article 5 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
(d)    The Administrative Agent shall not be responsible or have any liability for, or have any duty to investigate a violation or potential violation of an Environmental Law or a Release or threat of Release of a Hazardous Material pursuant to Section 6.13, nor shall it have any liability for any action it takes or does not take in connection with any such investigation.
Section 9.4    Reliance by Administrative Agent
. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
Section 9.5    Delegation of Duties
. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article 9 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Credit Facility as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
Section 9.6    Resignation of Administrative Agent.
(a)    The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, ~~in consultation~~ with the consent of the Borrower~~,~~ (not to be unreasonably withheld, conditioned or delayed; provided that no such consent shall be required during the continuation of an Event of Default under Section 8.1(a), (b), (h) or (i)), to appoint a successor, which shall be a Lender or a bank with an office in the United States, or an Affiliate of any such Lender or bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)    [Reserved].
(c)    With effect from the Resignation Effective Date (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed and the retiring Administrative Agent delivers such collateral security to the successor Administrative Agent so appointed) and (ii) except for any indemnity payments owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent (other than any rights to indemnity payments owed to the retiring Administrative Agent), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article 9 and Section 10.3 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Section 9.7    Non-Reliance on Administrative Agent and Other Lenders
. Each Lender expressly acknowledges that neither the Administrative Agent nor the Lead Arranger has made any representation or warranty to it, and that no act by the Administrative Agent or the Lead Arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of the Borrower or any Affiliate thereof, shall be deemed to constitute any representation or any warranty by the Administrative Agent or the Lead Arranger to any Lender as to any matter, including whether the Administrative Agent or the Lead Arranger have disclosed material information in their (or their Related Parties’) possession. Each Lender represents to the Administrative Agent and the Lead Arranger that it has, independently and without reliance upon the Administrative Agent, the Lead Arranger or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, and all applicable bank or other regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Credit Agreement and to extend credit to the Borrower hereunder. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Lead Arranger or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisal and decisions in taking or not taking action under or based upon this Credit Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and certain other facilities set forth herein and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Credit Agreement as a Lender for the purpose of making, acquiring or holding commercial loans set forth herein as may be applicable to such Lender, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender agrees not to assert a claim in contravention of the foregoing. Each Lender represents and warrants that it is sophisticated with respect to decisions to make, acquire or hold commercial loans, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire or hold such commercial loans, is experienced in making, acquiring or holding such commercial loans.
Section 9.8    No Other Duties, Etc
. Anything herein to the contrary notwithstanding, none of the Lead Arranger or any agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Credit Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.
Section 9.9    Administrative Agent May File Proofs of Claim
. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Loan Document Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 10.3) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent Section 10.3; provided that nothing in this Section 9.9 shall prohibit any Lender from filing its own proof of claim with respect to the Loans and Loan Document Obligations owing to it.
Section 9.10    Collateral and Guarantee Matters; Exercise of Remedies.
(a)    The Secured Parties irrevocably authorize the Administrative Agent, at its option and in its discretion;
(i)    to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (A) at the Termination Date, (B) that does not constitute (or ceases to constitute) Collateral (and/or otherwise becomes an Excluded Asset), (C) owned by a Subsidiary Guarantor upon release of such Subsidiary Guarantor from its obligations under the Guarantee Agreement or hereunder, (D) that is sold or otherwise disposed of or to be sold or otherwise disposed of to a Person that is not a Loan Party as part of or in connection with any sale or other Disposition permitted under the Loan Documents (including all of the Collateral of a Guarantor which is released from its obligations under the Loan Documents pursuant to clause (iii) below); provided that any sale or Disposition of all or substantially all of the Collateral or all or substantially all of the value of the Guarantees under the Guarantee Agreement shall be subject to Section 10.2(b), or (~~C~~E) subject to Section 10.2, if approved, authorized or ratified in writing by the Required Lenders (or such higher standard required under Section 10.2);
(ii)    to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.2(d) as in effect on the ~~Closing~~First Amendment Effective Date; and
(iii)    to release any Guarantor from its obligations under the Loan Documents if such Person ceases to be a Subsidiary (or becomes an Excluded Subsidiary) (other than for any reason that would have been applicable on the date such Subsidiary became a Guarantor) as a result of a transaction permitted under the Loan Documents as in effect on the ~~Closing~~First Amendment Effective Date; provided that the release of all or substantially all of the Collateral or all or substantially all of the value of the Guarantees under the Guarantee Agreement shall be subject to Section 10.2(b); provided, further, that, for the avoidance of doubt, in no event shall the obligations of a Guarantor under the Loan Documents be released on the basis that it was not required to become a Guarantor at the time that it became a party to the Guarantee Agreement.
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Loan Documents pursuant to this Section 9.10. Furthermore, the Administrative Agent may condition any such release or subordination on receipt from the Loan Parties of such certifications or documents as the Administrative Agent shall reasonably request in order to demonstrate compliance with the relevant provisions of this Section 9.10.
(b)    The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.
(c)    Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Borrower shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.2 for the benefit of all the Lenders; provided that the foregoing shall not prohibit (i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (ii) any Lender from exercising setoff rights in accordance with Section 10.8 (subject to the terms of Section 2.8(h)) or (iii) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to the Borrower under any Debtor Relief Law; provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (x) the Required Lenders shall have the rights otherwise provided to the Administrative Agent pursuant to Section 8.2 and (y) in addition to the matters set forth in clauses (ii) and (iii) of the preceding proviso and subject to Section 2.8(h), any Lender may, with the consent of the Required Lenders, enforce any rights or remedies available to it and as authorized by the Required Lenders.
Section 9.11    Erroneous Payments.
(a)    ~~(a)~~    If the Administrative Agent (x) notifies a Lender~~,~~ or Secured Party, or any Person who has received funds on behalf of a Lender or ~~a~~ Secured Party (other than any Loan Party) (any such Lender, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 9.11 and held in trust for the benefit of the Administrative Agent, and such Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)    ~~(b)~~    Without limiting immediately preceding clause (a), each Lender~~,~~ or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party (other than any Loan Party) agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Credit Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or Secured Party or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:
(i)    ~~(i)~~    it acknowledges and agrees that (A) in the case of immediately preceding clause (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)    ~~(ii)~~    such Lender or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.11(b).
For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 9.11(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 9.11(a) or on whether or not an Erroneous Payment has been made.
(c)    ~~(c)~~    Each Lender and Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Secured Party under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).
(d)    ~~(d)~~    (i) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance)), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Credit Agreement and its applicable Commitments which shall survive as to such assigning Lender, (D) the Administrative Agent and the Borrower shall each be deemed to have waived any consents required under this Credit Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Credit Agreement.
(ii)     Subject to Section 10.4 (but excluding, in all events, any assignment consent or approval requirements (whether from the Borrower or otherwise)), the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent) and (y) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time.
(e)    ~~(e)~~    The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender, to the rights and interests of such Lender) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Loan Parties’ Loan Document Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Loan Document Obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Loan Document Obligations owed by the Borrower or any other Loan Party; provided that this Section 9.11(e) shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Loan Document Obligations of the Borrower relative to the amount (and/or timing for payment) of the Loan Document Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that in no event shall, the immediately preceding clauses (x) and (y) apply (or otherwise have any further effect) to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from or on behalf of the Borrower or any other Loan Party for the purpose of making such Erroneous Payment.
(f)    ~~(f)~~    To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.
(g)    ~~(g)~~    Each party’s obligations, agreements and waivers under this Section 9.11 shall survive the resignation of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Loan Document Obligations (or any portion thereof) under any Loan Document.
ARTICLE 10

MISCELLANEOUS
Section 10.1    Notices.
(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in clause (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:
(i)    if to any Loan Party, c/o Synchronoss Technologies, Inc., 200 Crossing Boulevard, 8th Floor, Bridgewater, New Jersey 08807, Attention: General Counsel (email: legal@synchronoss.com); Website: https://synchronoss.com/.
(ii)    the Administrative Agent, to the address, electronic mail address or telephone number specified for such Person on Schedule 10.1; and
(iii)    if to any other Credit Party, the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices delivered through electronic communications to the extent provided in clause (b) below shall be effective as provided in said clause (b).
(b)    Electronic Communications. Notices and other communications to the Credit Parties hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Credit Party pursuant to Article 2 if such Credit Party has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(c)    Change of Address, Etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.
(d)    Platform.
(i)    The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make the Communications available to the Lenders by posting the Communications on the Platform and that certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Loan Parties or their Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities.
(ii)    The Borrower hereby acknowledges and agrees that so long as any Loan Party is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities it will use commercially reasonable efforts to identify that portion of the Communications that may be distributed to the Public Lenders and that: (A) all such Communications (i) shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, means that the word “PUBLIC” shall appear prominently on the first page thereof; (B) by marking such Communications (ii) “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Lead Arranger and the Lenders to treat such Communications as not containing any material non-public information (although it may be sensitive and proprietary) with respect to any Loan Party or its securities for purposes of United States Federal and state securities laws (provided that to the extent such Communications constitute Information, they shall be treated as set forth in Section 10.14); (C) all Communications marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (D) the

Administrative Agent and the Lead Arranger shall be entitled to treat any Communications that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”
(iii)    The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower or the other Loan Parties, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of communications through the Platform.
Section 10.2    Waivers; Amendments.
(a)    No failure or delay by any Credit Party in exercising any right or power under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Credit Parties under the Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by clause (b) of this Section 10.2, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether any Credit Party may have had notice or knowledge of such Default at the time.
(b)    Except as expressly provided by Section 3.3(b) or in the other clauses of this Section 10.2, neither this Credit Agreement, any other Loan Document (other than the Closing Date Fee Letter and the First Amendment Fee Letter) nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Loan Parties and the Required Lenders, or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall:
(i)    extend or increase any Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Article 4 or the waiver of any Default shall not constitute an extension or increase of any Commitment of any Lender);
(ii)    reduce, forgive or settle the principal amount of any Loan, or reduce, forgive or settle the rate of any interest~~, or reduce any fees (including the Exit Fee)~~ (including any conversion in excess of 200 basis points in the aggregate of cash pay interest into paid-in-kind interest), or reduce, forgive or settle any fees, premium (including any Prepayment Premium) or other amounts~~,~~  payable under the Loan Documents, without the written consent of each Credit Party directly and adversely affected thereby; provided that only the consent of the Required Lenders shall be necessary to amend or modify any Financial Covenant or any defined terms used therein or to waive any obligation of the Borrower to pay interest at the Default Rate, in each case, notwithstanding the fact that any such amendment, modification or waiver actually results in reduction in the rate of interest or fees;
(iii)    postpone any date scheduled for any payment of principal of (including at final maturity), or interest on, any Loan, or any fees, premium (including any Prepayment Premium) or other amounts payable hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, or postpone the Maturity Date or the stated termination of the Commitments ~~or reduce the amount of or postpone the date of any prepayment required by Section 2.7(h)~~ without the written consent of each Credit Party directly and adversely affected thereby (it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of the Loans ~~(other than a mandatory prepayment of the Loans pursuant to Section 2.7(h))~~ or any obligation of the Borrower to pay interest at the Default Rate shall not constitute a postponement of any date scheduled for the payment of principal or interest);
(iv)    ~~except as provided in clause~~modify (a) Section 2.7(l), 2.8(b) or 2.8(h) in any respect or (~~c~~b) ~~below, change~~ any provision ~~hereof~~of any Loan Document in a manner that would alter the pro rata ~~sharing of payments required by Section 2.7(l), Section 2.8(b), 2.8(h) or Section 8.3~~treatment (including (x) any requirement to make any offer on a pro rata basis and (y) any requirement to make or apply any payment, disbursement, setoff or proceeds on a pro rata basis) of the Lenders (or any class of Lenders) without the written consent of each Credit Party directly and adversely affected thereby;
(v)    change any of the provisions of this Section 10.2 or the definition of the term “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Credit Party directly and adversely affected thereby;
(vi)    other than as expressly permitted under the terms of this Credit Agreement as in effect as of the ~~Closing~~First Amendment Effective Date (or as amended or otherwise modified with the consent of all Lenders), subordinate (x) the Liens granted under the Loan Documents to the Liens securing any other Indebtedness ~~or~~, (y) the Loan Document Obligations in right of payment to any other Indebtedness or (z) the Loan Document Obligations on a structural basis to any other Funded Debt, in each case, without the written consent of each Lender~~;~~, in either case, unless each directly and adversely affected Lender has been offered a bona fide opportunity (which must be held open for at least ten (10) Business Days) to fund or otherwise provide its pro rata share of such Indebtedness on the same terms (other than backstop fees and similar fees and reimbursement of counsel fees and other expenses in connection with the negotiation of the terms of such transaction) as offered to all other providers (or their Affiliates) of such Indebtedness based on the amount of Loan Document Obligations that are directly and adversely affected thereby held by each Lender as compared to the total amount of Loan Document Obligations and all other obligations then outstanding that are secured on a pari passu basis with the Loan Document Obligations) (it being understood that this clause (vi) shall not (A) override the permission for (x) Liens expressly permitted by Section 7.2 as in effect on the First Amendment Effective Date or (y) Indebtedness expressly permitted by Section 7.1 as in effect on the First Amendment Effective Date, or (B) apply to the incurrence of debtor-in-possession financing);

(vii)    change the currency in which any Commitment or Loan is, or is to be, denominated or the form or currency in which any payment under the Loan Documents is to be made without the written consent of each Lender directly affected thereby;
(viii)    (x) release any Guarantor from its Guarantee under the Guarantee Agreement (except as expressly provided therein as in effect on the ~~Closing~~First Amendment Effective Date or in Section 9.10), or limit its liability in respect of such Guarantee or (y) release the Borrower from its obligations under the Loan Documents, in each case, without the written consent of each Lender;
(ix)    release all or substantially all of the Collateral from the Liens of the Loan Documents without the written consent of each Lender;
(x)    amend, modify or waive any provision of Section 8.3 without the written consent of ~~all of the Lenders; or~~each Credit Party directly and adversely affected thereby;
(xi)    amend Section 10.4(a) with respect to the assignment or transfer by any Loan Party of such Loan Party’s rights and obligations under any Loan Document to which it is a party (except as permitted pursuant to Section 7.3 as in effect on the ~~Closing~~First Amendment Effective Date), in each case, without the written consent of each Lender;
(xii)    extend the grace period applicable to any Event of Default under Section 8.1(a) or (b) by more than thirty (30) days without the written consent of each affected Lender; or
(xiii)    amend, modify or waive Section 10.4(b)(iii)(A), 10.4(b)(iii)(B), or 10.4(b)(v)(A) without the written consent of each Credit Party;
provided, further, that no such amendment, waiver or consent shall amend, modify or otherwise affect the rights or duties hereunder or under any other Loan Document of the Administrative Agent, unless in writing executed by the Administrative Agent in addition to the Borrower and the Lenders required above.
(c)    [Reserved].
(d)    In addition, notwithstanding anything in this Section 10.2 to the contrary, if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision, and, in each case, such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders to the Administrative Agent within ~~ten~~five (5) Business Days following receipt of notice thereof.
Section 10.3    Expenses; Indemnity; Damage Waiver.
(a)    Costs and Expenses. The Loan Parties, jointly and severally, shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Lead Arranger and their respective Affiliates (including and limited in the case of counsel to the Attorney Costs of counsel for the Administrative Agent), in connection with the syndication of the credit facility provided for herein, the preparation, negotiation, execution, delivery and administration of this Credit Agreement and the other Loan Documents and any amendments, modifications or waivers of the provisions hereof or thereof

(whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) [reserved] and (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Lead Arranger and each Credit Party (including and limited in the case of counsel to the Attorney Costs of the Administrative Agent and ~~each~~the Credit ~~Party~~Parties), in connection with the enforcement or protection of its rights (whether through negotiations, legal proceedings or otherwise) (A) in connection with this Credit Agreement and the other Loan Documents, including its rights under this Section 10.3, and (B) in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.
(b)    Indemnification by Loan Parties. The Loan Parties, jointly and severally, shall indemnify the Administrative Agent (and any sub-agent thereof), each Credit Party, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including and limited in the case of counsel to the Attorney Costs), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Credit Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or Release of Hazardous Materials at, on, under or from any property owned or operated by any Loan Party or any of its Subsidiaries, or any Environmental Claim or Environmental Liability related in any way to any Loan Party or any of its Subsidiaries, (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Loan Party, and regardless of whether any Indemnitee is a party thereto or (v) any government investigation, audit, hearing or enforcement action resulting from any Loan Party’s or any of its Affiliate’s noncompliance (or purported noncompliance) with any applicable Sanctions, other Anti-Terrorism Laws or Anti-Corruption Laws (it being understood and agreed that the Indemnitees shall be entitled to indemnification pursuant to this clause (including indemnification for fines, penalties and other expenses) regardless of whether any adverse finding is made against any Loan Party or any of its Affiliates); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from bad faith, the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by any Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Loan Party has obtained a final and non-appealable judgment in its favor on such claim as determined by a court of competent jurisdiction. To the extent that the indemnity set forth above in this clause (b) shall be held to be unenforceable in whole or in part because it is violative of any law or public policy, the Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified amounts incurred by Indemnitees or any of them.
(c)    Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under clause (a) or (b) of this Section 10.3 to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s Applicable Percentage at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this clause (c) are subject to the provisions of Section 2.8(d).
(d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Loan Party shall assert, and each Loan Party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Credit Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Credit Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
(e)    Payments. All amounts due under this Section 10.3 shall be payable promptly and in no event later than ten (10) Business Days after demand therefor.
Section 10.4    Successors and Assigns.
(a)    Successors and Assigns Generally. The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of clause (b) of this Section 10.4, (ii) by way of participation in accordance with the provisions of clause (d) of this Section 10.4 or (iii) by way of pledge or assignment of a security interest subject to the restrictions of clause (e) of this Section 10.4 (and any other attempted assignment or transfer by any party hereto shall be null and void ab initio). Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in clause (d) of this Section 10.4 and, to the extent expressly contemplated hereby, the Related Parties of each of Credit Party) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement.
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Commitments and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in clause (b)(i)(B) of this Section 10.4 in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)    in any case not described in clause (b)(i)(A) of this Section 10.4, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Administrative Agent and, subject to clause (b)(iii) of this Section 10.4, so long as no Event of Default under Section 8.1(a), (b), (h) or (i) has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld, conditioned or delayed).
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Credit Agreement with respect to the Loan or the Commitment assigned.
(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by clause (b)(i)(B) of this Section 10.4 and, in addition:
(A)    the consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed) shall be required unless (x) an Event of Default under Section 8.1(a), (b), (h) or (i) has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after written notice of such assignment shall have been delivered to the Borrower; and
(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed) shall be required for assignments to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund.
(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (which, for the avoidance of doubt, will not be required to be paid by the Borrower or its Subsidiaries), and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and all “know your customer” documentation; provided that no such processing and recordation fee shall be required for any assignment by a Lender to another Lender, to an Affiliate Lender or to an Approved Fund of a Lender. In addition, each assignee shall, on or before the effective date of such assignment, deliver to the Borrower and the Administrative Agent any applicable tax documentation in accordance with Section 3.6(g).
(v)    No Assignment to Certain Persons. ~~No~~Notwithstanding anything to the contrary herein, no such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (B) [reserved], (C) a Person who, at the time of such assignment, is a Sanctioned Person if such assignment would violate applicable law, (D) a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) or (E) Siris Capital or any Affiliate of Siris Capital.

(vi)    [Reserved].
(vii)    [Reserved].
Subject to acceptance and recording thereof by the Administrative Agent pursuant to clause (c) of this Section 10.4, from and after the recordation date of each Assignment and Assumption in the Register, the assignee thereunder shall be a party to this Credit Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 3.4, Section 3.5, Section 3.6 and Section 10.3 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Credit Agreement that does not comply with this paragraph shall be treated for purposes of this Credit Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (d) of this Section 10.4.
(c)    Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender (with respect to its own Commitments and Loans), at any reasonable time and from time to time upon reasonable prior written notice.
(d)    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than (w) a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person), (x) the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (y) ~~[reserved]~~Siris Capital or any Affiliate of Siris Capital or (z) a Person who, at the time of such participation, is a Sanctioned Person if the sale of such participation would violate applicable law) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Credit Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and each Credit Party shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Credit Agreement.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 10.2(b) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.4, 3.5 and 3.6 (subject to the requirements and limitations therein, including the requirements under Section 3.6

(it being understood that the documentation required under Section 3.6(g) shall be delivered solely to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 10.4; provided that such Participant (A) shall be subject to the provisions of Sections 3.7 as if it were an assignee under clause (b) of this Section 10.4; and (B) shall not be entitled to receive any greater payment under Sections 3.5 or 3.6, with respect to any participation than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.7(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.8 as though it were a Lender; provided that such Participant shall be subject to Section 2.8(h) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and related interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Credit Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Credit Agreement and the other Loan Documents to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
Section 10.5    Survival
. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Credit Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of any Loan Document and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Credit Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any premium (including any Prepayment Premium), fee ~~(including the Exit Fee, if applicable)~~ or any other amount payable under the Loan Documents is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 3.4, 3.5, 3.6, 10.3, 10.9, and 10.10 and Article 9 shall survive and remain in full force and effect regardless of the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the consummation of the transactions contemplated hereby or the Termination Date.

Section 10.6    Counterparts; Integration; Effectiveness; Electronic Execution.
(a)    Counterparts; Integration; Effectiveness. This Credit Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Credit Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.1, this Credit Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Credit Agreement ~~by facsimile or~~ in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Credit Agreement.
(b)    Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in this Credit Agreement, the other Loan Documents and any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 10.7    Severability
. In the event any one or more of the provisions contained in this Credit Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
Section 10.8    Right of Setoff
. If an Event of Default shall have occurred and be continuing, each Credit Party and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Credit Party or any such Affiliate to or for the credit or the account of any Loan Party or any of its Subsidiaries against any and all of the obligations of such Loan Party or such Subsidiary now or hereafter existing under this Credit Agreement or any other Loan Document to such Credit Party or Affiliate, irrespective of whether or not such Credit Party shall have made any demand under this Credit Agreement or any other Loan Document and although such obligations of such Loan Party or Subsidiary may be contingent or unmatured or are owed to a branch or office of such Credit Party different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Credit Party and its Affiliates under this Section 10.~~9~~8 are in addition to other rights and remedies (including other rights of setoff) that such Credit Party and its Affiliates may have. Each Credit

Party agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
Section 10.9    Governing Law; Jurisdiction; Consent to Service of Process.
(a)    Governing Law. This Credit Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Credit Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the laws of the State of New York.
(b)    Submission to Jurisdiction. Each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of New York sitting in New York County and of the United States District Court for the Southern District of New York located in the Borough of Manhattan and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Credit Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Credit Agreement or in any other Loan Document shall affect any right that any Credit Party may otherwise have to bring any action or proceeding relating to this Credit Agreement or any other Loan Document against the Borrower or any other Loan Party or its properties in the courts of any jurisdiction.
(c)    Waiver of Objection to Venue. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Credit Agreement or any other Loan Document in any court referred to in clause (b) of this Section 10.9. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Service of Process. Each of the parties hereto irrevocably consents to service of process in the manner provided for notices in Section 10.1. Nothing in this Credit Agreement will affect the right of any party to this Credit Agreement to serve process in any other manner permitted by law.
Section 10.10    WAIVER OF JURY TRIAL
. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND

(B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.10.
Section 10.11    Payments Set Aside
. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate.
Section 10.12    Headings
. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Credit Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Credit Agreement.
Section 10.13    Interest Rate Limitation
. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or other Loan Document Obligation owing under this Credit Agreement, together with all fees, charges and other amounts that are treated as interest thereon under applicable law (collectively, the “charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender or other Person holding an interest in such Loan or other Loan Document Obligation in accordance with applicable law, the rate of interest payable in respect of such Loan or other Loan Document Obligation hereunder, together with all of the charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and the charges that would have been payable in respect of such Loan or other Loan Document Obligation but were not payable as a result of the operation of this Section 10.13 shall be cumulated, and the interest and the charges payable to such Lender in respect of other Loans or Loan Document Obligations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender. Any amount collected by such Lender or other Person that exceeds the maximum amount collectible at the Maximum Rate shall be applied to the reduction of the principal balance of such Loan or other Loan Document Obligation or refunded to the Borrower so that at no time shall the interest and charges paid or payable in respect of such Loan or other Loan Document Obligation exceed the maximum amount collectible at the Maximum Rate.
Section 10.14    Treatment of Certain Information; Confidentiality.

(a)    Each Credit Party agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates and to its and its Affiliates’ respective financing sources, partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Credit Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 10.14, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Credit Agreement or (B) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Credit Agreement or payments hereunder, (vii) on a confidential basis to (A) any rating agency in connection with rating the Borrower, its Subsidiaries or the Credit Facility or (B) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Credit Facility, (viii) with the consent of the Borrower, (ix) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section 10.14 or (B) becomes available to the Administrative Agent, any Credit Party or any of their respective Affiliates on a non-confidential basis from a source other than the Borrower or (C) is independently generated by the Administrative Agent, any Credit Party or any of their respective Affiliates or (x) in connection with such Credit Party’s normal fundraising, information or reporting activities, to investors in private investment funds managed by the same manager or an Affiliate of the manager of such Credit Party (provided that such recipients are subject to similar confidentiality obligations or otherwise directed to keep such Information confidential), and in any event excluding any portfolio company, or portfolio company parent/holding company, of such Credit Party, such manager or any such Affiliate of the manager of such Credit Party. In addition, the Administrative Agent and the Lenders may disclose the existence of this Credit Agreement and information about this Credit Agreement to market data collectors, league table providers and other similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Credit Agreement, the other Loan Documents, and the Commitments.
(b)    For purposes of this Section 10.14, “Information” means all information received from any Loan Party or any of its Subsidiaries relating to any Loan Party or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any other Credit Party on a non-confidential basis prior to disclosure by any Loan Party or any Subsidiary or that is independently prepared by the Administrative Agent or any other Credit Party; provided that, in the case of information received from any Loan Party or any of its Subsidiaries after the Closing Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 10.14 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
(c)    The Loan Parties agree, on behalf of themselves and their Affiliates, that they will not in the future issue any press releases or other public disclosure using the name of the Administrative Agent, the Lead Arranger or any Lender or their respective Affiliates or referring to this

Credit Agreement or any of the other Loan Documents without the prior written consent of such Person, unless (and only to the extent that) the Loan Parties or such Affiliate is required to do so under law and then, in any event, the Loan Parties or such Affiliate will consult with such Person before issuing such press release or other public disclosure.
(d)    The Loan Parties consent to the publication by the Administrative Agent, the Lead Arranger or any Lender of customary advertising material relating to the Transactions using the name, product photographs, logo or trademark of the Loan Parties.
Section 10.15    USA PATRIOT Act Notice
. Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the USA PATRIOT Act. The Borrower shall, and shall cause each Subsidiary to, provide such information and take such actions as are reasonably requested by the Administrative Agent or any Lender in order to assist the Administrative Agent and the Lenders in maintaining compliance with the USA PATRIOT Act.
Section 10.16    No Advisory or Fiduciary Duty
. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) no fiduciary, advisory or agency relationship between the Borrower and its Subsidiaries and the Lead Arranger, the Administrative Agent or any Lender is intended to be or has been created in respect of the transactions contemplated hereby or by the other Loan Documents, irrespective of whether the Lead Arranger, the Administrative Agent or any Lender has advised or is advising the Borrower or any Subsidiary on other matters, (ii) the arranging and other services regarding this Credit Agreement provided by the Lead Arranger, the Administrative Agent and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Lead Arranger, the Administrative Agent and the Lenders, on the other hand, (iii) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent that it has deemed appropriate and (iv) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; and (b) (i) the Lead Arranger, the Administrative Agent and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person; (ii) none of the Lead Arranger, the Administrative Agent or any Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Lead Arranger, the Administrative Agent and the Lenders and their respective branches and Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and none of the Lead Arranger, the Administrative Agent or any Lender has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against any of the Lead Arranger, the Administrative Agent and the

Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transactions contemplated hereby.
Section 10.17    Acknowledgement and Consent to Bail-In of Affected Financial Institutions
. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Credit Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
~~Section 10.18 [Reserved].~~
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